REPORT SEC S-K 1300 Technical Report Summary Mosaic Fertilizantes: Complexo Mineração de Tapira Submitted to: The Mosaic Company Submitted by: Golder Associates USA Inc. 701 Emerson Road, Suite 250, Creve Coeur, Missouri, USA 63141 +1 314 984-8800 20446248-R-Rev1 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Report Date: February 9, 2022 Effective Date: December 31, 2021 Complexo Mineração de Tapira i Table of Contents DATE AND SIGNATURE PAGE ............................................................................................................................ IX 1.0 EXECUTIVE SUMMARY ............................................................................................................................. 1-1 1.1 Property Description and Ownership ................................................................................................ 1-1 1.2 Geology and Mineralization ............................................................................................................... 1-1 1.3 Status of Exploration ......................................................................................................................... 1-1 1.4 Development and Operations ........................................................................................................... 1-1 1.5 Mineral Resource Estimate ............................................................................................................... 1-2 1.6 Mineral Reserve Estimate ................................................................................................................. 1-3 1.7 Capital and Operating Costs ............................................................................................................. 1-3 1.8 Economic Analysis ............................................................................................................................ 1-4 1.9 Permitting Requirements ................................................................................................................... 1-4 1.10 Qualified Person’s Conclusions and Recommendations .................................................................. 1-5 2.0 INTRODUCTION .......................................................................................................................................... 2-1 2.1 Registrant Information ....................................................................................................................... 2-1 2.2 Terms of Reference and Purpose ..................................................................................................... 2-1 2.3 Sources of Information ...................................................................................................................... 2-4 2.4 Personal Inspection Summary .......................................................................................................... 2-4 2.5 Previously Filed Technical Report Summary Reports ...................................................................... 2-5 3.0 PROPERTY DESCRIPTION ........................................................................................................................ 3-1 3.1 Property Location .............................................................................................................................. 3-1 3.2 Mineral Rights ................................................................................................................................... 3-3 3.3 Description of Property Rights .......................................................................................................... 3-3 3.4 Royalty Payments ............................................................................................................................. 3-3 3.5 Significant Encumbrances to the Property ........................................................................................ 3-4 3.6 Other Significant Factors and Risks Affecting Access ...................................................................... 3-4 4.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY ...... 4-1 ii 4.1 Topography and Land Description .................................................................................................... 4-1 4.2 Access to the Property ...................................................................................................................... 4-1 4.3 Climate Description ........................................................................................................................... 4-1 4.4 Availability of Required Infrastructure ............................................................................................... 4-1 5.0 HISTORY ...................................................................................................................................................... 5-1 6.0 GEOLOGICAL SETTING, MINERALIZATION, AND DEPOSIT ................................................................. 6-1 6.1 Regional Geology .............................................................................................................................. 6-1 6.2 Local and Property Geology .............................................................................................................. 6-1 6.3 Mineralization .................................................................................................................................... 6-3 7.0 EXPLORATION ............................................................................................................................................ 7-1 7.1 Exploration Work ............................................................................................................................... 7-1 7.2 Geological Exploration Drilling .......................................................................................................... 7-1 7.3 Hydrological Sampling and Hydrogeological Drilling ........................................................................ 7-5 7.4 Geotechnical Drilling ....................................................................................................................... 7-10 8.0 SAMPLE PREPARATION, ANALYSES, AND SECURITY ........................................................................ 8-1 8.1 Site Sample Preparation Methods and Security ............................................................................... 8-1 8.2 Laboratory Sample Preparation Methods and Analytical Procedures .............................................. 8-2 8.3 Quality Control and Quality Assurance (QA/QC) Programs ............................................................. 8-3 8.4 Qualified Person’s Opinion ................................................................................................................ 8-5 9.0 DATA VERIFICATION ................................................................................................................................. 9-1 9.1 Site Visit Data Verification ................................................................................................................. 9-1 9.2 Mineral Resources ............................................................................................................................ 9-5 9.3 Mine Plan, Cost Model, and Mineral Reserves Review .................................................................... 9-6 10.0 MINERAL BENEFICIATION AND METALLURGICAL TESTING ............................................................ 10-1 10.1 Metallurgical Testing and Analytical Procedures ............................................................................ 10-1 10.2 Representativeness of Metallurgical Testing .................................................................................. 10-2 10.3 Laboratory Used for Metallurgical Testing ...................................................................................... 10-2 10.4 Recovery Estimates ........................................................................................................................ 10-3 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira iii 10.5 Qualified Person’s Opinion .............................................................................................................. 10-5 11.0 MINERAL RESOURCE ESTIMATES ........................................................................................................ 11-1 11.1 Key Assumptions, Parameters, and Methods ................................................................................. 11-1 11.2 Mineral Resource Estimate ........................................................................................................... 11-15 11.3 Basis for Establishing the Prospects of Economic Extraction for Mineral Resources .................. 11-16 11.4 Mineral Resource Classification .................................................................................................... 11-17 11.5 Mineral Resource Uncertainty Discussion .................................................................................... 11-19 11.6 Assumptions for Multiple Commodity Resource Estimate ............................................................ 11-21 11.7 Qualified Person’s Opinion on Factors that are Likely to Influence the Prospect of Economic Extraction ...................................................................................................................................... 11-21 12.0 MINERAL RESERVE ESTIMATES ........................................................................................................... 12-1 12.1 Key Assumptions, Parameters, and Methods ................................................................................. 12-1 12.2 Modifying Factors ............................................................................................................................ 12-3 12.3 Mineral Reserve Classification ...................................................................................................... 12-15 12.4 Mineral Reserve Estimate ............................................................................................................. 12-15 12.5 Qualified Person’s Opinion on Risk Factors that could Materially Affect the Mineral Reserve Estimates ....................................................................................................................................... 12-16 13.0 MINING METHODS .................................................................................................................................... 13-1 13.1 Production Tasks ............................................................................................................................ 13-1 13.2 Parameters Relative to the Mine Design and Plans ....................................................................... 13-2 13.3 Mine Design Factors ....................................................................................................................... 13-5 13.4 Stripping and Backfilling Requirements ........................................................................................ 13-14 13.5 Mining Fleet, Machinery, and Personnel Requirements ............................................................... 13-15 14.0 BENEFICIATION AND RECOVERY METHODS ...................................................................................... 14-1 14.1 Beneficiation Plant .......................................................................................................................... 14-1 14.2 Beneficiation Plant Throughput and Design, Equipment Characteristics, and Specifications ........ 14-6 14.3 Projected Requirements for Energy, Water, Process Materials, and Personnel .......................... 14-11 15.0 INFRASTRUCTURE .................................................................................................................................. 15-1 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

iv 16.0 MARKET STUDIES .................................................................................................................................... 16-1 16.1 Markets ............................................................................................................................................ 16-1 16.2 Commodity Price Forecasts ............................................................................................................ 16-1 16.3 Contracts ......................................................................................................................................... 16-3 17.0 ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS .............................................................................................. 17-1 17.1 Environmental Studies .................................................................................................................... 17-1 17.2 Requirements and Plans for Waste and Tailings Disposal, Site Monitoring, and Water Management during Operations and After Mine Closure ............................................................... 17-3 17.3 Permitting Requirements ................................................................................................................. 17-9 17.4 Plans, Negotiations, or Agreements with Local Individuals, or Groups ........................................ 17-11 17.5 Descriptions of any Commitments to Ensure Local Procurement and Hiring ............................... 17-12 17.6 Mine Closure Plans ....................................................................................................................... 17-12 17.7 Qualified Person’s Opinion on the Adequacy of Current Plans to Address Any Issues Related to Environmental Compliance, Permitting, and Local Individuals, or Groups ............................... 17-14 18.0 CAPITAL AND OPERATING COSTS ....................................................................................................... 18-1 18.1 Risks Associated with Estimation Methods ..................................................................................... 18-2 19.0 ECONOMIC ANALYSIS ............................................................................................................................ 19-1 19.1 Principal Assumptions ..................................................................................................................... 19-1 19.2 Cashflow Forecast .......................................................................................................................... 19-1 19.3 Sensitivity Analysis .......................................................................................................................... 19-5 20.0 ADJACENT PROPERTIES ........................................................................................................................ 20-1 21.0 OTHER RELEVANT DATA AND INFORMATION .................................................................................... 21-1 22.0 INTERPRETATION AND CONCLUSIONS ............................................................................................... 22-1 22.1 Mineral Resources .......................................................................................................................... 22-1 22.2 Mineral Reserves ............................................................................................................................ 22-3 23.0 RECOMMENDATIONS .............................................................................................................................. 23-1 23.1 Mineral Resources .......................................................................................................................... 23-1 23.2 Mineral Reserves ............................................................................................................................ 23-1 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira v 24.0 REFERENCES ........................................................................................................................................... 24-1 25.0 RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT ..................................................... 25-1 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira vi TABLES Table 2.1: Abbreviations and Acronyms Table 3.1: List of Mining Permits for CMT Table 5.1: Historical Production for CMT (Last 10 Years) Table 7.1: Summary of Exploration Core Drilling Campaigns Table 7.2: Hydraulic Conductivity and Storage Values Obtained from the Calibration of the years 2008, 2012, 2014, and 2016 Table 7.3: Compilation of Data from the Geotechnical Analysis Campaigns at CMT Table 7.4: Material Geotechnical Properties Table 8.1: Specifications of Certified Reference Materials used by Mosaic for Tapira Table 9.1: CMT Site Visit Drill Hole Collar Coordinates Verification Table 10.1: Main Lithotypes Table 10.2: Annual Concentrate Quality Table 11.1: Summary of Drillholes Used for the Models Table 11.2: Diamond Core Drillhole Campaigns by Year and by Use in Mineral Resource Evaluation Activities Table 11.3: CMT Raw Data Statistics for the Main Geological Domains including all Core Drilling Data (1967-2019) Table 11.4: Variogram Model Parameters – Resource Domains Table 11.5: Block Model Dimensions Table 11.6: Block Model Variables Table 11.7: Block Model Estimation Domains Table 11.8: Dry Density OK Parameters for Resource Domain Estimation Table 11.9: Variables Estimated by Ordinary Kriging Table 11.10: P2O5 OK Parameters for Resource Domain Estimation Table 11.11: In-Situ Mineral Resource Estimate as of December 31, 2021 Table 11.12: Mineral Resource Optimization Pit Limit Parameters Table 11.13: CMT Mineral Resource Classification Table 11.14: Mineral Resources Uncertainty Table 12.1: Block Model Estimation Domains Table 12.2: Mining Concessions Used as a Mineral Reserves Estimate Constraint Table 12.3: COG Calculations Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira vii Table 12.4: Tapira Pit Optimization Mining Concessions and Their Impact on Pit Optimization Table 12.5: Tapira Pit Optimization Economic Inputs Table 12.6: CMT - Summary of ROM and Concentrate Mineral Reserves at December 31,2021 Based on a Fixed Net-Back Price of Concentrate Table 13.1: Geotechnical Parameters used in the Stability Analysis Table 13.2: Proposed Geometric Parameters for Tapira Pit Design Table 13.3: Recommended Design Parameters for Tapira Final Pit Table 13.4: Mining Quantities by Phase through 2057 Table 13.5: Tapira LOM Plan Production Statistics Table 13.6: OSF Design Specifications Table 13.7: LOM Plan Average Waste Haul Distances - km Table 14.1: Plant Availability and Throughput Table 14.2: Tapira Consumptive Use 2018 through 2021 Table 16.1: CRU CFR MAP Pricing Table 17.1: Tailings Parameters Table 17.2: Tailings Volume from the Production Plan (WBH122-17-MOSC058-RTE-0002, GEOCONSULTORIA, 2019) Table 17.3: Elevation x Volume x Area Curve of the BL-1 Dam Reservoir for the Initial and Final Occupancy Condition (WBH122-17-MOSC058-RTE-0002, GEOCONSULTORIA, 2019) Table 17.4: Environmental Authorizations for Tapira Table 18.1: Total LOM Capital, Operating, and Other Costs (R$ Millions) Table 19.1: Cashflow (real 2021 R$ terms) Table 19.2: Cashflow (real 2021 USD terms) Table 19.3: Tax Rate Table 19.4: Sensitivity Analysis (Millions of Reais) Table 19.5: Sensitivity Analysis (Millions of US Dollars) Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

viii FIGURES Figure 3.1: Project Location Map Figure 6.1: Local Geological Map Figure 6.2: Vertical Cross Section – Weathering and Lithology Models Figure 7.1: Exploration Drill Hole Locations – Geological Figure 7.2: Drill Hole Locations – Hydrogeological Figure 9.1: QP Drill Hole Collar Verfication Figure 11.1: Histogram of Raw Sample Length for Resource Domains Figure 11.2: Histogram of Composite Sample Length for Resource Domains Figure 11.3: P2O5 Variograms Figure 12.1: Ore Block Surrounded by Waste Blocks Figure 12.2: Dilution of the Blocks Located on the Edge of the Mine/Waste Interface Due to the Influence of the Face Angle Figure 12.3: Trigonometry to Calculate the Mass of the Upper and Lower Prisms Figure 12.4: Mass Recovery Regression Equation Figure 12.5: Tapira Grade-Tonnage Curve Figure 12.6: Summary of Tapira Nested Pit Analysis Figure 12.7: CMT Ultimate Pit Design and Extents Figure 13.1: Tapira Typical Mining Configuration Figure 13.2: Mining Phases Figure 13.3: Annual Ore Plant Feed and Grade with Mass Recovery Figure 13.4: Annual Concentrate Production Figure 13.5: LOM Plan Annual Production (ROM) Figure 13.6: Annual Excavator Fleet Size Figure 13.7: Annual Haul Truck Fleet Size Figure 13.8: Tapira Workforce Life-of-Mine Plan Figure 14.1: Fine Crushing Circuit Block Flow Diagram Figure 14.2: Granular Ore Milling and Flotation Block Flow Diagram Figure 14.3: Friable Ore Milling and Flotation Block Flow Diagram Figure 14.4: Conventional Concentrate Preparation Circuit Figure 14.5: Microfines Separation Circuit Figure 15.1: Infrastructure Layout Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira ix DATE AND SIGNATURE PAGE The effective date of the content in this TRS is as of December 31, 2021. Author Section(s) Signature Jerry DeWolfe (Golder) 1.1-1.5, 1.10, 2-6, 7.1-7.2, 8-9.2, 11, 20-23.1, 24-25 Terry Kremmel (Golder) 1.6-1.10, 2.4, 7.3-7.4, 9.1, 9.3, 10, 12-15, 17-22, 23.2-25 The qualifications and relevant experience of each QP are shown below.  Jerry DeWolfe:  Education: − Is a geoscientist with a Master of Science (M.Sc.) in Exploration Geology from Laurentian University, Sudbury, Canada, and a Bachelor of Science in Geology from Saint Mary’s University, Halifax, Canada.  Years of Experience: − Has 21 years of relevant experience in mineral exploration, mine production geology, mineral resource estimation, and mineral resource public disclosure work that is relevant to his qualifications as a Qualified Person (QP) for this TRS.  Relevant Experience: − Has developed multiple Scoping through FS-level studies and mineral resource technical reports on phosphate projects in North America, South America, and Africa. − Has supervised or developed numerous exploration programs, data verification and validation programs, mineral resource models and due diligence studies on numerous surface and open pit projects throughout the world of similar ore types, geological characteristics and type of operations as the deposits and operations which is the subject matter of this mineral Project and TRS.  Professional Association: − Is in good standing with Association of Professional Engineers and Geoscientists of Alberta (APEGA), Association of Professional Engineers and Geoscientists of British Columbia (APEGBC) and Professional Geoscientists Ontario (PGO), all three of which are professional associations, or recognized overseas professional organizations. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira x  Terry Kremmel:  Education: − Has a degree in Mining Engineering, BS from the University of Missouri – Rolla.  Years of Experience: − Has over 41 years of relevant experience in mine operations, planning, development and cost estimation, feasibility (FS) and PFS mine studies, and mine due diligence as well as geologic resource modeling, that is relevant to qualifications to be a QP for this TRS.  Relevant Experience: − Has developed multiple FS-level studies and resource/reserve technical reports on phosphate projects in North America, South America, and Africa. − Has developed resource models, life-of-mine plans, capital expansion plans, economic evaluations, operations improvements and evaluations and due diligence on numerous surface and open pit projects throughout the world of similar ore types, geological characteristics and type of operations as the deposits and operations which is the subject matter of this mineral Project and TRS.  Professional Association: − Is in good standing as a Registered Member with the Society for Mining, Metallurgy & Exploration (SME), a professional association. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 1-1 1.0 EXECUTIVE SUMMARY 1.1 Property Description and Ownership Complexo Mineração de Tapira (CMT) is located in the western portion of the state of Minas Gerais, in the southeast of Brazil to the north of the town of Tapira and approximately 35 km south-southeast of the city of Araxá. The mine is 420 km by road to the Minas Gerais state capital of Belo Horizonte, via the BR-262 highway to Araxá and then the BR-146 highway to Tapira. CMT complex consists of a mine and a phosphate beneficiation plant. The beneficiation plant produces phosphate conventional and ultrafine concentrate which is sent by pipeline (conventional) and truck (ultrafine) to a local Mosaic chemical plant for finished product production. The Tapira mining complex has been in operation since 1978 and has produced more than 70 million tonnes (Mt) of phosphate concentrate. The current capacity of the beneficiation plant is 2 million tonnes per year (Mtpy). CMT is owned by Mosaic Fertilizantes P&K S.A. (Mosaic Fertilizantes), which is a subsidiary of The Mosaic Company, who acquired the asset from Vale S.A. (Vale) in January 2018. Mosaic currently holds a total of eight Mining Concessions and one Mining Concession Application that encompass CMT. 1.2 Geology and Mineralization The Tapira phosphate deposit is part of a series of Late-Cretaceous, carbonatite-bearing alkaline ultramafic plutonic complexes belong to the Alto Paranaiba Igneous Province. The Tapira igneous rocks intrude the phyllites, schists, and quartzites of the Late-Proterozoic Brasília mobile belt. The Tapira igneous complex is roughly elliptical, 35 square kilometers (km2) in area and consists predominantly of alkaline pyroxenite rocks with subordinate carbonatite, serpentinite (dunite), glimmerite, syenite, and ultramafic potassic dikes. The tropical weathering regime prevailing in the region and the inward drainage patterns developed from the weathering-resistant quartzite margins of the dome structures resulted in the development of an extremely thick soil cover in most of the complexes. The extreme weathering process was responsible for the residual concentration of apatite. The main geological types identified in the deposit are a combination of the igneous protoliths (bebedourites, phoscorites, and carbonatites) and the products of the weathering process. 1.3 Status of Exploration The geological structure of the alkaline complex of Tapira was first recognized in 1953, through magnetometric and radiometric investigations carried out by the Brazil-Germany Project. Extensive exploration works were undertaken between 1971 and 1973, with particular focus on the occurrences of titanium. From 1973 to 1977, the exploration priorities changed to occurrences of phosphate, with the aim of replacing the massive imports of fertilizers in the agricultural sector which was then undergoing a period of expansion in Brazil. Exploration drilling started in 1966 and is currently continuing. Through the 2019 drilling program that Mosaic completed, a total of 1,766 drill holes were completed. Exploration has continued through 2020 and 2021 at CMT. 1.4 Development and Operations The Tapira mine has been in operation for almost 43 years. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

1-2 All required fixed and permanent infrastructure of power, pipelines and primary roadways, and Project access are established. Drainage, water controls, and mine access roads and ramps are established for current operations and will be expanded and continued as the pit progresses through its planned life of operations. The ore at Tapira is recovered using open-pit conventional truck and shovel mining methods, due to the proximity of the ore to the surface and the physical characteristics of the deposit. Since this is a well-established operation, the deposit, mining, beneficiation, and environmental aspects of the Project are very well understood. The knowledge for CMT is based on the collective experience of personnel from Mosaic site operations and technical disciplines gained during years of phosphate mining and ore beneficiation. This knowledge is supported by years of production data and observations from CMT. A life-of-mine (LOM) plan and pit design are established for 2021 to 2057. LOM plan pit design is based on current geotechnical and hydrology designs, and extraction limits, which are dictated by mining recovery and dilution factors, cutoff grade (COG) estimation, and economic pit optimization analysis. Pit design includes detailed design factors for wall slopes, berm widths, pit bottom, and access ramp grades and widths. The LOM plan includes annual forecasts of waste removal and transportation and ore extraction. Waste is placed in one of 6 designated and designed Overburden Storage Facilities (OSF). Two of the OSFs are designated for higher grade titanium overburden. Ore is transported to a single concentrator plant destination. The mine plan life is approximately 36 years, as of January 1, 2022, with Run-of-Mine (ROM) ore tonnages delivered to the beneficiation plant ranging from 13.4 to 15.8 Million tonnes per year (Mtpy) on a dry basis, resulting in the production of approximately 2.0 Mtpy of concentrated phosphate. The mining equipment fleet planned includes a range of 5 to 11 hydraulic excavators, 25 to 68 end-dump haul trucks, and mine support equipment to support the mine plan production requirements. Hourly workforce will range from 249 to 457 workers supported by approximately 30 operational and technical staff. 1.5 Mineral Resource Estimate This sub-section contains forward-looking information related to Mineral Resource estimates for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including geological and grade interpretations and controls and assumptions and forecasts associated with establishing the prospects for economic extraction. The Mineral Resources were estimated based on the long-standing exploration drilling and sampling completed at CMT since 1967. The drilling results were loaded into the geological database, verified, and vetted for errors, and then used in the geological model to create the lithology and weathering surfaces. The geological model was used in creating the block model, where geological domains based on the lithology and weathering surfaces were utilized to interpret grade, density, and mass recovery in a geologically appropriate manner. EDA and geostatistical analysis were completed on the raw and composite data sets to help define interpolation parameters and Mineral Resource classifications. The Mineral Resources were restricted based on an optimized pit limit that took into account COG, price, mining costs, infrastructure limitations, and mineral licenses. The Mineral Resources are exclusive of Mineral Reserves and include approximately 129.8 Mt of Measured and Indicated Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 1-3 Mineral Resources with a P2O5ap grade of 7.9%. There are an additional 112.8 Mt of Inferred Mineral Resources with a P2O5ap grade of 8.6%. 1.6 Mineral Reserve Estimate This sub-section contains forward-looking information related to Mineral Reserve estimates for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including Mineral Resource model tonnes and grade, modifying factors including mining and recovery factors, production rate and schedule, mining equipment productivity, commodity market and prices and projected operating and capital costs. A Mineral Reserve estimate has been prepared for CMT. Reserves are limited by the CMT property boundary and the ultimate pit designed for the LOM plan, which was limited with an economic optimized pit analysis. The reserve estimate includes mining modifying adjustments for mining ore recovery, mining dilution, and ore concentration recovery factors. The reserve estimate is limited to a COG of 5.0% P2O5ap, as well as certain geometallurgical beneficiation criteria, including:  Diluted CaO to P2O5 ratio between 0.9 and 3.0  Within one of four mineralized domains characterized by lithology and alteration The beneficiation plant generates conventional (coarse) and ultrafine concentrates from the CMT ore. The mass recovery of coarse concentrate is forecast based on the results of laboratory flotation tests performed on drill core samples. The mass recovery of coarse concentrate is predicted based on a mass recovery regression equation as a function of the ROM Fe2O3, CaO and P2O5 chemical compositions. The metallurgical recovery is calculated from the mass recovery, the concentrate % P2O5, and the ROM % P2O5 according to the following equation: Metallurgical recovery = 100 x Mass recovery x Concentrate % P2O5 / ROM % P2O5 The CMT mineral reserve, as of December 31, 2021, is estimated at 469.3 Mt ROM (dry) with a grade of 9.7% P2O5 and a grade of 9.4% P2O5ap delivered to the concentrator plant and 74.7 Mt (dry) concentrated phosphate tonnes at 35.0% P2O5 post concentration process plant. This includes:  193.7 Mt of Proven reserve at a 9.6% P2O5ap grade, resulting in 30.0 Mt of concentrate with a 35.0% P2O5 post beneficiation plant; and  275.6 Mt of Probable reserve with a 9.3% P2O5ap grade, resulting in 44.7 Mt of concentrate at 35.0% P2O5. 1.7 Capital and Operating Costs This section contains forward-looking information related to capital and operating cost estimates for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this section including prevailing economic conditions Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 1-4 continue such that unit costs are as estimated in constant (or real) dollar terms, projected labor and equipment productivity levels and that contingency is sufficient to account for changes in material factors or assumptions. The annual production estimates were used to determine annual estimates of capital and operating costs. All cost estimates were in real 2021 Brazilian Reais (R$) terms. Total capital costs included R$3.8 B of sustaining capital and opportunity costs. Annual operating costs were based predominantly on historical consumption factors and unit costs. They included costs for ongoing, final reclamation, and closure. Annual total cost of rock production varied from R$458 per tonne to R$604 per tonne, with an average total cost of production for a tonne of phosphate rock concentrate at R$530. 1.8 Economic Analysis This section contains forward-looking information related to economic analysis for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including estimated capital and operating costs, project schedule and approvals timing, availability of funding, projected commodities markets and prices. For the purpose of reporting for Mosaic’s total financial statistics, the discounted Cash Flow was converted from Reais to US Dollars at an exchange rate of R$4.69 = U$1.00. For the economic analysis, a Discounted Cashflow (DCF) model was developed. Because Tapira is a captive operation supplying rock to other Mosaic-owned chemical plants, there is no transparent mined phosphate rock commodities price market in Brazil. Mineral reserves for Tapira were estimated based on an internal transfer price. This internal transfer price was set as a constant number of $71.64 per tonne (R$336.00 per tonne). The QP considers the accuracy of cost estimates to be well within a Prefeasibility Study (PFS) standard and sufficient for the economic analysis supporting the Mineral Reserve estimate for CMT. 1.9 Permitting Requirements This section contains forward-looking information related to economic analysis for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including estimated capital and operating costs, project schedule and approvals timing, availability of funding, projected commodities markets and prices. Most mining permits have transferred from Vale S.A to Mosaic Fertilizantes P&K S.A. One mining permit is pending formal transfer. In addition, there is a mining research request in progress associated with CMT. All environmental licenses were still valid at the time this report was prepared or had its renewal application filed in the Environmental Agency within the legal deadline. According to Mosaic, there are action plans in progress to comply with the environmental conditions that are not met yet within the environmental licenses. CMT’s environmental controls are related to monitoring the quality of wastewater, surface and groundwater and air, as well as waste management. Additional environmental controls are in place for air emissions, air quality and noise. A hydrotechnical study concluded in 2019 for the Mosaic (POTAMOS, 2019) presented as a general diagnosis of water use that the CMT mining operation does not present a potential risk related to water supply. However, this Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 1-5 study presented recommendations for improvements related to water management. Although water supply is not considered a risk for the CMT operation, the impacts of the existing water management practices on the surrounding areas can be considered a water supply risk to communities around the mine area. The Project site has an Emergency Action Program for Mining Dams. Plans for expansion of tailings dams will be required to support the LOM and reserves. Additional permits will be required and may involve a study on different technological alternatives for tailings disposal. CMT’s Closure Plan was updated in 2020/2021 and includes: Closure plan based on the current configuration of CMT (end of 2020), and Site closure plan based on the mine final configuration. In the Conceptual Closure Plan (2021), the closure cost for current configuration (Volume 1) was estimated at R$ 310.7M, (current value - base 2020). The closure cost for final configuration (Volume 2) was not available at the time this report was prepared. In 2020, an Asset Retirement Obligation (ARO) was prepared by ERM. In the report the total estimated cost to address ARO at CMT was R$ 292.2M. 1.10 Qualified Person’s Conclusions and Recommendations In the Qualified Person’s (QP) opinion, the geological data, sampling, modeling, and estimate are carried out in a manner that both represents the data well and mitigates the likelihood of material misrepresentations for the statements of Mineral Resources. Recommendations for the Mineral Resources are focused on improving local variability for short range planning purposes that could be completed by site teams to provide improvements to short-term recovery and grade control. They are not seen as having an impact on the prospect of economic extraction. In the QP’s opinion, the operational and mine planning data, process recovery testing and modeling, LOM Plan, and estimation are carried out in a manner that both represents the data and operational experience and methodology well and mitigates the likelihood of material misrepresentations for the statements of Mineral Reserves. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

2-1 2.0 INTRODUCTION 2.1 Registrant Information This Technical Report Summary (TRS) for the CMT mine site, located near the city of Tapira, Minas Gerais State in central Brazil was prepared by Golder Associates Inc. (Golder), member of WSP, and The Mosaic Company (Mosaic). CMT is owned by Mosaic Fertilizantes P&K S.A. (Mosaic Fertilizantes), which is a subsidiary of The Mosaic Company, who acquired the asset from Vale S.A (Vale) in January 2018. CMT complex consists of a mine and a phosphate concentration plant. The beneficiation plant produces phosphate conventional and ultrafine concentrate which is sent by pipeline (conventional) and truck (ultrafine) to a local Mosaic chemical plant for finished product production. 2.2 Terms of Reference and Purpose The terms of reference for this TRS include:  The date of this TRS Report was February 9, 2022, while the effective date of the resource and reserve estimate was December 31, 2021. It is the Qualified Person’s opinion that there are no known material changes impacting resources and reserves between December 31, 2021 and February 9, 2022.  United States English spelling  Metric units of measure  Grades are presented in weight percent (wt. %)  Coordinate system is presented in metric units using Corrego Alegre 1961, UTM Zone 23 South  Constant US Dollars and Brazilian Reais as of June 2020  The purpose of this TRS is to report Mineral Resources and Mineral Reserves for CMT Key acronyms and abbreviations for this TRS include those items included in Table 2.1. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 2-2 Table 2.1: Abbreviations and Acronyms Abbreviation/Acronym Definition amsl Above mean sea level °C Degrees Celsius 3D Three-dimensional Al2O3 Aluminum oxide ANM Agência Nacional de Mineração, Brazilian National Mining Agency ARO Asset Retirement Obligation B billion BaO Barium oxide CaO Calcium oxide CAPEX Capital Expenditure CAT Caterpillar CFEM Financial Compensation for the Exploitation of Mineral Resources CMT Complexo Mineração de Tapira COG cutoff grade CRM Certified reference material DCF Discounted Cashflow DNPM National Department of Mineral Production EDA Exploratory Data Analysis ESIA or EIA Environmental and Social Impact Assessment Fe2O3 Iron oxide FOS Factor of Safety g/cm3 gram per cubic centimeter GEOSOL SGS GEOSOL – Geologia e Sondagens Golder Golder Associates USA Inc. ha hectare IRR Internal Rate of Return IT Information Technology K2O Potassium oxide kg/m3 kilogram per cubic meter kg/t kilogram per tonne km kilometer km2 square kilometer L/s liter per second LI Installation License - Licença de Instalação LO Operation License - Licença de Operação LOI Loss on ignition LOM Life-of-Mine LP Preliminary License - Licença Previa Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 2-3 Abbreviation/Acronym Definition m meter M Million m/s meter per second m³/h cubic meters per hour MgO Magnesium oxide mm millimeter mm3 cubic millimeter MMA Ministry of the Environment - Ministério do Meio Ambiente MnO Manganese oxide Mosaic The Mosaic Company Mosaic Fertilizantes Mosaic Fertilizantes P&K S.A. MR Mass Recovery Mrec Mass Reconciliation Mt Million tonnes (Metric) Mtpy Million tonnes per year MWh Megawatt hour Na2O Sodium oxide NPV Net Present Value OK Ordinary Kriging OPEX Operating Expenditure OSF Overburden Storage Facility P2O5 Phosphorus pentoxide PFS Preliminary Feasibility Study QA/QC Quality Assurance / Quality Control QP Qualified Person R$ Brazilian Reais RCP CaO to P2O5 Ratio R&D Research and Development RISR Regular Safety Inspection Report ROM Run-of-mine RSA Fresh Rock RSI Semi-weathered Rock S Sulfur SG&A Selling, General, and Administrative SiO2 Silicon dioxide S-K 1300 United States Security and Exchange Commission’s regulation Subpart S-K 1300 SO3 Sulfur trioxide SrO Strontium oxide t tonne Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 2-4 Abbreviation/Acronym Definition t/m3 tonnes per cubic meter TiO2 Titanium dioxide TRS Technical Report Summary TSF Tailings Storage Facility V volts Vale Vale S.A. Vale Fertilizantes Vale Fertilizantes S.A. wt.% weight percent 2.3 Sources of Information The compilation and estimation of Mineral Resources and Mineral Reserves used public and private data sources. The supply of the private data sources from Mosaic included a drill hole database, geological model, internal documentation, laboratory certificates, pit optimizations, mine plans and other mine planning files. A detailed list of cited reports is noted in Section 24.0 of this TRS. 2.4 Personal Inspection Summary Golder QPs travelled to site on November 8th and 9th, 2021. The areas visited by the Golder QPs are noted in the below sub-sections. Prior to the site visit, the Golder QPs participated in multiple conference calls and meetings to discuss the Mineral Resources and Mineral Reserves at CMT. 2.4.1 Jerry DeWolfe The QP, as defined in S-K 1300, responsible for the preparation of the Mineral Resources for the Project is Mr. Jerry DeWolfe, P. Geo., Senior Geological Consultant at Golder. Mr. DeWolfe visited CMT from November 8th to 9th, 2021. During the site visit, Mr. DeWolfe reviewed the regional and deposit geology with senior personnel from the CMT geology and mining teams. Mr. DeWolfe visited the CMT core shed to review the deposit geology, core logging, sampling, analytical quality assurance and quality control (QA/QC), and core/sample chain of custody and archiving processes. Mr. DeWolfe also visited the CMT on-site sample preparation facilities and observed the sample preparation process. Mr. DeWolfe visited the operating mine and surrounding area and observed active long-term (exploration), short- term (pre-production) and grade control (production) drilling, logging, and sampling process. This visit included verification of drill hole locations for drill holes that were used in the modelling process as discussed in Section 9 of this TRS. During the site visit Mr. DeWolfe interviewed site personnel regarding drilling, logging, sampling, and chain of custody procedures to evaluate the appropriateness of the data to be used to develop a geological model and to estimate the Mineral Resources for the Project. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

2-5 Mr. DeWolfe also held discussions with the CMT Short Range Geology and Mine Planning team to better understand how the short and intermediate grade control sampling, modelling and estimation procedures and results for the mine and stockpiles were prepared in support of the mine planning and operations teams. 2.4.2 Terry Kremmel The QP, as defined in S-K 1300, responsible for the preparation of this Mineral Reserve estimates provided in this TRS is Mr. Terry Kremmel, PE, Associate and Mining Practice Leader at Golder. Mr. Kremmel visited CMT from November 8, 2021, to November 9, 2021. During the site visit, Mr. Kremmel reviewed the general geology of the Resources with the Resource QP, including inspecting drill core samples at the Tapira Core Shed. Mr. Kremmel visited and observed the Primary and Secondary Crushing/Sizing operations and ROM ore stockpile including the Stacker/Reclaimer Blending System. Mr. Kremmel also visited the Tapira on-site laboratory facilities and observed procedures for sample preparation as well as the Physical laboratory and Chemical Assay laboratory. Mr. Kremmel visited the beneficiation plant and observed the primary stages of ore beneficiation, including milling, sizing/classification, fines separation and flotation stages. Mr. Kremmel visited and inspected the operating mine and observed conditions of the haul roads and ramps, highwall conditions, operational benches, equipment, overburden and ore extraction, loading and haulage, pit and surface drainage, overburden storage facilities (OSFs), beneficiation tailings storage facilities (TSFs) and associated impoundment dams, impoundment stability monitoring systems, surface water (stormwater) drainage systems, and site support infrastructure (workshops and maintenance facilities, warehouses, explosive magazines, site access fuel storage and power supply). Mr. Kremmel also held discussions with Short Range Mine Planning team to better understand how the short and intermediate mine plans were developed and interrelations between planning and operations teams. 2.5 Previously Filed Technical Report Summary Reports This is the first TRS filed for the CMT mine site. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 3-1 3.0 PROPERTY DESCRIPTION 3.1 Property Location CMT is located in the western portion of the state of Minas Gerais, in the southeast of Brazil (Figure 3.1) to the north of the town of Tapira and approximately 35 km south-southeast of the city of Araxá. The mine is 420 km by road to the Minas Gerais state capital of Belo Horizonte, via the BR-262 highway to Araxá and then the MGC 146 highway to Tapira. The Property extends from approximately UTM 7,805,000 N to 7,799,500 N, and from 304,000 E to 310,000 E (Corrego Alegre 1961, UTM Zone 23 South), and is centered approximately at 19º52'S/46º51'W. Elevations at the Property range from 1,100 meters (m) to 1,350 m above mean sea level (amsl). The total surface area for the CMT is 10,143 hectares (ha). Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira D BL-1 BD-2 BL-3 BA-3 BD-5 BR Beneficiation Plant BR-146 300000 300000 305000 305000 310000 310000 315000 315000 77 95 00 0 77 95 00 0 78 00 00 0 78 00 00 0 78 05 00 0 78 05 00 0 78 10 00 0 78 10 00 0 LEGEND Tapira Phosphate Property Igneous Complex Boundary Road [ City Tapira Mining Requirement 833476/2012 Tapira Search Permit 830200/2009 830408/2011 Tapira Mining Concession 803387/1974 810330/1968 810331/1968 812362/1968 816066/1970 821674/1969 827081/1972 831405/1997 1 in 0 P:\Projects\Mosaic\Tapira\99_PROJ\20446248_MF_SK_1300_Phase2\0001_TRS\40_PROD\20446248-0001-HS-0001.mxd [ [ [ [ [ [ [ [ [ M inas Gera is Goiás C a t a lã o Araxá Catalão Ibiá Patrocínio Perdizes Sacramento Uberaba Uberlândia Tapira Minas GeraisGoiás IF T H IS M EA SU R EM EN T D O ES N O T M AT C H W H AT IS S H O W N , T H E SH EE T H AS B EE N M O D IF IE D F R O M : A N SI AMAP AREA 20446248 - - 3.1 DW TBH - CONSULTANT PROJECT NO. CONTROL REV. FIGURE YYYY-MM-DD DESIGNED PREPARED REVIEWED APPROVED REFERENCE(S) COORDINATE SYSTEM: UTM ZONE 23S IMAGERY SOURCES: ESRI, HERE, DELORME, INCREMENT P CORP., NPS, NRCAN, ORDNANCE SURVEY, © OPENSTREETMAP CONTRIBUTORS, USGS, NGA, NASA, CGIAR, N ROBINSON, NCEAS, NLS, OS, NMA, GEODATASTYRELSEN, RIJKSWATERSTAAT, GSA, GEOLAND, FEMA, INTERMAP AND THE GIS USER COMMUNITY 2021-10-28 CLIENT THE MOSAIC COMPANY PROJECT SEC S-K 1300 TECHNICAL REPORT SUMMARY MOSAIC FERTILIZANTES: COMPLEXO MINERACAO DE TAPIRA TITLE PROJECT LOCATION MAP - 0 2.5 5 Kilometers1 " = 2.5 km MAP AREA 3-3 3.2 Mineral Rights 3.2.1 Name and Number of Mineral Rights The CMT mineral assets are part of a Consortium named “Consórcio Vale Fosfértil Tapira” (CVFT) created by Decree number 98.962 (February 16, 1990), process number 930.785/1988 (4,355.76 ha) granted to Vale S.A. (previously Vale do Rio Doce S.A.) and Vale Fertilizantes Fosfatados S.A. – Fosfértil. The consortium includes the mining permits listed in Table 3.1. The mining permits are generally managed through the consortium, but there are instances where the individual permits are referenced. CMT operates via the Tapira Mining Consortium, created by the decree nº98.962 on February 16, 1990, using the mining right ANM 930.785/1988. Therefore, the transfer process of mining right ANM 803.387/1974 does not affect the continuity of the mining operations. Most mining permits have transferred from Vale S.A to Mosaic Fertilizantes P&K S.A. One mining permit is pending formal transfer, 803.387/1974. Table 3.1: List of Mining Permits for CMT 3.2.2 Description on Acquisition of Mineral Rights Mining rights in Brazil are governed by the Mining Code, Decree 227, dated February 27, 1967, and further regulation enacted by ANM. This governmental agency, which controls the mining activities throughout Brazil, was recently created as a replacement of the former National Department of Mineral Production (DNPM). All sub-soil situated within Brazilian territory is deemed state property, with the mining activities subject to specific permits granted by the ANM. 3.3 Description of Property Rights CMT has an overall surface rights area of 8,008 ha distributed in 18 different property registrations. The surface area within the ultimate pit is currently mostly controlled by Mosaic. There is a small area near the Bom Jardim Settlement that is not within the current property rights. The relocation of the Bom Jardim Settlement will be necessary to fully realize the LOM tonnages, see Section 3.6. 3.4 Royalty Payments Mosaic pays the Brazilian mining royalties (Compensação Financeira pela Exploração de Recursos Minerais - CFEM) in an amount of 2% of the net sales revenue with respect to the extraction of ore. There are no royalty payments to property owners. Mining Permits Granted to Area (ha) 810.330/1968 Mosaic Fertilizantes P&K Ltda 483.12 810.331/1968 Mosaic Fertilizantes P&K Ltda 500.13 812.362/1968 Mosaic Fertilizantes P&K Ltda 464.04 821.674/1969 Mosaic Fertilizantes P&K Ltda 20.01 816.066/1970 Mosaic Fertilizantes P&K Ltda 47.83 827.081/1972 Mosaic Fertilizantes P&K Ltda 339.39 803.387/1974 Transfer in process to Mosaic Fertilizantes P&K Ltda 947.34 831.405/1997 Mosaic Fertilizantes P&K Ltda 1040.31 Total 3,842.17 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

3-4 3.5 Significant Encumbrances to the Property There are no known significant encumbrances to CMT at the time of this report. 3.6 Other Significant Factors and Risks Affecting Access The relocation of state highway MG-146 includes re-locating the Fazenda Nova Bom Jardim Settlement (local village), which is located to the west of the Mosaic currently controlled surface area. Risks include social risk during settlement relocation negotiations and an economic risk since Mosaic has not yet acquired the surface rights. This area is included in the currently controlled mining permits; and is therefore, not seen as a significant encumbrance to CMT. The capacity requirements are not currently in place for all tailings disposal for total LOM capacity requirements. However, CMT has an ongoing permitting and development plan to support the mining operations that will continue through the LOM requirements. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 4-1 4.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY 4.1 Topography and Land Description The CMT area is marked by gently undulating relief modified by the elevation of the Tapira dome, which forms a plateau with a dome structure with principal axes of 7.4 km by 6 km and elevations around 1,300 m amsl. The preservation of the lateritic plateau is due to the existence of a quartzite ring that surrounds the igneous bodies. The Tapira region is drained by the water bodies of the Prata Basin, more precisely by tributaries that flow from the Paraná River. The regional drainage pattern is dendritic, with slight tendency towards greater drainage in the SW/NE direction. Locally, however, considering the intrusion, the drainage pattern has an annular radial shape, emphasizing the dome shape of the area. The area west of Minas Gerais is composed of a particular type of savanna known as the cerrado. Remnants of riparian forest are found near spring areas. 4.2 Access to the Property The CMT property is located 3 km north of the town of Tapira and approximately 35 km south-southeast of the city of Araxá, in the southeast of Brazil in Minas Gerais State. The town of Tapira can be accessed by road from Belo Horizonte via the BR-262 and MGC-146 state highways travelling west-northwest for approximately 420 km. The MGC-146 highway is a well-maintained, asphalt road with a speed limit of 80 kilometers per hour (km/hr) and a weight limit of 45.0 tonnes. The maximum height allowed is 4.40 m due to a power line running above the access road. There is currently no rail or airport access at Tapira. The closest rail and airport access is in the city of Araxá. 4.3 Climate Description The local climate is temperate, and the annual rainfall varies between 1,300 millimeters (mm) and 1,800 mm. The maximum monthly rainfall of approximately 300 mm occurs in December and January. Temperatures vary from a summer maximum of 28 degrees Celsius (°C) in February to a winter minimum of 12°C in July. The climate does not have a significant impact on mining operations, and mining normally take place all year, with minor effects during the rainy season. 4.4 Availability of Required Infrastructure CMT is located in a highly developed region known as Alto Parnaíba. This region is known for its excellent, modern infrastructure with high standards of living compared with other regions in Brazil. The local infrastructure available to the CMT is excellent, as it is situated within a well-established mining area, 35km from the well- developed city of Araxá and within 25km of two other mining operations. The supply of electricity to CMT occurs via a 138 kiloVolt (kV) transmission line that is operated by CEMIG and Vale Energia Concessionaires. CMT has a total receipt of 40 megawatts (MW) and an annual power usage around 305 GW. The main substation receives 138 kV in 3 oil-type transformers which is transferred to secondary substations. From the secondary substations, power is distributed to the end-use areas at 110 volts (V), 220 V, 280 V, 440 V, or 4,160 V. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 4-2 Water intake comes from the Ribeirão do Inferno and artesian wells, as well as recovered water from the taillings dams. Additionally, there are 4 artesian wells at the Tapira plant. The industrial reuse system used to recover water from the dams includes 10 pumps (4 operating and 6 on stand-by) and 36” pipes covering varying distances to the different dam areas. The distance from BR1 dam is approximately 9 km with a rated capacity of 4,400 cubic meters per hour (m3/hr). The distance from BL1 dam is approximately 3 km with a rated capacity of 10,400 m3/hr. The distance from BR dam is apprxoimately 4 km with a rated capacity of 4,900 m3/hr. Mine buildings in the CMT complex are connected to a corporate wide area network through a 10 megabits per second (Mbps) MPLS link and a 100 Mbps internet connection. The unit has a telephone system with coverage in all locations of the Mining Unit. The unit’s radio system includes a base station and control rooms from which all mining equipment and transport trucks are dispatched and controlled and a control room for the beneficiation plant. It is used for better quality and more efficient communication, with signal repeaters covering all operations of the complex. Three stations provide cover for the operations in the whole site. Additionaly, all vehicles in the mine area are equipped with radios and the personnel of the operational areas have portable radios. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 5-1 5.0 HISTORY CMT has been in operation since 1978 and has produced more than 70 million tonnes (Mt) of phosphate concentrate. Since 1978, Titanium Dioxide (TiO2) bearing material, mainly in the form of anatase, has been stockpiled, with more than 200,000 tonnes awaiting the implementation of an economical beneficiation method. The geological structure of the alkaline complex of Tapira was first recognized in 1953, through magnetometric and radiometric investigations carried out by the Brazil-Germany Project. There was an agreement between the two countries to carry out regional geophysical aero-survey programs, performed by the Geological Survey of Brazil in the 1950s, 1960s, and 1970s. In 1968, three major private groups – Pedro Maciel, Companhia Meridional de Mineração (CMM), and Companhia Brasileira de Metalurgia e Mineração (CBMM) – had exploration research requests granted by DNPM. In early1971, Vale (previously known as Companhia Vale do Rio Doce) joined Pedro Maciel to create the company Titan International S.A., which changed its name to Rio Doce Titânio in later years. Vale acquired the rights of Pedro Maciel at the end of 1971, with the mining rights incorporated into the company Mineração Rio Paranaíba (VALEP). At the time, a series of intensive and detailed systematic works were undertaken, and important occurrences of phosphate, titanium, niobium, rare earths, and vermiculite were identified. Extensive exploration works were undertaken between 1971 and 1973, with particular focus on the occurrences of titanium. From 1973 to 1977, the exploration priorities changed to occurrences of phosphate, with the aim of replacing the massive imports of fertilizers in the agricultural sector which was then undergoing a period of expansion in Brazil. In 1977, the Fosfértil (Fertilizantes Fosfatados S.A.) company as created under the administration of Petrofértil (a subsidiary of Petrobras, the Brazilian state oil company). In 1992, Fosfértil was privatized, and a pool of investors held the company shares. In 2010, Vale S.A. acquired complete control of Fósfertil and after created a new company, Vale Fertilizantes S.A. which included other fertilizer assets. At the start of 2018, Mosaic Fertilizantes P&K S.A. acquired the assets of Vale Fertilizers, including the Tapira mineral deposit. Details on the various historical through to recent exploration campaigns in the CMP area are presented in Table 5.1 shows the historical production of CMT from 2012 to 2021. Table 5.1: Historical Production for CMT (Last 10 Years) Tapira Complex Units 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Ore Mined Mt (wet) 17.9 15.3 17.3 15.7 16.1 17.2 14.5 10.3 16.1 15.5 P2O5 ap Feed Content % 8.1 8.0 8.3 8.5 8.6 8.5 8.4 8.7 8.9 8.5 Titanium Mt (wet) 0.0 0.0 0.0 0.0 0.0 0.0 6.8 9.6 4.7 7.2 Waste Mt (wet) 28.2 25.4 32.9 17.2 37.2 41.8 27.0 27.2 31.8 38.4 Total Waste Mt (wet) 28.2 25.4 32.9 17.2 37.2 41.8 33.9 36.8 36.6 45.6 Average Haul Distance - Ore km 2.49 2.08 2.62 2.94 3.54 3.38 2.28 2.5 2.6 2.4 Average Haul Distance - Waste km 2.40 2.18 2.67 3.14 3.19 3.06 2.52 2.9 2.6 2.4 Average Haul Distance - Total km 2.4 2.1 2.7 3.0 3.3 3.2 2.4 2.8 2.6 2.4 Stripping Ratio t/t 1.6 1.7 1.9 1.1 2.3 2.4 2.3 3.6 2.3 2.9 Total Movement Mt (wet) 46.0 40.6 50.1 32.9 53.2 59.0 48.4 47.0 52.6 61.1 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

6-1 6.0 GEOLOGICAL SETTING, MINERALIZATION, AND DEPOSIT 6.1 Regional Geology The Tapira phosphate deposit is part of a series of Late-Cretaceous, carbonatite-bearing alkaline ultramafic plutonic complexes belong to the Alto Paranaiba Igneous Province. The Tapira igneous rocks intrude the phyllites, schists, and quartzites of the Late-Proterozoic Brasília mobile belt. During the Late Cretaceous, the western portion of Minas Gerais State and the adjacent portion of southern Goiás State were the site of the emplacement of many mafic to ultramafic, ultrapotassic alkaline rocks, collectively known as the Alto Paranaiba Igneous Province (PIAP). This intense magmatic activity was represented by various types of intrusive (dikes, pipes, vents, diatremes, plutonic complexes) and extrusive (lavas and pyroclastics) bodies. The igneous rock types that occur in the PIAP include kimberlites, olivine-lamprolites, and kamafugites, in addition to large intrusive complexes composed of ultramafic plutonic rocks (mainly dunites and alkali- pyroxenites), phlogopite-picrite dikes and carbonatites. The ultrapotassic magmatism in the PIAP mainly occurred along the Alto Paranaiba Arch, a NW-SE trending structure which separates the Paraná and Sanfranciscana basins. Carbonatite complexes occur in several of the alkaline igneous provinces surrounding the Paraná Basin. 6.2 Local and Property Geology The Tapira igneous complex is roughly elliptical, 35 square kilometers (km2) in area and consists predominantly of alkaline pyroxenite rocks with subordinate carbonatite, serpentinite (dunite), glimmerite, syenite, and ultramafic potassic dikes. Locally, the pyroxenites are divided into: 1. Bebedourites: a local name for a variety of biotite pyroxenite composed essentially of aegirine-augite, and biotite with perovskite and opaques. 2. Phoscorites: plutonic ultramafic rocks, containing magnetite, apatite, and one of the silicates, forsterite, diopside, or phlogopite. Phoscorites almost always occur in close association with carbonatites. The tropical weathering regime prevailing in the region and the inward drainage patterns developed from the weathering-resistant quartzite margins of the dome structures resulted in the development of an extremely thick soil cover in most of the complexes. Surface outcrops are very rare and the best samples for geochemical studies are restricted to drill cores. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira BR-146 BR-146 305000 305000 310000 310000 78 00 00 0 78 00 00 0 78 05 00 0 78 05 00 0 LEGEND Tapira Phosphate Property Igneous Complex Boundary Road Mining Concession Mining Application Lithology Bebedourito I Bebedourito II Carbonatito Sienito 1 in 0 P:\Projects\Mosaic\Tapira\99_PROJ\20446248_MF_SK_1300_Phase2\0001_TRS\40_PROD\20446248-0001-HS-0002.mxd IF T H IS M EA SU R EM EN T D O ES N O T M AT C H W H AT IS S H O W N , T H E SH EE T H AS B EE N M O D IF IE D F R O M : A N SI A 20446248 - - 6.1 DW TBH - CONSULTANT PROJECT NO. CONTROL REV. FIGURE YYYY-MM-DD DESIGNED PREPARED REVIEWED APPROVED REFERENCE(S) COORDINATE SYSTEM: IMAGERY SOURCES: ESRI, HERE, GARMIN, INTERMAP, INCREMENT P CORP., GEBCO, USGS, FAO, NPS, NRCAN, GEOBASE, IGN, KADASTER NL, ORDNANCE SURVEY, ESRI JAPAN, METI, ESRI CHINA (HONG KONG), (C) OPENSTREETMAP CONTRIBUTORS, AND THE GIS USER COMMUNITY 2021-11-03 CLIENT THE MOSAIC COMPANY PROJECT SEC S-K 1300 TECHNICAL REPORT SUMMARY MOSAIC FERTILIZANTES: COMPLEXO MINERACAO DE TAPIRA TITLE LOCAL GEOLOGY MAP - 0 1.5 3 Kilometers1 " = 1.5 km MAP AREA 6-3 6.3 Mineralization The Tapira phosphate deposit was formed by the supergenic alteration of bebedourites, phoscorites, and carbonatites rich in apatite. The extreme weathering process was responsible for the residual concentration of apatite. The weathering processes are typically related to the partial hydrolysis of silicate rocks and the dissolution of carbonates, with a general loss of calcium (Ca), magnesium (Mg), potassium (K), and silica (Si), and the accumulation of aluminum (Al), iron (Fe), and titanium (Ti), from the base to the top. The main geological types identified in the deposit are a combination of the igneous protoliths (bebedourites, phoscorites, and carbonatites) and the products of the weathering process. According to the level of weathering, the products are:  Alloterite: The top layer consisting of intense reddish autochthonous soils.  Top isalterite (saprolite): Profile with an average depth of 25 m with clayish-sandy material that can be yellow to reddish. Homogenization of mineral phases does not allow the rock structures to be identified.  Bottom isalterite (saprolite): Profile with an average depth of 25 m, resulting from the advanced weathering of the altered rock horizon. Some primary rock structures can still be observed, but the overall appearance is that of homogenous altered soil. This is the mainly phosphate mineralized horizon.  Semi-weathered rock: Weathered horizon in which the rock structure is mostly preserved.  Fresh rock: Mainly bebedourites and phoscorites intruded by carbonatite veins. The combination of the weathering types with the rock types resulted in the following mining typologies:  ALO (alloterite): a residual autochthonous reddish soil derived from the intensive weathering process of the ultramafic alkaline rocks, with high grades of Al and Fe, and a complete absence of Ca and Mg.  ISAT (top isalterites): Saprolites derived from the alkali-peridotites (bebedourites and phoscorites.) With the evolution of the weathering process, at the top of the profile the apatite begins to be destroyed and the formation of minerals of the Crandalite group (aluminum and iron phosphates, of no economic interest) appeared. The Perovskite alteration gives rise to Anatase (TiO2) in high concentrations and defines the Titanium Horizon. These are located at the top of the isalterite profile and a more intensively altered product of weathering. Primary rock structures are rarely seen and the levels of CaO and P2O5 are much lower than the lower ISAB-BEB. The amount of TiO2 (anatase and ilmenite) is remarkably high and this layer has been stockpiled and has the potential for titanium production in the future.  ISAB-BEB (bottom isalterite/bebedourite): Saprolites formed by intense weathering of bebedourites, leaching of Ca and Mg with a residual concentration of P, Ti, Al, Fe, and the generation of a phosphate ore horizon with a high concentration of apatite and low grade of perovskite located below the ISAT layer, as well as being rich in phosphate (apatite). Contact with the upper layer is clearly marked by the sharp reduction in CaO levels. It represents (with ISAB-FCR) the main phosphorous mineralized units.  ISAB-FCR (bottom isalterite/phoscorite): Saprolites located on the same level as the ISAB-BEB layer and formed by the intense weathering of phoscorite dikes and carbonatites intruding in bebedourites. The phosphorous grade is a little higher than in the ISAB-BEB. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 6-4  RSI-BEB (semi-weathered rock/bebedourite): Semi-weathered layer formed by moderate alteration of the bebedourites. Many primary structures and the mineralogy of the bebedourites are still preserved. CaO grades are higher than ISAB-BEB and the P2O5 grades are normally lower.  RSI-FCR (semi-weathered rock/phoscorite): Semi-weathered layer formed by the non-intense alteration of the phoscorites mixed with bebedourites. Many primary structures and mineralogy are still preserved. These rocks are rich in apatite but the total phosphorous grades are lower than in the ISAB-FCR.  RSA-BEB: Fresh rock, the original bebedourites (a variety of alkali-peridotites) rock with an anomalous grade of perovskite (CaTiO3) and apatite (Ca5(PO4)3(OH, F, Cl)), normally green due to the high presence of pyroxenites.  RSA-FCR: Fresh rock, the original phoscorite mixed with bebedourites (a variety of alkali peridoties) rock with an anomalous grade of perovskite (CaTiO3) and apatite (Ca5(PO4)3(OH, F, Cl)), normally green due to the high presence of pyroxenites. Figure 6.2 shows a typical vertical section of the Tapira phosphate deposit showing weathering (upper section) and lithology (lower section) domains. This deposit is thought to be an igneous intrusion where the lithologies are intermixed and subject to heavy weathering. For that reason, a geological stratigraphic column does not adequately reflect the vertical and lateral domaining of the intrusive rock types and the overprinting weathering horizons. Golder instead has provided a local geological map, Figure 6.1, and cross section, Figure 6.2, which, in the opinion of the QP, depicts the geological setting of the deposit well. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

6-5 Figure 6.2: Vertical Cross Section – Weathering and Lithology Models Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 7-1 7.0 EXPLORATION 7.1 Exploration Work The Tapira alkaline dome was discovered by the geologists of the Brazilian government during studies carried out in 1953-1954. Geophysical programs were developed in 1953 by the Geological Service of Brazil and consisted of aeromagnetic and aeroradiometric surveys. Between 1966 and 1969, the National Department of Mineral Production (DNPM, now ANM) performed a detailed mapping of the regional dome structures and started the first drilling program. This exploration work was the first regional information about the regional mineral potential for phosphate, niobium, and titanium. Afterwards, many drilling campaigns were conducted by the Brazilian government and private companies. Detailed petrological, geochemical, and isotropic studies were carried out by Brod in 1999, describing the Tapira complex as a plutonic series, consisting of wehrlites, pyroxenites (bebedourites) and syenite, and a carbonatite series, composed of calcitic, calcitic-dolomitic, and dolomitic types. Based on mineral chemistry data, Brod has suggested that part of the wehrlite could be cumulates formed from a phoscoritic magma. 7.1.1 Topographic Survey Between 2008 and 2011, Vale executed geological mapping containing the main lithological units of the Tapira mine, on a scale of 1:1,000. In 2013, Vale contracted a laser topographic survey covering an area of approximately 98 km2. The work was performed by the Geoid Laser Mapping Company and resulted in orthophotographs and digital models on a scale of 1:5,000. 7.2 Geological Exploration Drilling Drilling campaigns at the CMT were carried out under the supervision of the following companies:  DNPM – Departamento Nacional de Produção Mineral (1966 – 1969)  DOCEGEO – Companhia vale do Rio Doce (now Vale S.A.) (1971 – 1978)  CMM – Companhia Meridioonal de Mineração (1974 – 1977)  MVL – Mineração Vargem da Lapa (1987)  VALEP – (1978 – 1982)  Fosfértil (1982 – 2009)  Vale S.A. / Vale Fertilizantes S.A. (2010 – 2017)  Mosaic Fertilizantes P&K S.A. (2018 – current) A total of 1,766 core drill holes were executed from 1967 to 2019 and 11,103 percussive drill holes have been completed at CMT by Vale/Mosaic since 2014. Table 7.1 summarizes the core drilling campaigns performed at the Tapira phosphate mine. All the data were taken from the Mosaic database and the existing physical records of the Tapira mine. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 7-2 Figure 7.1 shows a map with the drilling locations for CMT. Table 7.1: Summary of Exploration Core Drilling Campaigns The initial DNPM drilling grid was 800 m x 800 m. The DOCEGEO campaign reduced it to 200 m x 200 m in some areas and to 400 m x 400 m in others. The CMM campaign repeated the grid of 800 m x 800 m and later moved to 400 m x 400 m, with drill holes reaching the fresh rock. The purpose of the VALEP campaigns was to carry out infill drilling over the pre-existing grid. The Fosfértil and Vale campaigns were designed mainly in a 50 m x 50 m infill drilling grid. Fosfértil utilized NX (54 mm core diameter) and NW (57.2 mm core diameter) drill core sizes from 1998 to 2005 and HQ (63.5 mm core diameter) and HW (76 mm core diameter) drill core sizes from 2005 to 2006. Vale used HQ and HQ2 (67.2 mm core diameter) drill core sizes for all its drilling campaigns from 2010 to 2019. Although 641 drill holes have depths of over 120 m, only 80 drill holes were surveyed. The sampling procedures between the drilling contractors were not uniform:  DNPM campaign: sampled every 2 m.  DOCEGEO campaign: sampled every meter.  CMM campaign: the drill holes were initially sampled every 1 m and posteriorly every 2 m.  VALEP campaign: sampling was performed at irregular lengths, with a mean of 6 m.  MVL: the drill holes were sampled every 2 m.  Fosfértil campaigns: sampling was performed at irregular lengths, with a mean of 5 m. Year Owner Company Executor Company No. of Holes Total Length 1967 - 1969 DNPM Geosol 45 3,439 1973 - 1978 DOCEGEO Geosol and T. Janer 171 12,100 1974 - 1978 CMM Geosol 104 5,329 1978 - 1982 VALEP Geosol 101 6,567 1987 MVL Geosol 8 903 1983 - 1997 Fosfértil T. Janer e Fosfértil 129 11,808 1998 - 2001 Fosfértil Hidropoços 115 13,647 2002 - 2006 Fosfértil Hidrigel and Hidropoços 286 32,050 2007 Fosfértil Hidrigel 24 2,773 2010 Vale Fertilizantes Hidrigel 19 1,747 2011-2012 Vale Fertilizantes Geosol 121 15,086 2013-2016 Vale Fertilizantes Rede 422 52,566 2017 Vale Fertilizantes Geosol 79 8,035 2018 Mosaic Geosol 61 7,576 2019 Mosaic Geosol 81 9,726 Total 1,766 183,353 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 7-3  Vale campaigns: drill holes executed from 2010 to May 2012 were sampled with a standard length of 5 m, whereas the drill holes performed from the second semester of 2012 to 2017 used a standard sampling length of 3 m.  Mosaic campaigns: samples are carried out with a standard length of 5m, though can vary by up to 50% of the sample support size in the extremities of the lithological contacts and/or the weathering horizon 7.2.1 Qualified Persons Statement on Exploration Drilling The QP has reviewed the available exploration data and procedures. The data are well documented via original digital and hard copy records and were collected using industry standard practices in place at the time. All data has been organized into a current and secure spatial relational database. The data has undergone thorough internal and third-party data verification reviews, as described in Section 9.0 of this TRS. The QP is not aware of any drilling, sampling, or recovery factors that could materially affect the accuracy and reliability of the results of the historical or recent exploration drilling. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

7-5 7.3 Hydrological Sampling and Hydrogeological Drilling Figure 7.2 shows the hydrogeological sampling and drill hole locations. 7.3.1 Hydrological Sampling Córrego da Mata is the main watercourse present in the CMT region, its tributaries are corrego de la cascade, Córrego Pilões and Córrego Canjarana. Other watercourses in the area are córrego Canoas, Capao Escuro and Palotzinho. There are spillways that monitor these main watercourses. All points have a seasonal regime, with flows that follow rainfall, which are higher in rainy periods and lower in dry seasons. It is reinforced that the flows observed in the dry period are called base flow of the watercourse, that is, they are basically composed of underground flow. Mosaic monitors surface water quality at CMT in 24 locations with a frequency ranging from ranging from monthly to biannual. The hydrogeological sampling does not undergo any QA/QC program with its testing. 7.3.2 Hydrogeological Sampling and Drilling The presence of underground water in the CMT occurs through two types of aquifers: 1. Granular aquifers: associated with the weathering horizon in the interior of the dome, the alloterite, isalterite, and semi-weathered rock horizons. The behavior of these aquifers is that of a porous medium. 2. Fissural aquifers: associated with compact rocks, due to the presence of discontinuities both in the ultramafic-alkaline carbonatitic rock (the mineralization source rock) and in the schist and quartzite host rocks of the Precambrian period of the Canastra Group. The groundwater flow pattern within the complex is generally to the south toward the outlet of the Córrego da Mata Basin. Flow inversions sometimes occur in the northern portion (with natural flow in the Northeast direction toward the BR-01 tailings dam) and in the north sector of the pit where the natural flow towards the Córrego da Mata is reversed in the direction of the Córrego Paiolzinho due to the mining operations. In the region of Front 2/Bigorna, the current water level is between 1,220 and 1,135 amsl and is influenced by the mining operations and pumping of wells. In the northeast region of the pit (Fronts 4, 5, and 6) the water level is predominantly between 1,280 and 1,220 m amsl and is influenced by the lowering of water level from the mining advance (without pumping). In the region of the dams, the underground water level and consequently its flow is influenced by the formation of lakes along drainage channels. Around the BL-01 dam the water level is between 1,280 and 1,160 meters where the underground flow is northwest towards the Retiro Stream. The groundwater flow in the region around the BR-01 tailings dam converges into the lake. Tubular wells were installed around the pit for lowering the water level, and daily static and dynamic readings of the water level are collected for inclusion into the hydrogeological model. Another type of monitoring is the water level in the complex which aims to measure variation over time and is performed by the reading of piezometers and water level indicators. A total of 24 piezometers and 80 water level indicators were installed around the pit. Conceptual hydrogeological models consist of the study of the hydraulic parameters of the aquifers in the region, which delimit the mining complex and include hydraulic conductivity (horizontal and vertical), transmissivity, and storage. This data was provided by the MDGEO company in 2008, 2012, and 2014. To obtain the hydrodynamic Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 7-6 parameters, in 2001 the Água Consultores company carried out permeability tests – infiltration of the variable load in the clay and turf coverings and alluvial deposits. In accordance with the Brazilian Association of Technical Standards (or ABNT) the tests carried out complied with NBR-12545. In these tests, the mean hydraulic conductivity values obtained were around 0.05 meters per day (m/day; 10-5 centimeters per second [cm/s]) in the valley bottoms and 0.20 m/day (10-4 cm/s) at higher elevations (over 1,300 m amsl). The transmissivity and storage values of the aquifers were obtained through the pumping tests carried out in the observation wells in compliance with regulation NBR-15495, entitled “Monitoring Wells in Granular Aquifers”. The result showed transmissivity values of between 60 and 70 cubic meters per day (m²/day) in the Bigorna region, due to the upper aquifers located in the weathering horizon. The horizontal and vertical hydraulic conductivity values (Kh and Kv) and the storage values for the confined and free aquifers (Ss and Sy) were obtained from the calibration of the numerical model developed by MDGEO, in 2008, 2012 to 2014 and 2016. The compilation of these results is summarized in Table 7.2. Table 7.2: Hydraulic Conductivity and Storage Values Obtained from the Calibration of the years 2008, 2012, 2014, and 2016 Mosaic monitors groundwater quality at CMT in 12 locations with a frequency ranging from quarterly to annually. The hydrogeological sampling does not undergo any QA/QC program with its testing. Year Lithology Kh (kx e kv) (m/day) Kv (kz) (m/day) Ss (1/m) Sy (-) Compact phosphate 0.01 0.005 0.0005 0.005 Friable phosphate + semi- compact (ore P2O5) 0.4 0.04 0.007 0.11 Titanium (Ti ore) 0.75 0.075 0.008 0.13 Clayey overlying layers (red. yellow and peat) 0.15 0.015 0.002 0.002 Kaolinite (constrained occurrence) 0.15 0.015 0.002 0.002 Fresh Rock 0.008 0.008 0.00001 0.001 Fractured Rock 0.3 0.2 0.0003 0.03 Isalterite 0.5 0.33 0.0011 0.11 Isalterite (magnetite pockets) 1.5 0.75 0.0022 0.22 Aloterite 0.2 0.1 0.0004 0.04 Fresh Rock 0.008 0.008 0.00001 0.001 Fractured Rock 0.05 0.025 0.0002 0.02 Isalterite (undivided) 0.3 0.1 0.0008 0.08 Aloterite 0.1 0.05 0.0003 0.03 Isalterite (magnetite-titanium) 1.8 0.9 0.003 0.3 Isalterite - Silexite 0.5 0.33 0.00001 0.001 Isalterite - Fenite 0.15 0.1 0.0008 0.08 Isalterite - Fenite 1.4 1 0.0012 0.12 Isalterite - Carbonatite 1.2 0.8 0.0011 0.11 2008 2012 to 2014 2016 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 7-7 7.3.3 Hydrogeological Modeling The numerical modeling of the groundwater flow of CMT was developed in Visual Modflow software, version 2011, based on the mathematical method of finite differences. The methodology used consisted of the integration of the increment of the modeled area and the revision of the geological model, recalibration in a transient discharge state, simulation of the advance of the mining, and assessment of the alterations in water availability. The assembly and calibration stages of the model seek to numerically represent the conceptual hydrogeological model. They mainly involve the definition of the physical limits of the model, the definition and allocation of the contour conditions, the distribution of the geology and respective hydrodynamic properties, and the representation of the tubular wells and the other drainage structures of the cave, as well as the hydrogeological monitoring. The description of the numeric model is produced using data to simulate the natural conditions of the subsurface environment of the modelled area. It begins with the limits of the model and the grid, with an area of around 223 km² and a depth of 420 m. The groundwater flow is represented by a steady state and a transient state. The numeric elements inserted into the model are the contour conditions and determine the relationships between the hydraulic loads and the ground water flow of the area. These physical/hydrogeological elements consider inactive cells (null flow); recharge, a mean multi-year rainfall in the Tapira region over an 11-year period of 1,591 millimeters per year (mm/year), of which 20% was attributed to precipitation and 80% to evapotranspiration and surface runoff; specified potential and drainage. The modeled area is approximately 162 km², covering the entire Alkaline Complex of Tapira (Domo) and the Córrego da Mata basin, as well as other sub-basins around the complex. The model covers a rectangular area 13,300 meters long by 12,200 meters wide and 400 meters deep. The grid has 100x100 meter cells, and for detail Bigorne region, the grid was refined to 20 x 20 m cells in this region. The vertical axis (Z) was divided into a series of 20 intervals of 20 m from 1,330 to 930 m amsl, totaling 400 m in depth. The description of the hydrogeological units in the model was essentially based on the lithostructural (physical) characteristics of each mapped unit. Hydraulic conductivity (K), storage (Ss and Sy) and porosities (Peffetiva, Ptotal) values were assigned. The model was based on the description of the hydrogeological units using, in an intrinsic manner, the litho-structural characteristics of each unit mapped, while the assembly and the calibration also considered the water level, piezometer and vertical draining indicators. The balance zones calculated the water balance in pre-determined cells and correspond to the volume of water that flows into and out of said cell. These zones were attributed to the cells located along the streams in the interior of the boundaries, which receive the outflow of the drains, and for which there exists monitoring data, through spillways or measurement apparatuses. Drain-type conditions were applied to streams and drainage structures in the pit. This property was assigned to cells along the tracing of all streams within the modeled boundary. The drains applied in the previous work, under the mine pit, simulating the pit drainage channels, were kept in the present model. Steady and transient state calibrations were performed. For the calibration of the model in steady state, May 2007 was considered as a reference before the continued operation of the first tubular well. A transient calibration was Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

7-8 performed to adjust the storage values of the hydrogeological units. This was carried out from June 2007 to July 2020 with a division of 53 stress periods. The water levels calculated by the model show a good approximation with the water levels monitored by the instruments. The normalized mean square error - normalized root mean square, used as a calibration parameter for all instruments, presented a value of 6.0%. The multi-year average of precipitation in the Tapira region for the last 32 years is 1,628 mm/year. Considering recharge as the percentage of precipitation that infiltrates the land and feeds aquifers, a rate of 20% of precipitation (326 mm/year) was initially assigned, corresponding to a base value adopted for recharge in crystalline terrains under humid climate (Bertachini, 1987). In this case, the remaining 80% (1,303 mm/year) correspond mainly to evapotranspiration and runoff. The recharge percentages that provided the best water level calibration in the modeled area were 25% (407 mm) of the total precipitation in natural ground, 37% (602 mm) in mine pit and 13% (212 mm) in area outside the Dome. Constant head condition was applied to the active cells of Dams BL (elevation 1,215 m amsl) and BR (elevation 1,195 m amsl), to the northwest and northeast of the model, respectively. The hydraulic conductivity varies between 8x10E-3 and 1.8 m / d, for the healthy rock and Titanio zone. For the transient case, the values of storage coefficients from 1x10e-05 to 2.5x10e-03 were estimated. Considering the instruments and the available water level database and the results obtained in the model, it can be said that a good calibration of the groundwater level was achieved in the model, especially in the instruments in the Bigorna region. From the hydrogeological, recalibrated numeric model, the MDGEO company finalized a study that carried out simulations of the advance of the mining and the lowering of the water level until the year 2032 in the area delimited by the CMT. Additional monitoring includes measurement of the flow rates of the streams to monitor surface discharges and possible impacts caused by the project on the water availability of the region. This monitoring is performed through spillways and micro-pulleys, with a total of 26 spillways, Parshall and Sump channels, which aim to monitor the flow produced inside the mine. 7.3.4 Qualified Person’s Opinion It is the QP’s opinion that monitoring methodologies applied to surface water, groundwater, and the drilling and pumping test activities to obtain hydraulic parameters are appropriate and have been completed by qualified companies inside the normative, which allows for the data’s appropriate use in the hydrogeological model. Furthermore, the hydrogeological model complies with good calibration and has an adequate representation. With respect to the hydrochemical samples, these were taken and reported according to the authority’s requirements. All these activities are appropriate for establishing a Mineral Reserves estimate as summarized in this TRS. The QP is not aware of any hydrological and hydrogeological drilling, sampling, testing and modelling factors that could materially affect the accuracy and reliability of the results of the hydrological and hydrogeological studies. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira BR-146 BR-146 305000 305000 310000 310000 78 00 00 0 78 00 00 0 78 05 00 0 78 05 00 0 LEGEND Hydrogeological Drill Holes Complementary Flow Deep Horizon Drain Drawdown Lowering Well Piezometer Spillway Water Level Indicator Tapira Phosphate Property Igneous Complex Boundary Road Mining Concession Mining Application 1 in 0 P:\Projects\Mosaic\Tapira\99_PROJ\20446248_MF_SK_1300_Phase2\0001_TRS\40_PROD\20446248-0001-HS-0004.mxd IF T H IS M EA SU R EM EN T D O ES N O T M AT C H W H AT IS S H O W N , T H E SH EE T H AS B EE N M O D IF IE D F R O M : A N SI A 20446248 - - 7.2 DW TBH - CONSULTANT PROJECT NO. CONTROL REV. FIGURE YYYY-MM-DD DESIGNED PREPARED REVIEWED APPROVED REFERENCE(S) COORDINATE SYSTEM: UTM ZONE 23S IMAGERY SOURCES: ESRI, HERE, GARMIN, INTERMAP, INCREMENT P CORP., GEBCO, USGS, FAO, NPS, NRCAN, GEOBASE, IGN, KADASTER NL, ORDNANCE SURVEY, ESRI JAPAN, METI, ESRI CHINA (HONG KONG), (C) OPENSTREETMAP CONTRIBUTORS, AND THE GIS USER COMMUNITY 2021-10-28 CLIENT THE MOSAIC COMPANY PROJECT SEC S-K 1300 TECHNICAL REPORT SUMMARY MOSAIC FERTILIZANTES: COMPLEXO MINERACAO DE TAPIRA TITLE EXPLORATION DRILL HOLE LOCATIONS - HYDROGEOLOGICAL - 0 1.5 3 Kilometers1 " = 1.5 km MAP AREA 7-10 7.4 Geotechnical Drilling Several geotechnical investigation campaigns have been conducted at CMT since 1999. The geotechnical campaigns have been executed following the guidelines included in the standards developed by the Brazilian Association of Technical Standards (or ABNT), particularly:  NBR 8044 “Geotechnical Project – Procedures”: establishes the procedures to be observed in geotechnical studies and projects; and  NBR 13029 “Development and Presentation of Plans for the Disposal of Waste Rock Heaps”: establishes the minimum requirements for the development and presentation of the plan of the heaps to be used for the disposal of waste rock in order to comply with safety, operational, economic, and decommissioning conditions. The geotechnical investigation campaigns executed to date include site investigation and laboratory testing. The site investigation includes:  Standard penetration test (SPT)  Test pits with collection of non-deformed samples  Exploratory drilling and collection of non-deformed samples and field analyses, for the determination of density by the sand bottle or drive-cylinder method. These actions follow the recommended procedures set out in Directives ABNT/NBR-6484, NBR-9604, NBR-9820, NBR-7185 (sand bottle test), and NBR-9813 (drive-cylinder test). The geotechnical testing does not undergo any QA/QC program with its testing.  There are water level indicators and piezometers installed on the slopes as well as surface benchmarks on the benches of the mine, in accordance with directive ABNT/NBR-13895 (Figure 7.2). A series of laboratory testing campaigns have been executed to characterize the type and strength of the materials found at CMT. The laboratory testing programs included:  Atterberg limits (NBR-6459 and NBR-7180)  Soil samples - Preparation for compaction and characterization tests (NBR-6457)  Soil - Grain size analysis (NBR-7181)  Specific mass of the solids (NBR-6508)  Soil - Compaction test (NBR-7182)  Los Angeles abrasion test (NBR - NM51)  Soil - Determination of the coefficient of permeability from granular soils at constant head (NBR-13292)  Determination of void ratio (NBR-12004 and 12051) In 2019, WALM prepared a report summarizing the geotechnical investigation campaigns carried out by Mosaic Fertilizantes at CMT between 1995 and 2015. A summary of the geotechnical investigation campaigns can be seen in Table 7.3. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 7-11 Table 7.3: Compilation of Data from the Geotechnical Analysis Campaigns at CMT Note: CIU – Consolidated Isotropic Undrained Strength parameters of the different materials found at CMT were determined based on the results of the laboratory tests. The properties of the different units are presented in Table 7.4. Table 7.4: Material Geotechnical Properties 7.4.1 Qualified Person’s Opinion The QP has reviewed the available geotechnical data and procedures. The data are well documented via original digital and hard copy records and were collected using industry standard practices in place at the time. The data has undergone thorough internal and third-party data verification reviews, as described in Section 9.0 of this TRS. The QP is not aware of any geotechnical drilling, sampling, or recovery factors that could materially affect the accuracy and reliability of the results of the historical or recent geotechnical drilling. Year Drill holes Laboratory tests Material 1999 - Triaxial CIU Kaolinized Soil 2005-2006 10 test wells Triaxial CIU (natural and saturated) Yellow clay, Titanium and Friable Phosphate 2008 50 test wells (20 samples) Specific weight of grains Natural specific weight Triaxial CIU (natural and saturated) Yellow Clay, Titanium and Friable Phosphate 2013 15 drill holes (13 samples) Triaxial CIU (natural and saturated) Isalterite, Friable Phosphate, Titanium, Syenite, Yellow Clay and Isalterite/Kaolin 2015 12 test wells Triaxial CIU (natural and saturated) Syenite, Friable Phosphate, Titanium and Clays c’ (kPa) f' (°) c’ (kPa) f' (°) Soil 18 20 50 29 42 32 Titanium 20 21 40 31 30 33 Friable phosphate 22 22 23 29 21 32 Kaolinized materials 22 22 37 31 35 29 Triaxial CIU nat Triaxial CIU sat Material γ wet (kN/m³) γ sat (kN/m³) Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

8-1 8.0 SAMPLE PREPARATION, ANALYSES, AND SECURITY 8.1 Site Sample Preparation Methods and Security Sample preparation and analysis for two time periods, 1988-2009 and 2010-Present, are detailed in the subsections below. 8.1.1 Drilling Campaigns from 1983 to 2009 (Fosfértil) From 1983 to 2009, samples were collected by Fosfértil staff and contractors. Drilling logs were prepared by geologists in relation to the geological and geotechnical characteristics and uploaded in the Datamine Studio software. A sampling plan was executed using intervals with a length of 5.0 m, considering the geological and weathering contacts. The minimal accepted sample length was 0.5 m and the maximum was 7.0 m. Half-core samples were taken with a special sampling spoon for friable materials or cut using a diamond saw for compact materials. Samples were stored in large plastic bags, weighed, and tagged. The mean weight of each sample was 9.5 kg. One-half of the sample was sent to the Fosfértil analytical laboratory; the other was archived in a core storage facility on site. Sampling and tagging were carried out by SRJ Geologia e Serviços Ltda (a local contractor) at the mine preparation facility and were assayed at the Fosfértil laboratory. The preparation protocol consisted of drying and crushing to 100%-½", Jones-splitting of 250 gram (g) to 300 g aliquots, and pulverization to 100%-150 microns (μm; 100 mesh). Pulp rejects were returned and are currently stored at the Tapira storage facility. Current sample preparation was conducted by Fosfértil geology personnel at the lab. The mine laboratory has been used to assay the exploration samples since 1998. From 2002 onwards, pulverized samples were assayed by pressed pellet x- ray fluorescence (XRF) for total P2O5, CaO, SiO2, MgO, Al2O3, Fe2O3, and TiO2 grades. Assay results were reported on signed, printed certificates, and Digital certificates in Word format, including Excel tables, were submitted to the geologists via e-mail. 8.1.2 Drilling Campaigns from 2010 to Present (Vale and Mosaic) After the acquisition of the CMT Property by Vale in 2010 and Mosaic in 2018, the procedures for sampling and assaying did not change significantly. The main guidelines for sampling and assaying were:  Drilling before May 2012: Intervals with a length of 5.0 m broken by geology and weathering. The collected samples had a minimum length of 2.5 m and a maximum of 7.5 m. Geological units shorter than 2.5 m were incorporated into a larger sample.  Drilling from May 2012 onwards: Intervals with a length of 3.0 m broken by geology and weathering. The collected samples should have a minimum length of 1.5 m and a maximum of 4.5 m.  Since 2018, the protocol used prior to 2012 has been adopted: the collected samples should have a minimum length of 2.5 m and a maximum of 7.5 m. Geological units shorter than 2.5 m were incorporated into a bigger sample.  The sample intervals were marked on the core boxes with sequential numbering.  After 2012: Intervals with less than 60% core recovery were not sampled and are marked with the code NS in the database. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 8-2  All sample information was directly filed by the geologist in the DHLogger_GDMS system.  Half-core samples were taken with a special sampling spoon for friable materials or cut using a diamond saw for compact materials. Samples were stored in large plastic bags, weighed, and tagged.  Logging was performed by Mosaic (previously Vale) geologists and sampling and tagging were prepared by the contractors.  After sampling the remaining material was kept in the box and stored in the core shed.  Sample submission forms were prepared for dispatch to the physical and chemical analysis laboratories.  Analyses were performed in internal laboratories between 2010 and 2011. In 2012 the analyses were performed by the SGS Laboratory, located in the town of Vespasiano, in the state of Minas Gerais, Brazil. From 2013 all samples were analyzed by the ALS Laboratory, located in the city of Lima, Peru.  The analytical laboratories hold the following certifications:  SGS Laboratory, Vespasiano city, Brazil: ISO 9001, ISO 14001, Brazil Certificate of Accreditation (Environmental Laboratory), Regional Chemical Council (2nd Region Minas Gerais) Company Certificate.  ALS Laboratory, Lima Peru: ISO 17025 - Standards Council of Canada Certificate of Accreditation. Chemical analyses were performed for the following major elements: P2O5, CaO, MgO, Al2O3, Fe2O3, SiO2, BaO, K2O, MnO, Na2O, TiO2, and loss on ignition (LOI). Other minor elements were also analyzed. SGS used the ICP method while the CMT internal laboratory and ALS used the XRF method for the major elements. All samples analyzed in 2012 by SGS were discarded and re-assayed by ALS using the XRF method in 2013. 8.2 Laboratory Sample Preparation Methods and Analytical Procedures 8.2.1 Density The density measurements used for Mineral Resource evaluation were performed by Vale S.A. after 2010. Density data collected prior to 2010 was discarded due the lack of details of the methods and procedures used. A total of 6,173 density determinations were carried out using the following methods: 8.2.1.1 Archimedes Principle Hydrostatic Balance (drill hole samples) The drill core samples were weighed before packaging in thin plastic (natural weight) and weighted again after being sealed (natural weight plus packaging). The samples were placed in a container filled with water and the weight of the sample in water was measured with the aid of a bespoke tool that is attached to the hydrostatic scale. After weighing the samples in water, the samples were unpackaged and dried for 24 hours. After drying, they were weighed again to obtain the dry weight. Density was then calculated as follows: Density_natural = natural weight / {[(nat weight + pack) – (nat weight + pack in water)] – [(nat weight + pack) – (nat weight)]} Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira SEC S-K 1300 Technical Report Summary Report Date: February 9, 2022 Effective Date: December 31, 2021 Complexo Mineração de Tapira 8-3 8.2.1.2 Excavation with Sand Fill (in-situ samples) The basic principle of the sand replacement method was to measure the in-situ volume of the hole from which the material was excavated, based on the weight of the sand of known density that fills the hole. The in-situ density of the material was given by the weight of the excavated material divided by the in-situ volume. 8.2.1.3 Core Cutter (in-situ samples) The core cutter method was used to determine the field density. A core of known volume was dug into the surface and then weighed, first empty and secondly with the material collected. Density was calculated by dividing mass by volume. 8.3 Quality Control and Quality Assurance (QA/QC) Programs Vale initialized the analytical quality control program in the Tapira phosphate mineral deposit in 2010. The program includes the generation of reference materials certified with their own matrixes, or in other words, each unit has its own certified reference material (CRM), leading to greater adherence of the results. From 2012, a specialist team was created to guarantee the effective control of these processes. 8.3.1 Historical Analytical Quality Control at CMT Considering the absence of analytical quality control programs before 2010, in 2011 Vale carried out a core borehole re-sampling of previous drilling campaigns to verify the information quality of the database. This re- sampling was conducted under the supervision of the AMEC Minproc consultancy company. Vale collected crushed samples from core boreholes drilled from 1981 to 2007. The re-sampling was performed by the Vale technical team and the sample physical preparation was conducted by the Tapira internal laboratory. The samples were analyzed in the SGS Geosol laboratory in Vespasiano, Brazil; 20 percent of all samples were also analyzed in the ALS laboratory in the city of Lima, Peru and 10 percent of all samples were also analyzed in the CMT internal laboratory. In general, the analytical accuracy and precision in relation to the elements analyzed were considered within acceptable limits. No significant contamination was found for the elements analyzed during preparation and analysis. 8.3.2 Analytical Quality Control (2010 to Present) Vale/Mosaic relied partly on the internal analytical quality control measures implemented by the SGS, ALS and CMT internal laboratories. In addition, they implemented external analytical control measures consisting of inserting CRM samples, blank material, and coarse and pulverized duplicate assays) in all sample batches submitted for assaying. Control samples are inserted at a minimum rate of 15 percent per batch. Pulverized and coarse duplicates were analyzed by the CMT internal laboratory (January 2010 to July 2012), the SGS Geosol laboratory in the town of Vespasiano, Brazil (Oct 2012 to February 2013) and the ALS Minerals laboratory in the city of Lima, Peru (October 2013 to present). The blank material is a not a certified commercial product and was not specifically prepared for Mosaic. Ten chemical analyses for each purchased blank were prepared by Mosaic for validation. From October 2011 three different reference materials were created from Tapira samples and certified for Al2O3, BaO, CaO, Fe2O3, MgO, P2O5, SiO2, and TiO2 grades. Besides those certificates, reference material created from 8-4 Araxá phosphate mineral deposit has also been used in CMT analytical QA/QC programs since November 2013. All the CMT CRM standards were recertified by the ILUKA RESOURCES LTD company in October 2015. In 2018/2019 the CRMs were recertified by KYMI LTDA of Belo Horizonte, Brazil. KYMI performed statistical calculations and subsequent evaluations to redefine the acceptance limits. P2O5 grades of the reference material range from 4.94 to 12.11 percent. Table 8.1 shows the specifications of the CMRs used by Mosaic in the Tapira phosphate mineral deposit. In addition, since May 2016 pulverized samples originally assayed at ALS have been sent to SGS for umpire laboratory testing. The controls of the chemical laboratory generally consist of the monitoring of CRMs, using the same principles to validate the results in terms of accuracy proposed by international methods of chemical analysis. The equation used in these guidelines for the evaluation of the results of the analysis of the standards or CRM is: |Vc – Vm ≤ 3 √[(std.Error)2 + α2]| Where: Vc = Certified value Vm = Value obtained from the analysis of the CRM 3 = Parameter of quality assurance of the action Std.Error = Standard error in the certified material statistics α =Sampling process error of primary laboratory Table 8.1: Specifications of Certified Reference Materials used by Mosaic for Tapira To control the precision, duplicates were used. Each type of duplicate controls a separate stage of the process. Field duplicates control the accuracy of the measurement process, from the sampling stage to sample preparation and analysis. Crushed duplicates, meanwhile, allow for the monitoring of sample preparation, while pulverized samples can be used to monitor only the analytical process. There are two types of control of pulverized samples: reproducibility and repeatability. For the control of reproducibility, a certain quantity of pulverized samples is duplicated and sent to the secondary laboratory. The differences found in these pairs are a measure of analytical reproducibility, made flexible by the fact that laboratories do not strictly follow the same analytical routines. The control of repeatability, meanwhile, is not strictly necessary in geological testing, as the conditions of the laboratory vary between the batches received (analysts, reagents, equipment, calibration curves and other elements may change). What is controlled in such cases is the precision of the laboratory, defined in ISO 5725-3 as an intermediate measure of precision. For quality assurance and precision verification, crushed and pulverized duplicates were used. These are referred to in the company's internal terminology as CDP and PDS, respectively. All the samples are currently validated as Certified Reference Material Certified Value (P2O5%) Standard Deviation Lab Deviation Source CMA03-10 4.936 0.0324 0.1126 KYMI LTDA CMT01-19 12.105 0.0599 0.1194 KYMI LTDA CMT02-19 11.385 0.0479 0.144 KYMI LTDA CMT03-19 8.369 0.0383 0.109 KYMI LTDA Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

8-5 being within the acceptable limits and liberation parameters of their pre-defined batches, established in accordance with the internal procedures set out in the requirements listed above. 8.4 Qualified Person’s Opinion The QP has reviewed the available sampling preparation, analytical and sample security (chain of custody) procedures, and validations applied to the CMT data after 1984, as well as the quality control program implemented since 2010. The data and methods are well documented via original digital and hard copy records and were collected using industry standard practices in place at the time. All data has been organized into a current and secure spatial relational database. The data has undergone thorough internal and third-party data verification reviews, as described in Section 9.0 of this TRS. The QP is not aware of any sampling, analytical, or sample security factors that could materially affect the accuracy and reliability of the results of the historical or recent exploration drilling. The QP considers that the sampling and analytical data collected after 1984 are of sufficient quality to support Mineral Resource evaluation. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 9-1 9.0 DATA VERIFICATION 9.1 Site Visit Data Verification As part of the data and methodology verification process, the Golder QPs performed a personal inspection site visit at CMT during November 8 and 9, 2021. The site visit was completed in fulfilment of the requirement that the Mineral Resource or Mineral Reserves QP(s) perform a current site visit to the project in support of preparation of any S-K 1300 Mineral Resource and/or Mineral Reserve statements, or TRS. The purpose of the site visit was to allow the QPs to observe key aspects of the project site and operations including deposit geology, current and previous exploration programs, mining operations, mineral beneficiation operations and site infrastructure. Key members of the CMT geology and mining operations teams and senior management teams were engaged with the Golder QPs throughout the site visit to allow for in depth discussion and verification of current and historical methods and results and to discuss any concerns and recommendations. Activities performed by the QPs during the site visit included the following:  General overview of the deposit geology, exploration, and mining operations history with the CMT mining operations and senior management teams.  Observed several active drill rigs completing exploration core drilling as part of the annual CMT long-term (exploration) drilling program. The drill site review included a review of the drill hole location and final surveying methods, drilling methods, core recovery, and boxing methodology and drill core chain of custody.  Performed collar location checks on seven exploration drill holes that were included in the current geological model (see further discussion below).  Visited the CMT core shed and reviewed drill core from two long-term core drill holes. This review included a discussion on core handling and security, drill core logging, sample identification and selection, field (blind) analytical QA/QC sample insertion, drill core storage and sample reject (coarse and pulp) storage.  Reviewed geological data collection, data management, interpretation, geology and grade modelling and Mineral Resource estimation procedures with the CMT geology team.  Observed several active drill rigs completing grade control and blast hole drilling as part of the current mining operations grade control and drill and blast processes. The grade control process review included observation of the manual quartering and sample selection process used to select the grade control and metallurgical samples for analysis at the onsite laboratory.  Visited the on-site sample preparation, chemical laboratory, and metallurgical laboratory to review grade control and metallurgical sample receiving, sample preparation, analysis, QA/QC procedures and sample and reject storage procedures for the CMT short-term sampling.  Visited the ore handling system including primary and secondary crushing, belt conveying and homogenization stockpile with stacker/reclaimer system  Visited the mining operation and observed current conditions for the haul roads, pit ramps and access, pit wall stability, mining equipment, mine operations, blasting procedures, pit and surface water management and overburden storage facilities and operations. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 9-2  Visited the process tailings storage facilities, observed conditions and operations, and discussed planned expansions of the impoundments with the site team  Visited the CMT process plant operations, including the milling operations (rod-and-ball mills, and low intensity magnetic separation), hydrocyclone (fines separation and classification), and the coarse, fine and ultrafine flotation process (rougher and fine bed flotation and fine columnar flotation), as well as product storage facilities.  Visited the various support infrastructure facilities used to support the operation, including the power station, product loadout, workshops and warehouses, service facilities and explosives storage facilities.  Met with the permitting and environmental team to discuss any environmental/permitting issues and status of planned permitting activities.  Met with the site short term planning team to discuss current resource update methodologies for updating the resource model, and methods for updating current short-range mine plans. It should be noted that both historical and current long-term (exploration) samples at CMT were submitted to offsite, third-party commercial laboratories for analyses; the third-party laboratories were not visited as part of the QP site visit. As presented in the bullets above, the QP visited collar locations for seven exploration drill holes that were included in the current geological model database; one additional drill hole that was completed after the modelling database was finalized was also visited. Given the current pit limits, many of the CMT exploration drill holes used to develop the geological model now fall within the current pit limits; as a result, drill holes available for verification purposes during the site visit were limited to the resource area outside of the current mining operations limits. Figure 9.1 presents the locations of the drill holes verified during the site visit. The drill hole collar locations were typically marked by a cement slab with a short section of PVC pipe sticking up from the slab serving as a monument for the drill collar. The drill hole collar monuments had a metal drill hole identification tag recording the drill hole name, completion date, total depth, azimuth, dip, and collar coordinates. The drill hole collar positions were verified by the QP using a handheld non-differential GPS. Table 9.1 presents a summary of the drill hole collar coordinates recorded during the site visit along with the comparison against the drill hole collar coordinates recorded in the geological database. In general, the drill hole collar positions were found to be within the allowable tolerances given the relative precision of the original drill hole collar survey and the handheld GPS coordinates collected by the QP during the site visit. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 9-3 Table 9.1: CMT Site Visit Drill Hole Collar Coordinates Verification Easting (m) Northing (m) Elevation (m) Easting (m) Northing (m) Elevation (m) Easting (m) Northing (m) Elevation (m) CMT MTP DH 413 308,990 7,801,384 1,337 308,988 7,801,381 1,331 -1 -4 -6 CMT MTP DH 435 309,255 7,800,944 1,327 309,221 7,800,974 1,325 -34 30 -2 No collar found CMT MTP DH 348 310,121 7,801,309 1,336 310,119 7,801,308 1,330 -3 -1 -6 CMT MTP DH 405 309,486 7,801,968 1,305 309,487 7,801,965 1,303 1 -3 -2 CMT MTP DH 0439 308,841 7,800,811 1,272 308,844 7,800,810 1,269 3 -1 -3 CMT MTP DH 0438 308,863 7,800,611 1,278 308,864 7,800,609 1,276 1 -1 -2 CMT MTP DH 0510 308,416 7,800,206 1,321 308,416 7,800,204 1,321 0 -2 0 -5 3 -3 DHID GPS CMT Database Difference Notes Average Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

!( !( !( !( !( !( !( BR-146 BR-146 305000 305000 310000 310000 78 00 00 0 78 00 00 0 78 05 00 0 78 05 00 0 1 in 0 P:\Projects\Mosaic\Tapira\99_PROJ\20446248_MF_SK_1300_Phase2\0001_TRS\40_PROD\20446248-0001-HS-0003_mod.mxd IF T H IS M E A S U R E M E N T D O E S N O T M AT C H W H AT IS S H O W N , T H E S H E E T H A S B E E N M O D IF IE D F R O M : A N S I A 20446248 - - .1 DW DTD - CONSULTANT PROJECT NO. CONTROL REV. FIGURE YYYY-MM-DD DESIGNED PREPARED REVIEWED APPROVED REFERENCE(S) COORDINATE SYSTEM: UTM ZONE 23S IMAGERY SOURCES: ESRI, HERE, GARMIN, INTERMAP, INCREMENT P CORP., GEBCO, USGS, FAO, NPS, NRCAN, GEOBASE, IGN, KADASTER NL, ORDNANCE SURVEY, ESRI JAPAN, METI, ESRI CHINA (HONG KONG), (C) OPENSTREETMAP CONTRIBUTORS, AND THE GIS USER COMMUNITY 2022-02-08 CLIENT THE MOSAIC COMPANY PROJECT SEC S-K 1300 TECHNICAL REPORT SUMMARY MOSAIC FERTILIZANTES: COMPLEXO MINERACAO DE TAPIRA TITLE - 0 1.5 3 Kilometers1 " = 1.5 km MAP AREA LEGEND Drill Holes !( Visited Drill Holes Tapira Phosphate Property Igneous Complex Boundary Road Mining Concession Mining Application 9-5 9.2 Mineral Resources Golder reviewed the following items, as discussed in the sub-sections below, as part of its geological data, modeling, and Mineral Resource estimation verification. 9.2.1 Assay Certificates The modeling database includes a total of 51,870 assay samples with P2O5 values. Signed PDF assay certificates for 25,220 of those samples were provided for review. All the available certificates were compared against the assay database records and only 75 samples had different values in the database than those in the assay certificates. Of the 51,870 samples in the assay database, 22,579 were included in the four resource domains with P2O5 values. Assay certificates were provided for 10,271 of these samples (45%) and only 36 samples had different values in the database than in the assay certificates (0.35%). 9.2.2 Quality Assurance and Quality Control Programs Golder reviewed Mosaic’s documentation relating to the QA/QC programs that were completed in the post-mortem phase as well as the current exploration phases. This review included an evaluation of the amount of CRM standards, duplicates, and blanks that were incorporated into the sampling plans as well as an evaluation of the CRM composition and suitability for use relative to the style and grade range of the mineralization. 9.2.3 Block Model Golder reviewed in detail the modeling inputs, procedures, parameters and results for the lithological, weathering and grade modeling. The interpolation of the grade parameters was justified with Golder’s independent analysis and comparison of additional modeling techniques. The results of the comparison showed that the grade interpolation on a global scale did not materially change with different interpolation techniques. 9.2.4 Variography Golder reviewed in detail the assumptions and data that went into the P2O5 variogram analysis. This was completed by re-creating the variograms using the data provided and analyzing the variograms to determine if the same results could be read from the graphs. Overall, Golder did not find material errors in the assumptions or interpretation of the variograms. 9.2.5 Resource Tonnage Estimate Golder reviewed the constraints and assumptions that were made in establishing the Mineral Resource pit shell. The Mineral Resource pit shell was also validated visually based on cross section review of the pit shell and the block model coded for resource definition criteria for domain and COGs. 9.2.6 Limitations on Data Verification The Golder QP was not directly involved in the exploration drilling and sampling programs that formed the basis for collecting the data used in the geological modeling and Mineral Resource estimates for CMT. As a result, the Golder QP was not able to observe the drilling, sampling or sample preparation while in progress; and therefore, Golder has had to rely upon forensic review of the exploration program data, documentation, and standard database validation checks to ensure the resultant geological database is representative and reliable for use in geological modeling and Mineral Resource and Reserve estimation. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 9-6 The Golder QP is not aware of any other limitations on nor failure to conduct appropriate data verification. 9.2.7 Statement on Adequacy of Data The Golder QP responsible for the estimation of CMT Mineral Resources has verified the data used in the preparation of the geological model and resultant Mineral Resource estimate, including collar survey, downhole geological data and observations, sampling, analytical, and other test data underlying the information or opinions contained in the written disclosure presented in this TRS. The Mineral Resource QP, by way of the data verification process described in this Section, has used only that data, which were deemed by the QP to have been generated with proper industry standard procedures, were accurately transcribed from the original source and were suitable to be used for the purpose of preparing geological models and Mineral Resource estimates. Data that could not be verified to this standard were reviewed for information purposes only but were not used in the development of the geological models, or Mineral Resource estimates, presented in this TRS. 9.3 Mine Plan, Cost Model, and Mineral Reserves Review Golder reviewed the following items, as discussed in the sub-sections below, as part of its mine planning, cost model, and Mineral Reserves data verification. 9.3.1 Geotechnical Golder reviewed the 2021 geotechnical report summarizing the stability analysis of the Final Pit. Stability analyses were performed in multiple locations in the final pit, resulting in segregation of the mining area into seven geotechnical zones and 4 geotechnical sectors with varying face angles and berm widths. The resulting mine design meets the standards dictated by Mosaic to have a minimum safety factor of 1.3. 9.3.2 Mining Methods The proximity of the mineralized ore to the surface results in the use of surface mining methods to extract the material. The shape of the mineralized zone further defined the surface mining design as an open-pit mine using excavators and trucks as the primary mining equipment. The drill-and-blast work was contracted to Enaex Britante with both ANFO and emulsion used as blasting agents to fracture the rock to a manageable size. The rock was then hauled to the beneficiation plant (ore), or to the ex-pit storage facilities (waste). 9.3.3 Cutoff Grade and Modifying Factors Golder reviewed the calculations used to establish the COG of 4.5% P2O5 referred to in Section 12.2.5. These calculations summarize the amount of apatite concentrate produced per wet tonne of ore, at about a 1.58 (55.4% / 35.0%) multiple of the assayed P2O5 grade. Therefore, the mass recovery of an assayed 4.5% P2O5 grade becomes 7.1%, which computes to about 61.1 kilograms of concentrate for 865.7 kilograms of dry ore. At this COG, the block is amenable to beneficiation, but further block valuation calculations determine whether the block will have a positive cashflow. CMT has historically used a 5.0% COG. CMT applies modifying factors to the ore blocks by examining lithological and weathering boundaries, the portion of a block which will come into contact with a neighboring waste block and what the grade of that neighboring waste block is. The CMT mine does not apply any additional mining recovery factors to the ore extraction, assuming their equipment is selective enough to be able to mine to the boundary of the ore and the waste as defined by the interpolated rock unit triangulations. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 9-7 9.3.4 Pit Optimization Golder reviewed the pit optimization inputs and assumptions provided by Mosaic by conducting an independent pit optimization exercise using the same input values, beginning topography, and permit boundaries. The pit optimization is based on a script used to place a value on the blocks after looking at the mining and beneficiation costs. Golder concluded that the ultimate pit shell and waste/ore quantities provided by Mosaic were reasonable given the pit optimization inputs and that this ultimate pit shell provides a positive economic value. 9.3.5 Mine Design The ultimate pit shell selected from the pit optimization exercise was refined to yield the final pit shell by integrating operational design characteristics, including ramp locations and grades, OSF locations, mining width and height, and other practical mining considerations, given pit geometry. The mine is divided into 4 different fronts: Bigorna, Front 2, Front 5 and Front 6. Access ramps are designed with a maximum slope of 8%. Benches are designed to have a 12-m to 15-m width and a 10-m height, with varying face angles depending upon the mine area, the lithology, and weathering. 9.3.6 Production Schedule Production sequencing was carried out using the Deswik interactive scheduler which allows the user to visually plan multiple ongoing mining faces simultaneously. Ore blocks were selected using the “digline” functionality in Deswik, while waste blocks were placed into the nearest OSF with available capacity. Golder reviewed the phase delineations and quantities provided by Mosaic and verified that the mining sequence was reasonable and will support the planned production for the LOM Plan. 9.3.7 Labor and Equipment Golder reviewed the productivity calculations used for equipment fleet size estimations, including equipment capacity, availability and utilization percentages, equipment operating hours, and haul distances. The truck fleet is adequately sized for the requirements of the mine and matches well with the selected excavators. The operational plan of CMT includes the use of four teams on 12-hour shifts, operating 24 hours per day, 365 days per year, with a staff of approximately 270 hourly employees. To calculate the required personnel, the annual count of loading/transportation equipment is multiplied by the number of teams (4), and the equipment availability and then increased by a factor 10% to account for the 75th percentile of availability and 13.3% for absenteeism. 9.3.8 Limitations on Data Verification The Golder QP is not aware of any other limitations on nor failure to conduct appropriate data verification. 9.3.9 Statement on Adequacy of Data The Golder QP responsible for Mine Planning and Mineral Reserve estimates has verified the data used in the preparation of the mine design and resultant Mineral Reserve estimate, including geotechnical design criteria, COG calculations, mine modifying factors, production schedule, labor and equipment estimates, and other test data underlying the information, or opinions, contained in the written disclosure presented in this TRS. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

9-8 The QP has used only that data which was deemed by the QP to have been generated with proper industry standard procedures, was accurately transcribed from the original source and was suitable to be used for the purpose of preparing the mine design and Mineral Reserve estimates. Data that could not be verified to this standard was reviewed for information purposes only but was not used in the development of the mine design, or Mineral Reserve estimates, presented in this TRS. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 10-1 10.0 MINERAL BENEFICIATION AND METALLURGICAL TESTING 10.1 Metallurgical Testing and Analytical Procedures 10.1.1 Test Work and Program History The Tapira beneficiation plant has been operating since 1978 and during that time the ownership has changed three times. Vale S.A. acquired the Tapira operations in 2010 and in early 2018 Mosaic Fertilizantes P&K S.A. acquired Vale Fertilizers assets, including the Tapira operations. The test programs performed for the original owner more than 43 years ago to develop process design criteria are not available to Mosaic. 10.1.2 Historical Test Work Results The results of the historical tests that were used in the development of the beneficiation plant are not available to Mosaic. Mosaic has eleven standard procedures covering core drilling, core logging, core sampling, preparation of samples for chemical analysis and for characterization testing. Currently, drill core samples are used for density determinations (whole cores) and for chemically analysis (prepared cores). Also, samples of cuttings from percussion drills are tested. The samples containing at least 5% P2O5 are considered potential ore and are subjected to routine characterization tests consisting of milling to a P80 of 104 μm, low intensity magnetic separation to reject magnetite, and size classification to reject <37 μm fines. The >37 μm (400 mesh) fraction is attritioned at 60% solids and pH 8.6 for 10 minutes and then fines separated at 37 um. The <37 μm fraction is rejected, while the >37 μm fraction is subjected to three or more flotation tests to examine the grade recovery relationship at different reagent dosages. The magnetic reject, the -37 μm rejects, the flotation tailings, and the flotation concentrate are dried, weighed, and chemically analyzed. The results of geometallurgical testing, including reagent dosages are made available to the mine planning team. The laboratory process does not investigate ultra-fine flotation. Ultra-fine concentrate is predicted as a percentage of conventional concentrate. Additional characterization tests, as listed below, are performed on core samples selected by the mine planning team.  Chemical composition of the run-of-mine: Chemical analysis of the global sample including P2O5, CaO, Al2O3, Fe2O3, SiO2, TiO2, MgO, BaO, Nb2O5, S, CO2, and LOI.  Size by size chemical composition of the crushed sample (<3 mm) and of the ground sample (<0.208mm). The wet screened size fractions are analyzed for the same elements as the global sample.  Cation-exchange capacity determination  Analysis of mineral liberation and associations  Mineralogical analysis  Bond Work Index (WI) Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 10-2  Flotation tests with different typologies and different grades for process optimization. The core samples subjected to routine characterization tests provide geometallurgical data for long-term planning. The samples from percussion drilling subjected to routine characterization tests provide data for short-term planning. Selected samples, representing four main lithotypes as identified in Table 10.1, are examined. Domains 6 and 7, which have a higher ratio of CaO:P2O5, are more problematic than Domains 3 and 4. Table 10.1: Main Lithotypes 10.2 Representativeness of Metallurgical Testing The short-term data base, established from testing 8,246 samples from percussion drilling, indicated that the average ROM grade was 9.21% P2O5 and that the average mass and metallurgical recoveries were 14.88% and 55.80% respectively. The long-term data base, established from 2,714 drill core samples, indicated that the average ROM grade was 9.35% P2O5 and that the average mass and metallurgical recoveries were 13.77% and 49.94%, respectively. The number of samples is large enough to represent the four main ore domains. 10.3 Laboratory Used for Metallurgical Testing The geometallurgical testing and chemical analyses of the geometallurgical samples are performed by the Tapira internal laboratory. Certified laboratories (ALS in Lima, Peru and SGS in Vespasiano – MG) are also used. The SGS lab analyzes the drill core samples and is also used as a check laboratory. All samples analyzed in 2012 by SGS were discarded and re- assayed in 2013 by ALS using XRF method. Paired data from the Tapira Internal Laboratory, SGS and ALS were validated by Mosaic staff through bias charts, quantile-quantile, and relative precision plots for the following elements: P2O5, CaO, MgO, Fe2O3, SiO2 and Al2O3. The data examined showed that the assay results can be reproduced by SGS and ALS from coarse and pulp duplicates with high confidence. The Tapira Internal Laboratory also presented results with high confidence. In addition, for the three laboratories, all duplicate pairs have a correlation coefficient of at least 0.99. The analytical laboratories hold the following certifications:  SGS Laboratory, Vespasiano city, Brazil: ISO 9001, ISO 14001, Brazil Certificate of Accreditation (Environmental Laboratory), Regional Chemical Council (2nd Region Minas Gerais) Company Certificate  ALS Laboratory, Lima Peru: ISO 17025: Standards Council of Canada Certificate of Accreditation Domain Lithotype 3 Isalterite/BEB-FCR 4 Isalterite/BEB 6 Semi-weathered/BEB-FCR 7 Semi-weathered/BEB Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 10-3 10.4 Recovery Estimates 10.4.1 Mass Recovery This sub-section contains forward-looking information related to mass recovery for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including actual plant feed characteristics that are different from the historical operations or from samples tested to date, and, equipment and operational performance that yield different results from the historical operations and historical and current test work results. The density and chemical analyses of ore samples were used for kriging the grades of blocks of ore. The interpolated mean values of P2O5, CaO, and Fe2O3 were used for each for the weathering domains. Mass recovery, an important parameter impacting the operating cost, is determined by the following relationship: Mass Recovery = 100 x concentrate mass / ROM mass The geometallurgical test data are evaluated periodically to establish an equation for predicting mass recovery as a function of ROM chemical composition. The current equation for predicting the mass recovery of conventional phosphate concentrate from Tapira ore is presented below. Section 11.1.9 of this Report provides more information on the block model interpolation of the mass recovery regression equation. Mass Recovery = (1.591393*Weathering Factor) – (0.1674649 * Fe2O3_ROM) + (0.8591265 * CaO_ROM) - (0.03270338 * (CaO_ROM)2) + (0.02173657 * (P2O5_ROM * Fe2O3_ROM)) + (0.05172623 * (P2O5_ROM * CaO_ROM)) Weathering Factor = Indicator for the type of weathering horizon, 1 for weathered Isalterite domains (03 and 04) and 0 for the semi-weathered domains (06 and 07) Fe2O3 = Iron Oxide CaO = Calcium Oxide P2O5 = Phosphate ROM = Run-of-Mine The predicted mass recovery is for conventional concentrate because the laboratory testing does not include preparation and flotation of the ultrafine flotation feed. The ultrafine concentrate is typically about 8% of the total concentrate. From 2016 through 2020, the actual mass recovery of total concentrate (conventional plus ultrafine concentrates) averaged 14.21% The QP is not aware of any other beneficiation factors or deleterious elements, than those discussed previously, that could have a significant effect on potential economic extraction. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

10-4 10.4.2 Metallurgical Recovery This sub-section contains forward-looking information related to metallurgical recovery for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including actual plant feed characteristics that are different from the historical operations or from samples tested to date, , equipment and operational performance that yield different results from the historical operations and historical and current test work results. The metallurgical recovery is calculated from the mass recovery, the concentrate % P2O5, and the ROM % P2O5 according to the following equation: Metallurgical recovery = 100 x Mass recovery x Concentrate % P2O5 / ROM % P2O5 In the three-year period of 2017 through 2019 the actual metallurgical recovery of conventional concentrate was about 99% of the predicted metallurgical recovery. From 2016 through 2020, the actual metallurgical recovery based on total concentrate tonnes and % P2O5 averaged 58.41% and had an annual maximum of 62.4%. 10.4.3 Concentrate Quality The monthly concentrate quality during 2018, 2019, and 2020 are summarized in Table 10.2. The minimum and maximum values for each year are monthly averages. The coarse concentrate typically contains slightly higher %P2O5 and slightly lower %Fe2O3 than the fine concentrate. The total (combined coarse and fine) concentrate consistently averages more than 35% P2O5 and less than 2.9% Fe2O3. Table 10.2: Annual Concentrate Quality Notes: 1) Conventional concentrate from monthly average data 2) Ultrafine concentrate from monthly average data 3) Combined conventional and ultrafine concentrates from monthly average data For forecasting purposes Mosaic assumes that both the conventional and ultrafine concentrates will contain 35% P2O5 by weight. As shown by Table 10.2, this assumption is slightly conservative. Min Avg Max Min Avg Max Min Avg Max Min Avg Max P2O5% 35.15 35.49 36.36 35.11 35.30 35.59 35.10 35.32 35.57 35.03 35.15 35.43 Fe2O3% 1.84 2.20 2.42 1.86 2.31 2.81 2.29 2.58 2.73 2.04 2.28 2.74 Al2O3% 0.24 0.36 0.44 0.34 0.36 0.47 0.28 0.37 0.48 0.29 0.35 0.47 MgO% 0.27 0.35 0.47 0.18 0.35 0.52 - 0.41 0.64 0.42 0.55 0.74 CaO% 48.96 49.51 50.37 47.91 49.02 50.17 47.43 48.28 48.93 47.71 48.95 49.73 P2O5% 35.17 35.41 35.68 34.73 35.11 35.67 34.06 34.86 35.26 34.64 35.05 35.32 Fe2O3% 1.65 2.28 3.09 1.51 2.43 3.68 2.11 2.73 3.62 1.79 2.34 3.44 P2O5% 35.18 35.49 36.30 35.14 35.28 35.55 35.02 35.28 35.53 35.03 35.14 35.39 Fe2O3% 1.83 2.21 2.48 1.83 2.32 2.89 2.31 2.59 2.79 2.07 2.30 2.79 Total3 2020 Coarse 1 2018 2019 2021 Fine2 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 10-5 Mass recoveries are forecast by a regression equation developed from geometallurgical test data and ore chemical analyses. Typically, mining activity causes the ore grade to be diluted and Mosaic takes dilution into account before applying the predictive equation. The forecast metallurgical recovery is calculated from the forecasts of mass recovery and concentrate % P2O5 and the diluted ROM %P2O5. 10.5 Qualified Person’s Opinion The metallurgical and analytical testing and historical data is adequate for the estimation of mass and metallurgical recovery estimation factors and estimation of Mineral Reserves. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 11-1 11.0 MINERAL RESOURCE ESTIMATES 11.1 Key Assumptions, Parameters, and Methods 11.1.1 Geological Database The CMT database contains 1,766 diamond core drill holes 11,104 percussive drill holes. All validated data were used to prepare the 3D geological model of the deposit, but only the diamond core drill holes performed after the year of 1984 with linear core recovery >60% were used to perform the Mineral Resource grade estimations. The core drill holes from 1967-1980 did not include any QA/QC; and therefore, are not used in the Mineral Resource grade estimations. Core drilling from 1981-2007 are supported by a “post-mortem” QA/QC data validation process and core drill holes from 2010 onward are supported by a full QA/QC program. Core drilling from 1981-1983 was excluded from the Mineral Resource grade estimations due to poor survey and core recovery records. Table 11.1 and Table 11.2 summarize the drill hole data used. Table 11.1: Summary of Drillholes Used for the Models Model Drill Hole Type Year Number Total Length (m) Assayed Samples DDH 1967-2017 1,766 183,353 51,871 Percussive 2014-2019 11,104 111,614 10,893 12,870 294,967 62,764 Resource Grade Estimation DDH 1984-2019 1,180 136,756 39,124 Geological Total Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 11-2 Table 11.2: Diamond Core Drillhole Campaigns by Year and by Use in Mineral Resource Evaluation Activities 11.1.2 Core Recovery The mean recovery of the drill core samples for the four domains was 93.38% (see discussion of domains below). For compositing, only samples with more than 60% recovery were used. Samples with a recovery rate below 60% were excluded before the compositing process, along with samples with a final chemical balance of over 102%. The number of samples with core sample recovery below 60% represents 1.39% of the total sample population while the number of samples with core sample recovery greater than 102% represents 0.10% of the total sample population. While such samples exhibit only small differences in their mean grade values, they were excluded from the Mineral Resource estimation and categorization processes. Year Number of Boreholes Length (m) Year Number of Boreholes Length (m) Year Number of Boreholes Length (m) 1967 15 1,470 1981 19 1,563 2010 19 1,747 1968 22 1,316 1982 18 1,619 2011 14 1,521 1969 8 653 1983 15 838 2012 107 13,565 1973 1 27 1984 27 2,094 2013 105 13,446 1974 77 4,431 1985 14 1,142 2014 156 19,336 1975 107 8,718 1986 13 1,140 2015 105 13,766 1976 68 3,272 1987 17 1,978 2016 56 6,018 1977 22 981 1988 7 668 2017 79 8,035 1979 28 1,577 1989 7 742 2018 61 7,576 1980 36 1,807 1990 7 703 2019 81 9,727 Total 384 24,253 1991 6 636 Total 783 94,736 1992 4 437 1993 2 255 1994 2 290 1995 5 568 1996 7 762 1997 4 459 1998 17 1,789 1999 25 2,709 2000 29 3,453 2001 44 5,696 2002 49 5,692 2003 30 3,572 2004 65 6,907 2005 102 11,716 2006 40 4,163 2007 24 2,773 Total 599 64,364 Geological Interpretation + Resource Estimation - QA/QC program g p Resource Estimation - No QA/QC but post-mortem validation Geological Interpretation Only - No QA/QC validation Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

11-3 11.1.3 Domain Classification The geological interpretation for CMT considered the lithologies and the weathering, accordingly. The rocks and the products of the weathering characteristics are described in Section 6.3. Two models were built for the Tapira mineral deposit: a weathering model and a lithological model. A combination of both models was used to define the domains used for Mineral Resource estimation. The weathering model consisted of the following rock types:  Alloterite (ALO)  Top Isalterite (ISAT)  Bottom Isalterite (ISAB)  Semi-weathered Rock (RSI)  Fresh Rock (RSA) The geological model consisted of the following rock types:  Soil (COB)  Phoscorite + Bebedourite (FCR)  Bebedourite (BEB)  Carbonatite (CBN)  Syenite (SIE)  Fenite (FEN)  High Titanium Zone (ZTI)  Enclosing Rocks (ENC) The database included codes for 10 different logged geological domains, which represent a combination of lithologies and weathering horizons. Only four have significant phosphorous grades and are included in the Mineral Resource statement:  Domain 3: ISAB-FCR (Bottom Isalterite-Phoscorite)  Domain 4: ISAB-BEB (Bottom Isalaterite Bebedourite)  Domain 6: RSI-FCR (Semi-weathered Phoscorite)  Domain 7: RSI-BEB (Semi-weathered Bebedourite). Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 11-4 Correlation coefficients were completed to help define the domains. Except for the strong correlation of P2O5 and CaO in the isalterites, the linear correlations between variables in the mineralized domains tend to be moderate to weak. In general, Fe2O3 shows moderate negative correlations with CaO, MgO, and SiO2. Table 11.3 summarizes the key grade parameter statistics of the four main geological domains for all the core drilling campaigns. In general, the most weathered types (ISAB-FCR and ISAB-BEB) were richer in P2O5, Al2O3, and Fe2O3 and poorer in CaO, SiO2, and MgO, evidencing the lateritic supergenic process. Compared with the BEB types, the FCR types were slightly higher in P2O5 and CaO, though the differences were not clearly marked. Table 11.3: CMT Raw Data Statistics for the Main Geological Domains including all Core Drilling Data (1967-2019) 11.1.4 Geological Modeling Leapfrog® Geo software was used to construct the solids for both the lithological and weathering models. The topography that was used to constrain the model included an unmined topographic surface as well as the CMT mined topography surface as of December 31, 2020. The unmined topography surface was sourced from a low-resolution historical survey and a laser aerial survey. The low-resolution survey was only used in areas where un-mined surfaces were not available due to mining activities at the time of the laser aerial survey. 11.1.5 Assay Compositing The CMT database contained samples that were collected at irregular length intervals according to the changes in the visual and physical properties of the drill core. Since 2018, and during the Fosfértil campaigns, sampling was performed on 5 m intervals. During the period from 2012 to 2017 (Vale Fertilizantes Campaigns) sampling was performed on 3 m intervals. In all cases, the geological contacts and weathered profile were used to limit the sample intervals (samples honored geological and weathering boundaries). Domain Variable No. Samples Minimum Maximum Mean Std. Dev. Variance Var. Coeff. Q1 Median Q3 P2O5 6,442 0.45 34.99 10.58 3.90 15.22 0.37 8.02 10.20 12.70 CaO 6,415 0.34 45.60 14.47 5.48 30.06 0.38 11.05 14.25 17.55 MgO 5,845 0.07 17.80 3.94 2.95 8.72 0.75 1.44 3.44 5.68 Fe2O3 5,854 6.09 74.93 27.46 8.24 67.91 0.30 22.16 26.25 31.47 SiO2 5,167 0.33 73.70 21.43 8.45 71.42 0.39 15.80 21.85 26.81 Al2O3 5,167 0.04 30.20 4.46 2.31 5.35 0.52 3.03 4.20 5.50 P2O5 7,069 0.19 32.60 8.38 3.33 11.15 0.39 6.11 8.07 10.17 CaO 6,944 0.13 48.27 11.72 4.74 22.53 0.40 8.59 11.51 14.40 MgO 5,208 0.10 21.57 4.74 2.96 8.79 0.63 2.54 4.32 6.35 Fe2O3 5,426 4.57 63.25 25.61 8.03 65.14 0.32 20.43 24.79 30.07 SiO2 2,208 1.46 62.29 24.02 8.57 73.61 0.36 19.12 24.47 28.81 Al2O3 2,208 0.14 28.87 5.08 2.65 6.99 0.53 3.56 4.67 6.00 P2O5 4,080 0.13 29.90 5.84 2.55 6.48 0.44 4.29 5.55 6.97 CaO 4,065 0.35 52.71 19.65 5.42 29.39 0.28 16.66 19.85 22.50 MgO 3,626 0.08 21.60 10.19 2.99 8.91 0.29 8.36 10.30 12.15 Fe2O3 3,629 1.02 55.01 17.97 5.44 29.56 0.30 14.83 16.85 19.75 SiO2 3,294 1.05 65.20 25.94 7.20 51.80 0.28 21.60 26.30 30.70 Al2O3 3,294 0.01 15.65 2.33 1.32 1.74 0.57 1.56 2.19 2.86 P2O5 5,107 0.13 22.57 4.97 2.30 5.31 0.46 3.58 4.72 6.04 CaO 4,956 0.51 54.02 16.89 5.77 33.23 0.35 12.50 17.27 21.20 MgO 3,957 0.85 25.08 8.30 2.53 6.48 0.31 6.75 8.34 9.72 Fe2O3 4,024 1.64 67.56 17.28 5.61 31.68 0.32 13.89 16.29 19.65 SiO2 2,107 3.54 63.83 28.86 6.94 48.11 0.24 24.76 29.84 33.29 Al2O3 2,107 0.13 11.69 2.68 1.40 2.01 0.52 1.76 2.47 3.28 ISAB-FCR (03) ISAB-BEB (04) RSI-FCR (06) RSI_BEB (07) Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 11-5 Figure 11.1 shows the distribution of raw sample lengths for the four mineralized horizons. The large counts of 3 m and 5 m lengths represent the procedures adopted by Mosaic and the previous asset owners. Figure 11.1: Histogram of Raw Sample Length for Resource Domains The procedure used to prepare the composite database was: 1. Samples shorter than 2.5 m from the same mineralized horizon were grouped in 5 m length composites. 2. Samples equal to or longer than 2.5 m were not composited. 3. Composites shorter than 2.5 m as well as those longer than 7.5 m were removed from the final composite dataset. 4. Samples with a core recovery rate below 60% were excluded before the compositing process, along with samples with a final chemical balance of over 102%. Figure 11.2 shows the distribution of the sample lengths after compositing. The composite lengths intervals that were less than 2.5 m and more than 7.5 m were removed to mitigate the problem of statistical support during block grade estimation. Additionally, the samples without QA/QC validation were removed from the final composite data. Rock Codes 2203 (part of Domain 4) and 303 (part of Domain 7) have been excluded from the compositing and grade estimation. Future modeling efforts should include an evaluation of the data for these Rock Codes. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 11-6 Figure 11.2: Histogram of Composite Sample Length for Resource Domains Histograms were used to evaluate the grade distributions after the compositing process and showed that there was no significant difference between the two sizes of composites (3 m and 5 m). Future modeling efforts should include a simplified, uniform compositing basis. This will likely have changes to local estimates, but will likely not have material changes to the global estimate. The number of samples excluded during the compositing process was approximately 6% of the total sample count, being lower in the isalterite horizon at 5% and approximately 8% in the semi-weathered rock horizon. 11.1.6 Evaluation of Outliers An outlier is a data measurement that differs significantly from other observations, whether due to variability in the measurement or experimental error. Outliers sometimes distort the results of an estimation by altering the means of the population. An evaluation of outliers for P2O5, SiO2, and Fe2O3 grades for the mineralized domains was performed as part of the data evaluation and modelling process. The anomalous grades were treated separately during the estimation process. Outliers were defined as the 98-99th percentile of the data range depending on the domain. During the grade estimation, outliers were limited spatially to only influence the model by one block. No capping or cutting was applied. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

11-7 11.1.7 Variography Variography is used to model the continuity of spatial phenomena such as the distribution of grades in a mineralized body. At CMT variography was used to establish the principal directions and ranges of anisotropy for the various grade parameters, by domain, in support of grade modelling and Mineral Resource estimation. ISATIS ® software was used for the preparation of experimental variograms and variogram models. Key parameters of the by domain and grade parameter variogram model are shown in Table 11.4. The model variograms are shown in Figure 11.3. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 11-8 Table 11.4: Variogram Model Parameters – Resource Domains Major Semi Minor 1 Spherical 90 80 20 2 Spherical 500 350 50 1 Spherical 60 50 12 2 Spherical 400 420 60 1 Spherical 100 50 25 2 Spherical 450 380 35 1 Spherical 60 60 20 2 Spherical 500 500 60 1 Spherical 200 8 15 2 Spherical 1500 700 40 1 Spherical 60 60 15 2 Spherical 350 200 70 1 Spherical 100 100 15 2 Spherical 600 500 60 1 Spherical 100 80 12 2 Spherical 700 500 60 1 Spherical 120 100 10 2 Spherical 900 800 50 1 Spherical 150 120 20 2 Spherical 950 650 35 1 Spherical 120 120 15 2 Spherical 850 400 25 1 Spherical 150 120 15 2 Spherical 650 600 20 1 Spherical 110 100 15 2 Spherical 600 500 30 1 Spherical 100 100 15 2 Spherical 600 350 25 1 Spherical 120 120 10 2 Spherical 400 600 50 1 Spherical 180 160 15 2 Spherical 500 300 40 1 Spherical 100 100 15 2 Spherical 1100 750 180 1 Spherical 130 160 15 2 Spherical 1100 800 50 1 Spherical 60 100 10 2 Spherical 800 700 120 1 Spherical 100 100 12 2 Spherical 450 250 80 1 Spherical 150 100 8 2 Spherical 700 450 60 1 Spherical 100 100 5 2 Spherical 700 500 35 1 Spherical 100 120 20 2 Spherical 800 800 50 1 Spherical 180 180 20 2 Spherical 1200 800 35 1 Spherical 200 100 10 2 Spherical 1000 1000 40 1 Spherical 120 220 20 2 Spherical 900 650 30 1 Spherical 100 100 10 2 Spherical 1000 800 60 1 Spherical 110 80 20 2 Spherical 900 800 35 Fe2O3 68 0 0 7 Fe2O3 45 0 0 5.5 ISAB-FCR (03) P2O5 140 0 0 1.5 Domain Variable Rotation Azimuth Plunge Dip MgO 140 0 0 CaO 140 0 0 2.5 Density (Dry) 45 0 0 Al2O3 140 0 0 SiO2 68 0 0 CaO 158 0 0 1.8 ISAB-BEB (04) P2O5 158 0 0 MgO 45 0 0 Density (Dry) 158 0 0 Al2O3 135 0 0 0.6 SiO2 158 0 0 CaO 50 0 0 SiO2 158 0 0RSI-FCR (06) P2O5 50 0 0 MgO 50 0 0 Density (Dry) 135 0 0 Al2O3 140 0 0 Fe2O3 113 0 0 RSI_BEB (07) P2O5 68 0 MgO 68 0 0 Fe2O3 0 0 0 Variogram Model 0.56 0.6 0.85 0.007 0.2 Density (Dry) 130 0 0 Al2O3 110 0 0 0.55 SiO2 50 0 0 4 CaO 68 0 0 7 0.7 0.02 0.6 0.45 0.01 0.3 0.006 Range (metre)Nugget Effect Str. No. Type 2.3 0.85 6.9 0.03 4.8 3 2.5 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 11-9 Figure 11.3: P2O5 Variograms Note: - Red: Direction of greatest continuity. - Green: Direction of intermediate continuity. - Purple: Direction of least continuity. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 11-10 11.1.8 Block Model Parameters, Density, and Grade Estimation This sub-section contains forward-looking information related to density and grade for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including actual in-situ characteristics that are different from the samples collected and tested to date, equipment and operational performance that yield different results from current test work results. 11.1.8.1 Block Model Parameters and Domaining The ISATIS® software package was used to create a grid of regular blocks of 25m x 25m x 5m. The dimensions of the block model are presented in Table 11.5 and the variables of the block model are presented in Table 11.6. Table 11.5: Block Model Dimensions Table 11.6: Block Model Variables Dimension Block Size (m) Origin (m) Vulcan Rotation Offset (m) X 25 304,700 90 7,400 Y 25 7,796,400 0 7,850 Z 5 1,000 0 500 Variable Description Variable Description topo variable used to create model survey reference umi_bs moisture dry base lito alphanumeric lithology umi_bu moisture wet base intem alphanumeric weathered p2o5ap content of apatitic phosphate id_lito numeric lithology mine flag used to reference survey id_intem numeric weathered class Resource classification id_li_in weathering + lithology rcp Ratio CaO / P2O5 al2o3 aluminum oxide rend_cv mass recovery conventional concentrate (coarse circuit) bao barium oxide rend_uf mass recovery ultra thin concentrate (fine circuit) cao calcium rend_t total mass recovery fe2o3 iron oxide p2o5cf P2O5 grade in the phosphate rock k2o potassium oxide fe2o3cf Fe2O3 grade in the phosphate rock loi loss of ignition type Mineral Resource with cut off mgo magnesium oxide rock total mass of block mno manganese oxide drymass total mass dry base na2o sodium oxide minesup mine top landfill areas p2o5 phosphate oxide mineinf mine bottom landfill areas sio2 silica setatr flag landfill blocks tio2 titanium oxide rmet_cv metallurgical recovery conventional circuit dens_bs dry density rlama mud recovery dens_bu wet density Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

11-11 Two key calculated field equations used in the block modeling were RCP and P2O5ap; these calculated fields were defined as follows: 1. RCP was the ratio between the CaO and P2O5 of the block. 2. P2O5ap was the P2O5 associated with apatite and calculated by the evaluation of the CaO / P2O5 ratio. If the CaO / P2O5 ratio was greater than or equal to 1.34, P2O5ap was equal to the total of P2O5; if the CaO / P2O5 ratio was less than 1.35, P2O5ap was equal to the CaO / 1.35 ratio. Hard boundaries were used for the grade estimation of the four main domains defined in the geological interpretation: ISAB-FCR (Domain 03); ISAB-BEB (Domain 04); RSI-FCR (Domain 06); and RSI-BEB (Domain 07). Table 11.7 shows the domains flagged in the block model. Those highlighted in grey are the phosphorous rich domains that are included in the Mineral Resource statement. Table 11.7: Block Model Estimation Domains Note: Highlighted fields are Mineral Resource domains. Grade contact analysis was undertaken between the defined weathering horizons of the same rock types and found that the P2O5 grade averages present a disruption close to the geological contact, justifying the use of the geological domains as hard boundaries for resource estimation, even though the contact is not hard for all elements. The volumes of the solids of the geological model were compared to the volumes of the blocks and no significant differences were found. Rock_Type Rock_Code (Id_li_in) Estimation Domain ALO-COB 107 1 ISAT-ZTI 1208 2 ISAB-FCR 2201 3 2202 4 2203 4 ISAB-SIE 2206 5 RSI-FCR 301 6 302 7 303 7 RSI-CBN 305 8 RSI-SIE 306 9 RSA-ALL 401 10 RSI-BEB ISAB-BEB Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 11-12 11.1.8.2 Density Dry density interpolation for the Mineral Resource domains was carried out using the Ordinary Kriging (OK) method in ISATIS. Mean dry density values were applied to the waste rock domains. Kriging was carried out with two estimation passes with progressively relaxed search ellipsoids and data requirements (see Table 11.8). In all cases, the ellipsoid orientations are based on the variogram model. The search neighborhood sizes for the first and second estimation passes did not exceed the full variogram ranges of the Dens_bs (dry density). For the blocks that were not estimated in the second OK estimation pass, the nearest neighbor (NN) interpolated value was adopted. Domains 3 and 4 were analyzed through variography independently and domains 6 and 7 were analyzed through variography together, though estimated separately. Table 11.8: Dry Density OK Parameters for Resource Domain Estimation 11.1.8.3 Estimation of Grades Grade interpolation was performed using the OK method in ISATIS. The variables are listed in Table 11.9. Table 11.9: Variables Estimated by Ordinary Kriging Min Max Max samples per oct Azim Plunge Dip Major Semi Minor 1 4 16 2 45 0 0 300 250 30 2 2 16 2 45 0 0 600 500 60 1 4 16 2 158 0 0 300 250 30 2 2 16 2 158 0 0 600 500 60 1 4 16 2 135 0 0 300 280 25 2 2 16 2 135 0 0 500 450 45 1 4 16 2 135 0 0 300 280 25 2 2 16 2 135 0 0 500 450 45 Pass Nº. samples Search orientation Search ranges (m) RSI_BEB (07) ISAB-FCR (03) ISAB-BEB (04) RSI-FCR (06) Domain Variable Description P2O5 phosphate oxide Al2O3 aluminium oxide BaO barium oxide CaO calcium Fe2O3 iron oxide K2O potassium oxide LOI loss of ignition MgO magnesium oxide MnO manganese oxide Na2O sodium oxide SiO2 silica TiO2 titanium oxide Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 11-13 For all the elements, three estimation passes were used with progressively relaxed search ellipsoids and data requirements (Table 11.10). In all cases, the ellipsoid orientations were based on the appropriate variogram model. The same ranges were used for all variables and are based on the P2O5 variogram. The search neighborhood sizes for the first and second estimation passes did not exceed the full variogram ranges of the P2O5. The third and final estimation run was approximately twice the variogram ranges of the P2O5. The blocks near the samples with anomalous values were estimated with a spatial constraint of one block in X and Y and two blocks in Z, or 25 m x 25 m x 10 m. Table 11.10: P2O5 OK Parameters for Resource Domain Estimation 11.1.9 Mass and Metallurgical Recovery This sub-section contains forward-looking information related to mass and metallurgical recovery for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including actual plant feed characteristics that are different from the historical operations or from samples tested to date, equipment and operational performance that yield different results from the historical operations and historical and current test work results. The Mass Recovery (REND_CV) variable represents the amount of concentrate recovered by the beneficiation plant. It is an important variable used to define the productivity and cost of a mined block. Mosaic estimated the Mass Recovery by using a regression equation that uses a combination of grades and indicators for weathered products. Min Max Max samples per oct Azim Plunge Dip Major Semi Minor 1 8 24 3 140 0 0 250 150 20 2 6 16 2 140 0 0 500 350 40 3 2 8 1 140 0 0 1350 900 100 1 8 24 3 158 0 0 250 150 20 2 6 16 2 158 0 0 500 350 40 3 2 8 1 158 0 0 1350 900 100 1 8 24 3 50 0 0 250 150 20 2 6 16 2 50 0 0 500 350 40 3 2 8 1 50 0 0 1350 900 100 1 8 24 3 68 0 0 250 150 20 2 6 16 2 68 0 0 500 350 40 3 2 8 1 68 0 0 1350 900 100 Pass Nº. samples Search orientation Search ranges (m) RSI_BEB (07) RSI-FCR (06) ISAB-BEB (04) ISAB-FCR (03) Domain Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 11-14 Mass Recovery = (1.591393*Weathering Factor) – (0.1674649 * Fe2O3_ROM) + (0.8591265 * CaO_ROM) - (0.03270338 * (CaO_ROM)2) + (0.02173657 * (P2O5_ROM * Fe2O3_ROM)) + (0.05172623 * (P2O5_ROM * CaO_ROM)) Weathering Factor = Indicator for the type of weathering horizon, 1 for weathered Isalterite domains (domains 03 and 04) and 0 for the semi-weathered domains (domains 06 and 07) Fe2O3 = Iron Oxide CaO = Calcium Oxide P2O5 = Phosphate ROM = Run-of-Mine This regression generates a coefficient of determination (R2) equal to 94.69%, and a Root Mean Square Error (RMSE) of 3.698%, which is the mean error in the database adjustment. When compared to the RMSE of the duplicates from the geometallurgical tests, the RMSE dup is 2.338%, meaning equivalence can be observed between the two error measures, that of the regression and that from the laboratory. Several geometallurgical tests were carried out by the mine staff using samples collected from the percussive and core drilling. To validate the regression equation a reconciliation study was conducted. This consisted of comparing the local declusterized mean value for Mass Recovery from the technological tests, with the REND_CV value predicted by the regression equation. A NN approach was used for the declusterization of data. 11.1.10 Model Validation The validation of the grade estimation was performed using the following approaches:  Verification of global statistical comparison:  Estimated grades of P2O5, CaO, MgO, SiO2, Al2O3, Fe2O3, and density were validated against the declustered and non-declustered composite grades, for the four resource domains.  Drift analysis using the NN estimate for declustering of composites:  Swath plots were produced for the P2O5, CaO, SiO2, Al2O3, Fe2O3, and density grades for each domain, comparing the kriged block model grades with NN declustered composite grades. In general, the kriging grades matched the nearest neighbor values, and no significant bias was identified.  Sensitivity Analysis changing the neighborhood estimation parameters and treatment of outliers:  Sensitivity analysis was carried out with variations in both the search range and the number of composites used in the first and second pass of the estimate.  Reconciliation:  Annual reconciliations between the long-term resource model and the beneficiation plant reports were carried out from 2017 to 2019. In general, the reconciliation demonstrates that the Tapira Mineral Resource model exhibits strong adherence in the estimation of grades, metallurgy, and mass. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

11-15 11.2 Mineral Resource Estimate This sub-section contains forward-looking information related to Mineral Resource estimates for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including geological and grade interpretations and controls and assumptions and forecasts associated with establishing the prospects for economic extraction. For estimating the Mineral Resources for CMT, the following definition as set forth in the S-K 1300 Definition Standards adopted December 26, 2018 was applied. Under S-K 1300, a Mineral Resource is defined as: “…is a concentration or occurrence of material of economic interest in or on the Earth’s crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A mineral resource is a reasonable estimate of mineralization, taking into account relevant factors such as cutoff grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled.” Based on the geological model, grade model, parameters for establishing prospects for economic extraction, and the Mineral Resource classification discussed in this Section, the CMT in-situ Mineral Resources are summarized in Table 11.11. The Mineral Resources include approximately 129.8 Mt of Measured and Indicated Mineral Resources with a P2O5ap grade of 7.9%. There are an additional 112.8 Mt of Inferred Mineral Resources with a P2O5ap grade of 8.6%. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 11-16 Table 11.11: In-Situ Mineral Resource Estimate as of December 31, 2021 Notes: 1. Reference topography of December 31, 2021 2. COG of P2O5ap ≥ 5.0% and 0.9 ≤ RCP ≤ 3.0 3. Mineral Resource tonnages are exclusive of Mineral Reserve Tonnages A detailed discussion on selection of the of COGs is presented in Section 12.2.5 of this TRS. 11.3 Basis for Establishing the Prospects of Economic Extraction for Mineral Resources This sub-section contains forward-looking information related to establishing the prospects of economic extraction for Mineral Resources for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub- section including COG assumptions, costing forecasts and product pricing forecasts. Geological Domain Category In Situ Tonnage, Dry Basis (Mtonnes) In Situ P2O5 In Situ P2O5 ap Total Concentrate Mass Recovery (%) Total Concentrate Metallurgical Recovery (% P2O5) 3: ISAB-FCR Measured 28.9 9.7 9.1 13.1 53.7 4: ISAB-BEB Measured 23.0 7.5 7.2 10.0 52.6 6: RSI-FCR Measured 9.3 6.9 6.9 11.1 49.8 7: RSI-BEB Measured 1.6 6.4 6.4 10.2 53.1 Measured 62.8 8.4 8.0 11.5 52.7 3: ISAB-FCR Indicated 11.6 11.2 10.5 12.3 57.1 4: ISAB-BEB Indicated 39.7 7.8 7.5 9.3 51.4 6: RSI-FCR Indicated 9.2 6.5 6.5 11.0 56.8 7: RSI-BEB Indicated 6.4 6.1 6.1 8.9 55.3 Indicated 67.0 8.0 7.8 9.9 53.2 3: ISAB-FCR Measured + Indicated 40.4 10.2 9.5 12.9 54.7 4: ISAB-BEB Measured + Indicated 62.8 7.7 7.4 9.5 51.8 6: RSI-FCR Measured + Indicated 18.5 6.7 6.7 11.0 53.2 7: RSI-BEB Measured + Indicated 8.1 6.2 6.2 9.2 54.9 Measured + Indicated 129.8 8.2 7.9 10.6 53.0 3: ISAB-FCR Inferred 24.3 11.2 10.9 18.0 53.1 4: ISAB-BEB Inferred 66.8 8.5 8.5 13.8 52.0 6: RSI-FCR Inferred 8.0 6.4 6.4 11.4 50.3 7: RSI-BEB Inferred 13.7 6.3 6.3 10.8 54.4 Inferred 112.8 8.7 8.6 14.1 52.4 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 11-17 The requirement of “reasonable prospects for economic extraction” generally implies that quantity and grade estimates meet certain economic limits and that Mineral Resources are reported at an appropriate cutoff level, considering extraction scenarios and beneficiation recoveries.” To determine the quantities of material that offer “reasonable prospects for economical extraction” in an open pit, the Datamine NPV Scheduler® software package was used to evaluate the profitability of each resource block based on its value. The following restrictions were used for the generation of the Mineral Resource pit:  Measured, indicated and inferred blocks inside mining concessions and exploration permits with a final report approved by ANM, but excluding physical structures such as crusher and waste piles.  Revenue factor of 1.0 with sales price of R$1,492.92 per tonne of phosphatic concentrate.  P2O5ap ≥ 5% and 0.9 ≤ RCP ≤ 3. The cost parameters are summarized in Table 11.12: and the Mineral Resource pit shell is shown in Table 11.12:. Table 11.12: Mineral Resource Optimization Pit Limit Parameters The results of the Mineral Resource pit optimization were used only for the purpose of testing “reasonable prospects for economic extraction” and do not represent an attempt to estimate Mineral Reserves. Mineral Reserves can only be estimated after the application of all modifying factors. 11.4 Mineral Resource Classification This sub-section contains forward-looking information related to Mineral Resource classification for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including geological and grade continuity analysis and assumptions. Parameters Mining Cost DMT Fixed to Ore BRL/tmov 2.94 DMT Variable to Ore BRL/tmov/km 0.98 DMT Fixed to Waste BRL/tmov 2.98 DMT Variable to Waste BRL/tmov/km 1.11 Beneficiation Cost Fixed BRL/t RoM 4.76 Variable BRL/t RoM 7.81 Concentrate Grade P2O5% 35% Sales Cost Process (Chemical Plant) BRL/tconc 822.43 SG&A BRL/tconc 21.53 R&D BRL/tconc 17.63 Sustaining BRL/tconc 17.63 Unit Value Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 11-18 According to the S-K 1300 regulations, to reflect geological confidence, Mineral Resources are subdivided into the following categories based on increased geological confidence: Inferred, Indicated, and Measured, which are defined under S-K 1300 as: “Inferred Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an inferred mineral resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an inferred mineral resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a mineral reserve.” “Indicated Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an indicated mineral resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an indicated mineral resource has a lower level of confidence than the level of confidence of a measured mineral resource, an indicated mineral resource may only be converted to a probable mineral reserve.” “Measured Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a measured mineral resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a measured mineral resource has a higher level of confidence than the level of confidence of either an indicated mineral resource or an inferred mineral resource, a measured mineral resource may be converted to a proven mineral reserve or to a probable mineral reserve.” The Mineral Resource classification process was defined through the relationship between the variogram range and 95% of data variance (D95) considering the analysis of the P2O5 variable for the ISAB-BEB domain. The Mineral Resource classification also considers the quality of the data that were used. As a result, to complete the Mineral Resource classification, only drill holes covered by the post-mortem QA/QC program (1990 to 2007) and drill holes that were submitted to a formal QA/QC program (starting in 2010) were utilized. To classify the Mineral Resources the following steps were used:  Measured Resources: D95/2 into the first search ellipsoid with a minimum of eight samples and at least five samples from drill holes after 2010.  Indicated Resources: blocks estimated in the first search ellipsoid with a minimum of 8 samples and less than 5 samples from drill holes after 2010, or blocks estimated in the second search ellipsoid within a range less than D95 and with a minimum of 6 samples. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

11-19  Inferred Resources: blocks estimated in the third search ellipsoid with a minimum of 4 samples and a maximum range equal to twice the total range (1,350 m). Table 11.13 summarizes the parameters used in the Mineral Resource classification. Table 11.13: CMT Mineral Resource Classification A post-processing procedure was performed to reduce the number of isolated blocks of one Mineral Resource classification inside another predominate classification. This procedure re-flagged the blocks with a rolling average and constructed solids around them. The final Mineral Resource classification reflects the most accurate vision of the geological continuity and confidence of the existing information. 11.5 Mineral Resource Uncertainty Discussion The sources of uncertainty for the Mineral Resources evaluation include the following topics, along with their location in this report:  Sampling or drilling methods – Section 7.2 and 8.0  Data processing and handling – Section 11.0  Geologic modeling – Section 11.1.4  Block modeling – Section 11.1.8  Tonnage estimation – Section 11.2 The sampling and drilling methods present a low source of uncertainty based on the current standards that are in place with Mosaic and those that have been in place for the recent exploration history. The items that help reduce uncertainty with the sampling and drilling methods include the fact that drill holes were cored with HQ2 size core. The core was then measured and logged and sampled with guidance from the CMT geological team. A specification of 60% linear core recovery was used to limit samples that were used in the modelling process. The core was then sent to accredited laboratories where QA/QC programs were implemented and were actively monitored for laboratory performance. Once the assay results were received from the laboratories, the data was input into the geological database along with the collar, drill hole information, lithology records and weathering records. The lithology and weathering records from the core logging was validated based on the assay results by the CMT geological team to adhere with known trends for the various domains. The data handling was secure in the geological database and this process also demonstrated a low level of uncertainty for the Mineral Resource estimate. Min Max Max Samples per Oct Azim Plunge Dip Major Semi Minor Measured 8 24 3 * 0 0 250 150 20 Indicated 6 18 2 * 0 0 500 350 40 Inferred 4 12 1 * 0 0 1350 900 100 Classification No. Samples Search Orientation Search Ranges (m) Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 11-20 The validated database was loaded into the geological modeling software, where surfaces for lithology and weathering were modelled and validated based on drill holes, geological trends and operational experience. The current geological model appears to define the Measured and Indicated Mineral Resource areas of the pit well. Uncertainty for these areas can be classified as low for a global estimate; however, there will likely be minor local variability when the area is mined and compared back to the model. This is common as the geological model is just that, a model that is used to estimate tonnages. The model for the measured and indicated portions of the deposit is appropriate to use for conversion to Mineral Reserves. Areas of the geological model in the Inferred Mineral Resource portion of the deposit will require future drilling and exploration to better define and understand the lithological variation before they can be upgraded to Measured or Indicated Mineral Resources. The level of uncertainty for the lithological model is moderate for the Inferred Mineral Resource areas due to the type of geological deposit that is being modelled. The weathering model is simpler since weathering originates from the surface and generally follows the topography. For this reason, the uncertainty of the weathering profiles are low-moderate for the Inferred Mineral Resource areas. As with the Measured and Indicated Mineral Resource areas, the global uncertainty is lower than the local uncertainty due to the ability to average over the areas when estimating globally. The geological model was then imported into the block model where the lithology and weathering surfaces were utilized to domain the deposit into geological domains to support the grade estimation. This step was completed with care and diligence by the CMT geologists who are very well versed in the geological environment of CMT and, therefore, the uncertainty is low. The drill hole data was then composited, and a geostatistical analysis was completed to better understand the variability of the grades by domain. There were appropriate data counts and understanding of the geostatistical processes for this analysis to be completed by the CMT geologists. However, this type of analysis is only a tool to help predict the grades through block modeling. With more drilling and data in the geostatistical analysis, the geostatistical results could change if an area of the deposit has significantly different variability in grade. Based on the understanding of the current deposit, this is unlikely, but could occur in the inferred areas where drill spacing is greater. The geostatistical results were used to interpret grades and densities into the block model. The results were verified by CMT geologists through global statistics, drift analysis, and reconciliations. Like the geological modeling, uncertainty for areas classified as Measured and Indicated Mineral Resources are low globally, but low- moderate for local variability. For Inferred Mineral Resources, the uncertainty is higher based on a larger drill spacing and is low-moderate for global variability and moderate for local variability. The block model for the measured and indicated portions of the deposit is appropriate to use for conversion to Mineral Reserves. The Mineral Resource tonnages were limited with the use of an optimized pit shell where reasonable prices and COGs were used. Additionally, areas with significant infrastructure such as the primary crusher and conveyor were excluded from the estimate. The estimate was completed by utilizing the block model with the resource categorization and the resource pit limit. Areas of uncertainty for the resource estimate include:  A substantial change in price that would affect the resource pit shell limit  Changes in grade based on additional drilling that would influence the amount of tonnages that would be excluded with the COG Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 11-21 In summary, given all the considerations in this Section and report, the uncertainty in the tonnage estimate for the Measured Mineral Resources, is low, Indicated Mineral Resources estimates is low to moderate, and Inferred Mineral Resources is moderate, as shown in Table 11.14. Table 11.14: Mineral Resources Uncertainty Uncertainty Item Measured Uncertainty Indicated Uncertainty Inferred Uncertainty Sampling and Drilling Methods Low Low Low Data Processing and Handling Low Low Low Geological Modeling – Globally/Locally Low/Low Low/Low-Moderate Low-Moderate/Moderate Geologic Domaining Low Low Low Geostatistical Analysis Low Low Moderate Block Modeling – Globally/Locally Low/Low Low/Low-Moderate Low-Moderate/Moderate Tonnage Estimate Low Low-Moderate Moderate 11.6 Assumptions for Multiple Commodity Resource Estimate This does not apply to the Mineral Resource estimate for CMT. 11.7 Qualified Person’s Opinion on Factors that are Likely to Influence the Prospect of Economic Extraction As CMT is an operation with more than 40 years of operational experience and data, it is the QP’s opinion that the relevant technical and economic factors necessary to support economic extraction of the Mineral Resource have been appropriately accounted for at CMT. The QP is not aware of any issues that require further work that are likely to influence the prospect of economic extraction for the Mineral Resources stated in this TRS. Recommendations that are detailed in Section 23.1 are related to improving local variability for short range planning purposes that could be completed by site teams to provide improvements to short-term recovery and grade control. They are not seen as having an impact on the prospect of economic extraction. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 12-1 12.0 MINERAL RESERVE ESTIMATES 12.1 Key Assumptions, Parameters, and Methods This sub-section contains forward-looking information related to the key assumptions, parameters and methods for the Mineral Reserve estimates for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including Mineral Resource model tonnes and grade and mine design parameters. 12.1.1 Geologic Resource Model The geological model previously described in Section 11.0 and used to estimate Mineral Resources was the basis for the estimate of Mineral Reserves. The geological model is based on core drilling from 1983 to 2019. A Mineral Resource pit was developed to define and limit the estimation of mineral resources to the “reasonable prospects for economic extraction.” The Tapira geological model is a sub-blocked model detailing lithological and weathering contacts. As such, two models were built for the Tapira mineral deposit: 1. Lithological model composed of 8 identified rock types. 2. Weathering model composed of 5 identified rock units Four lithologies were defied presenting significant phosphorous content and are included in the Mineral Resource Statement: 1. ISAB-FCR: Bottom Isalterite/Phoscorite 2. ISAB-BEB: Bottom Isalterite/Bebedourite 3. RSI-FCR: Semi-weathered Rock/Phoscorite 4. RSI-BEB: Semi-weathered Rock/Bebedourite A combination of both models was used to define geologic domains for Mineral Resource estimation. The geological domains were used as grade estimation zones in the resource model. Table 12.1 summarizes the modeled domains and highlighted resource domains in the isalterite and semi-weathered rock zones. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

12-2 Table 12.1: Block Model Estimation Domains Each block within the resource block model was normalized to 25 m by 25 m by 5 m in the XYZ dimensions. Each block within the resource block model contained over 200 variables describing the block contents for lithological and weathering codes, metallurgical grades, density, moisture, mass and metallurgical recovery, concentrate grades, volumes, and in-situ and recovered tonnages. 12.1.2 Mine Design Criteria The general mine design criteria used to estimate mineral reserves are listed below: 1. Surface, open-pit mining approach 2. Haul road design width of 15 m 3. Berm width of 12 m or 15 m and bench height of 10 m 4. Typical ramp width of 27 m 5. Maximum ramp grade 8% 6. Effective wall angles by geotechnical design sector are summarized in Section 13.2.1. Mosaic currently holds a total of 8 mining permits within the Tapira Complex, with easement areas in place for the purposes of tailings disposal, electrical transmission lines, and ore beneficiation infrastructure. The MG-146 highway is currently located within the final pit extents; funds have been included in the projected capital costs to acquire the necessary property and relocate the road. The potential mining area was limited to the permitted area, with appropriate offsets applied. After applying all boundaries and appropriate offsets, the ultimate mining pit designs were constructed based on this boundary using the following pit parameters:  COG of 5.0% P2O5 ap (diluted) – Described further in Section 12.2.5  RCP (ratio between CaO and P2O5 in a block) between 0.9 and 3.0 Rock_Type Rock_Code (Id_li_in) Estimation Domain ALO-COB 107 1 ISAT-ZTI 1208 2 ISAB-FCR 2201 3 2202 4 2203 4 ISAB-SIE 2206 5 RSI-FCR 301 6 302 7 303 7 RSI-CBN 305 8 RSI-SIE 306 9 RSA-ALL 401 10 RSI-BEB ISAB-BEB Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 12-3  Within one of the four mineralized domains shown in Table 12.1 (highlighted domains)  Loss and dilution based on parameters of neighboring blocks, as described in Section 12.2.1.  General mine design criteria listed above.  Geotechnical parameters, as described in Section 13.2.1.  Process recovery methodology and factors described in Section 10.4. Using these designs and the parameters mentioned above, an ultimate mining pit design was developed, the potential reserves were calculated and limited within the pit design, and an economic analysis was performed (see Section 19.0). The point of reference of the Mineral Reserves estimate is:  ROM ore delivered to the process plant.  The Concentrate Reserve Estimate is the reserve produced and recovered in the beneficiation plant (post benefication). All reserves are as of December 31, 2021. 12.2 Modifying Factors This sub-section contains forward-looking information related to the modifying factors for the Mineral Reserve estimates for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including modifying factors including dilution and mining and recovery factors, beneficiation assumptions, property limits, commodity price, cut off grades, pit optimization assumptions and the ultimate pit design. Modifying factors are applied to mineralized material within the measured and indicated resource classifications to establish the economic viability of Mineral Reserves. A summary of modifying factors applied to the CMT mine Mineral Reserve estimate is provided below. 12.2.1 Dilution, Loss, and Mine Recovery Dilution in mining can be defined as the addition of waste material to the ore during the mining process and can be due to a lack of selectivity, or in some cases, inadequate operational configuration. The process considers the neighborhood relationship between an ore block with the adjacent blocks, weighting the grades by a predetermined distance, and by the density of the blocks. The dilution effects result in a reduction of the in-situ P2O5 grade for the mining model as well as a reduction in mass recovery. The factors that cause dilution are diverse and include:  Nature of ore contacts and boundaries  Pit boundary zones  Block size and position Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 12-4  Sample density  Geological complexity  Selectivity of mining and equipment size  Mining method and type of crushing Dilution can be internal (caused by intrinsic deposit factors) or external (caused by operational errors). Dilution cannot be fully eliminated as it is impossible to have the exact accuracy of the mining limits; however, it can be estimated and considered, thus minimizing the differences between the mine plan and the actual operations. A script was developed by the Mosaic Long-Term Mine Planning team to calculate the diluted grades of the ore blocks based upon the information found in the block model, specifically the contacts between and grades of the ore and waste blocks and the geotechnical design parameters. Dilution is calculated only for the ore blocks that have at least one adjacent waste block using a contact dilution approach, which occurs through contact of the ore and waste layers, as well as operational dilution which occurs through both ore/waste contact and the face angle of the benches. Contact dilution occurs in the regions between the ore and waste zones. The portion of the ore mined in this contact region will be diluted by the waste, since it is impossible to completely segment these two layers during mining. This difficulty in segmenting the ore and waste also occurs with operational dilution, because it is not possible to mine block by block due to the size of the mining equipment and the mining geometry that must be followed. Figure 12.1 shows an example of an ore block surrounded by five blocks of waste. In three of the five blocks, dashed lines represent the part of the contact blocks that will be extracted together with the ore during mining. The dilution is calculated by the equation: Figure 12.1: Ore Block Surrounded by Waste Blocks Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 12-5 The pit design requires additional geotechnical considerations such as the overall angle, the face angle, and the berm size. With this information, it is possible to calculate the masses of the triangular prisms formed by the influence of the face angle as shown in Figure 12.2 and Figure 12.3. These two prisms are located exactly in the transition zone between ore and waste blocks and indicate the amount of waste to be added to the ore mined (upper prism) and amount of ore lost or unmined indicated by the lower prism. In these two cases, calculations are obtained by: Figure 12.2: Dilution of the Blocks Located on the Edge of the Mine/Waste Interface Due to the Influence of the Face Angle Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

12-6 Figure 12.3: Trigonometry to Calculate the Mass of the Upper and Lower Prisms To calculate the diluted grade, the mass of the triangular prism designated as diluted will be added to the block mass, and the mass of the triangular prism designated as loss will be subtracted from it. The equations below present the steps to calculate the loss, dilution, final mass of the block, and diluted grade given the influence of the face angle: Mining Loss = Mass of Lower Block * Grade of Ore Block Mining Dilution = Mass of Upper Block * Grade of Contact Block Final Mass of Block = Mass of Ore Block + Mass of Upper Block – Mass of Lower Block Diluted Grade = (Mass of Ore Block * Grade of Ore Block) - Mining Loss + Mining Dilution Final Mass of Block Geological dilution is based on mineralized contacts, modeled weathering, and lithology. In the case of Tapira, the ISAB-FCR, ISAB-BEB, RSI-FCR, and RSI-BEB were considered ore for the purposes of dilution estimation. The contaminant grade comes from the neighboring waste blocks, and the ore grade is weighted by the percentage of waste in the ore block. The Tapira Mine does not apply any additional mining recovery factors to the ore extraction, assuming their equipment is selective enough to be able to mine the boundary of the ore and waste as defined by the interpolated rock unit triangulations. The portion of overburden outside the geological modeling envelope is incorporated into the waste. For simplicity, densities and moistures were not weighted, so there is no change in the original ore mass, only in the ore grade. An evaluation was carried out and it was determined that this difference is immaterial. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 12-7 12.2.2 Beneficiation Mass recovery, an important parameter impacting the operating cost, is determined by the following relationship: Mass Recovery = 100 x concentrate mass / ROM mass The geometallurgical test data are evaluated periodically to establish an equation for predicting mass recovery as a function of ROM chemical composition. The current equation for predicting the mass recovery of conventional phosphate concentrate from Tapira ore is presented in Figure 12.4. Figure 12.4: Mass Recovery Regression Equation Mass Recovery = (1.591393*Weathering Factor) – (0.1674649 * Fe2O3_ROM) + (0.8591265 * CaO_ROM) - (0.03270338 * (CaO_ROM)2) + (0.02173657 * (P2O5_ROM * Fe2O3_ROM)) + (0.05172623 * (P2O5_ROM * CaO_ROM)) Weathering Factor = Indicator for the type of weathering horizon, 1 for weathered Isalterite domains (03 and 04) and 0 for the semi-weathered domains (06 and 07) Fe2O3 = Iron Oxide CaO = Calcium Oxide P2O5 = Phosphate ROM = Run-of-Mine The predicted mass recovery is for conventional concentrate because the laboratory testing does not include preparation and flotation of the ultrafine flotation feed. The ultrafine concentrate is typically about 8% of the total concentrate. The metallurgical recovery is calculated from the mass recovery, the concentrate % P2O5, and the ROM % P2O5 according to the following equation: Metallurgical recovery = 100 x Mass recovery x Concentrate % P2O5 / ROM % P2O5 12.2.3 Property Limits The December 31, 2021, Mineral Reserve estimate for Tapira has been constrained by an ultimate pit design developed from a nested pit optimization exercise and bound by Mosaic’s mining concessions shown in Table 12.2. Additional information on the pit optimization process used to define the economic limits of the ultimate pit design is provided in Section 12.2.6. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 12-8 Table 12.2: Mining Concessions Used as a Mineral Reserves Estimate Constraint 12.2.4 Commodity Price Used The commodity price of R$ 1,492.92 that was used for the COG assessment, pit optimization, and Mineral Reserve estimate is based on a composite value of all Fertilizantes product sales and was provided by Mosaic for Golder to rely upon. The time frame of the price is December 31, 2020. 12.2.5 Cutoff Grade Estimate Per the definitions in S-K 1300, “For the purposes of establishing ‘prospects of economic extraction’, the COG is the grade that distinguishes material deemed to have no economic value from material deemed to have economic value.” In simpler terms, the COG is the grade at which revenue generated by a block is equal to its total cost resulting in a net value of zero. For material to be processed as ore at the CMT beneficiation facilities, not only must the material generate enough revenue to cover costs in order to be treated as ore, but it must also meet certain geometallurgical beneficiation criteria, including:  Diluted P2O5ap grade greater than 5%  Diluted RCP greater than or equal to 0.9 and less than 3.0  Within one of the four mineralized domains shown in Table 12.1 Mosaic has used a break-even COG approach, as shown below, to define the minimum grade that must be met for an ore block to generate enough revenue to cover the total cost of mining ore and any increment of waste that must be mined to recover the ore (i.e., strip ratio). Mining Permits Granted to Area (ha) 810.330/1968 Mosaic Fertilizantes P&K Ltda 483.12 810.331/1968 Mosaic Fertilizantes P&K Ltda 500.13 812.362/1968 Mosaic Fertilizantes P&K Ltda 464.04 821.674/1969 Mosaic Fertilizantes P&K Ltda 20.01 816.066/1970 Mosaic Fertilizantes P&K Ltda 47.83 827.081/1972 Mosaic Fertilizantes P&K Ltda 339.39 803.387/1974 Transfer in process to Mosaic Fertilizantes P&K Ltda 947.34 831.405/1997 Mosaic Fertilizantes P&K Ltda 1040.31 Total 3,842.17 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 12-9 The mass recovery of ore material which defines the amount of concentrate recovered from a tonne of plant feed is a function of ROM P2O5, Fe2O3, and CaO grade on a dry basis. For vertically integrated companies such as Mosaic, the product sold is not the concentrate generated by the beneficiation plant, but one of numerous performance, phosphate, feed, and industrial products generated by a chemical plant, each of which has different specifications and prices. The calculation of a concentrate “selling price”, therefore, requires that the value added by the additional treatment that the phosphate concentrate undergoes at the chemical plant be “net-backed” to the mines. Net-back pricing is a complicated process that requires a complete understanding of the business and markets. The Mineral Reserves QP has, therefore, relied on Mosaic’s calculation of net-back pricing in the determination of COG. Using an anticipated net-back price of concentrate, the historical costs of mining, beneficiation, and selling, and the historical metallurgical recovery of P2O5 at CMT, a break-even ROM COG 4.5% P2O5ap was estimated to delineate ore from waste (Table 12.3). This COG was assumed at a constant value of R$ 1,492.92 per tonne of concentrate for 2021 and beyond and does not consider fluctuations in pricing. As previously noted, the break- even COG calculated by Mosaic includes not only the cost to mine ore, but the cost to mine an increment of waste required to access ore. While 4.5% P2O5ap was calculated as the break-even COG, Mosaic has applied a cutoff of 5% P2O5ap for life-of-mine planning and Mineral Reserve estimation purposes. This 5% P2O5ap cutoff is, therefore, considered conservative. Table 12.3: COG Calculations Notes: 1. Total cost includes cost of mining waste and ore 2. As required to result in a block value of zero. 3. Mass Recovery = ROM P2O5 x Metallurgical Recovery / P2O5 Concentrate. 4. Concentrate = Mass Recovery x ROM Ore (dry basis). Breakeven COG Marginal COG Tonnes wet (t) 1 1 Tonnes dry (t) 0.87 0.87 Grade 4.5% 1.8% P2O5 grade ROM2 3.9% 1.5% Metallurgical Recovery (%) 55.4% 55.4% P2O5 Concentrate Grade (%) 35.0% 35.0% P2O5 content conc. (t) 0.02 0.01 Mass recovery (%)3 7.1% 2.8% Concentrate (t)4 0.06 0.02 Total Cost1 91.3 36.4 Selling Price 1,492.9 1,492.9 Profit R$/t 0.0 0.0 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

12-10 The calculations in Table 12.3 summarize the amount of apatite concentrate produced per wet tonne of ore. The grade tonnage curve shown in Figure 12.5 highlights about 480 Mt of ore within the block model that are at or above a 4.5% P2O5ap break-even COG. While 4.5% is the COG, Mosaic continues to use a standard operational 5% P2O5ap COG to remain consistent with existing mine planning and reserve estimation. Figure 12.5: Tapira Grade-Tonnage Curve 12.2.6 Pit Optimization Methodology and Ultimate Pit Selection The Tapira operation utilizes standard pit optimization methodology in Datamine NPV Scheduler to determine the extent of economically mineable reserves. The value of individual blocks is calculated in Maptek Vulcan using a script which assigns costs and, in the case of ore blocks, revenue. The script, which is based on a set of profit function parameters, assigns fixed and variable costs for the following: 1) Ore Mining 2) Waste Mining 3) Ore beneficiation The script assigns value to the ore blocks based on the average revenue generated from a tonne of beneficiated phosphate rock. The value per tonne is calculated as revenue from the sale of fertilizer products minus the costs downstream of the beneficiation plant, i.e., the chemical plant costs to produce the saleable products. The pit optimization is based on the script used to place a value on the blocks. 0 5 10 15 20 25 0 100 200 300 400 500 600 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 G ra de (% ) O re (t on ne s) Cut-off Grade (%) Ore tonnes Diluted P2O5 Grade from Apatite (p2o5ap_d) Diluted P2O5 Grade (p2o5_d) Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 12-11 The average transportation distance is estimated block by block from the Haulage Profile module of the Vulcan software from fixed and variable distance definitions. The tool calculates the centroid distance of each block within a given area to its position within the overburden storage facility. Distance calculations account for the gradient of ramps and are prorated by a factor of either 1.05 or 1.10, depending upon the assigned waste location to account for curves. The total area available to be mined is 3,774 hectares. As shown in Table 12.4, multiple mining concessions were used to constrain the pit optimization so that mining would not occur outside these limits. Additionally, two areas known as the East and West property and the INCRA Settlement were applied “obstacle limits” such that a minimum Net Present Value (NPV) must be achieved to mine in these areas. Table 12.4: Tapira Pit Optimization Mining Concessions and Their Impact on Pit Optimization A nested pit analysis was performed in NPV scheduler using the economic inputs shown in Table 12.5. A series of profit factors were applied to the selling price at R$1,492.92 per tonne of concentrate to determine the highest and lowest value ore within the deposit. A summary of the resultant pit tonnages, best case NPV, and worst case NPV at profit factors ranging from 1% to 100% of the base ore block value is provided as Figure 12.6. Based on this nested pit analysis, Mosaic chose the pit with a profit factor of 35% (i.e., Pit 35) as the basis of the ultimate pit design described in Section 12.2.7. Table 12.5: Tapira Pit Optimization Economic Inputs Description Units Basis Value Mining Cost Waste Fixed R$/t wet 2.981 Variable R$/t-km wet 1.11 Ore Fixed R$/t wet 2.935 Variable R$/t-km wet 0.98 Processing Cost R$/t wet 12.56 Selling Costs Cost of Chemical Plant R$/t Concentrate dry 822.43 SG&A R$/t Concentrate dry 21.53 R&D R$/t Concentrate dry 17.63 Sustaining R$/t Concentrate dry 115.61 Total R$/t Concentrate dry 977.20 Selling Price R$/t Concentrate dry 1,492.92 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 12-12 Figure 12.6: Summary of Tapira Nested Pit Analysis Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 12-13 12.2.7 Ultimate Pit Design The ultimate pit design that forms the basis of the CMT Mineral Reserve estimate was based on Pit 35 selected from the nested pit analysis described in Section 12.2.6. The ultimate pit design considers geotechnical and hydrological factors that are described in Section 13.2. A map showing the design and extents of the ultimate pit is provided as Figure 12.7. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

D !( !( Beneficiation Plant 7 8 1 2 3 4 5 6 BR-146 BR-146 305000 305000 310000 310000 78 00 00 0 78 00 00 0 78 05 00 0 78 05 00 0 LEGEND !( Sump Location Tapira Phosphate Property Igneous Complex Boundary Road Ultimate Pit Contours (10 m) Dump Geotech Sectors Mining Concession Mining Application Ultimate Pit Extent 1 in 0 P:\Projects\Mosaic\Tapira\99_PROJ\20446248_MF_SK_1300_Phase2\0001_TRS\40_PROD\20446248-0001-HS-0005.mxd IF T H IS M EA SU R EM EN T D O ES N O T M AT C H W H AT IS S H O W N , T H E SH EE T H AS B EE N M O D IF IE D F R O M : A N SI A 20446248 - - 12.7 DW TBH - CONSULTANT PROJECT NO. CONTROL REV. FIGURE YYYY-MM-DD DESIGNED PREPARED REVIEWED APPROVED REFERENCE(S) COORDINATE SYSTEM: IMAGERY SOURCES: ESRI, HERE, GARMIN, INTERMAP, INCREMENT P CORP., GEBCO, USGS, FAO, NPS, NRCAN, GEOBASE, IGN, KADASTER NL, ORDNANCE SURVEY, ESRI JAPAN, METI, ESRI CHINA (HONG KONG), (C) OPENSTREETMAP CONTRIBUTORS, AND THE GIS USER COMMUNITY 2021-11-03 CLIENT THE MOSAIC COMPANY PROJECT SEC S-K 1300 TECHNICAL REPORT SUMMARY MOSAIC FERTILIZANTES: COMPLEXO MINERACAO DE TAPIRA TITLE ULTIMATE PIT DESIGNS AND EXTENTS - 0 1.5 3 Kilometers1 " = 1.5 km MAP AREA 12-15 12.3 Mineral Reserve Classification This sub-section contains forward-looking information related to the Mineral Reserve classification for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including Mineral Resource model tonnes, grade, and classification. For estimating the Mineral Reserves for Tapira, the following definition as set forth in the S-K 1300 Definition Standards adopted December 26, 2018, was applied. Under S-K 1300, a Mineral Reserve is defined as: “… an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted.” Mineral Reserves are subdivided into classes of Probable Mineral Reserves and Proven Mineral Reserves, which correspond to Indicated and Measured Mineral Resources, respectively, with the level of confidence reducing with each class. Mineral Reserves are always reported as the economically mineable portion of a Measured and/or Indicated Mineral Resource, and take into consideration the mining, beneficiation, metallurgical, economic, marketing, legal, environmental, infrastructure, social, and governmental factors (the “Modifying Factors”) that may be applicable to the deposit. 12.4 Mineral Reserve Estimate This sub-section contains forward-looking information related to Mineral Reserve estimates for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including Mineral Resource model tonnes and grade, modifying factors including mining and recovery factors, production rate and schedule, mining equipment productivity, commodity market and prices and projected operating and capital costs. Based on the mining boundaries and modifying factors discussed above, the beneficiation plant recovery methods and factors discussed in Section 13.0, and the Economic Assessment, discussed in Section 19.0, the Mosaic Tapira Project contains the economically minable Mineral Reserves listed in Table 12.6. The Mineral Reserves include approximately 469.3 Mt of ROM ore with a P2O5ap grade of 9.4%, that is expected to yield 74.7 Mt of Concentrate with a P2O5ap grade of 35.0%. The point of reference for Mineral Reserves is as delivered to the beneficiation plant as of December 31, 2021. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 12-16 Table 12.6: CMT - Summary of ROM and Concentrate Mineral Reserves at December 31,2021 Based on a Fixed Net- Back Price of Concentrate Note: The reference point for COG and pit optimization analysis is tonnes of concentrate at a price of R$1,492.92/tonne concentrate (2020 price evaluation). COG of P2O5ap ≥ 5.0% and 0.9 ≤ RCP ≤ 3.0 was applied to Mineral Reserves. Mineral Reserves are stated ROM as of December 31, 2021. 12.5 Qualified Person’s Opinion on Risk Factors that could Materially Affect the Mineral Reserve Estimates The Tapira mine has been in operation for over 40 years. Since this is a well-established operation, the deposit, mining, beneficiation, and environmental aspects of the Project are very well understood. The knowledge for CMT is based on the collective experience of personnel from Mosaic site operations and technical disciplines gained during years of phosphate mining and ore beneficiation. This knowledge is supported by years of production data and observations from CMT. The primary risks, that could materially affect the Mineral Reserve estimate, would include:  A long-term, global material decrease in fertilizer product prices for sales that are not protected under long- term sales agreements  Inflation rates with corresponding changes in capital and operating costs  Production rates  Exchange rates  Tax rates  Changing environmental regulations  Change in political climate ROM Tonnage, dry basis (Mt) ROM P2O5 Grade (%) ROM P2O5_d Grade (%) ROM P2O5ap Grade ROM P2O5ap_d Grade Concentrate Tonnage, dry basis (Mt) Total Concentrate P2O5 Grade (%) Total Concentrate Mass Recovery (%) Total Concentrate Metallurgical Recovery (%) Proven 193.7 9.9 9.8 9.6 9.4 30.0 35.0 15.5 57.4 Probable 275.6 9.5 9.4 9.3 9.1 44.7 35.0 16.2 62.6 Grand Total 469.3 9.7 9.5 9.4 9.2 74.7 35.0 15.9 60.4 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 13-1 13.0 MINING METHODS 13.1 Production Tasks The Tapira mine has been in operation for over 40 years. Since this is an established operation, the deposit, mining, beneficiation, and environmental aspects of the Project are very well understood. The geological knowledge for CMT is based on the collective experience of personnel from Mosaic site operations geology, mining, metallurgy, and other technical disciplines gained during years of phosphate mining in Brazil and within the PIAP. This knowledge is supported by years of production data and observations from CMT and other Mosaic surface mining operations in Brazil. The ore at Tapira is recovered using open-pit conventional truck and shovel mining methods due to the proximity of the ore to the surface and the physical characteristics of the deposit. Mining operations progress in a four-step process, which includes clear and grub, drilling and blasting, overburden removal, and ore production. In the development phase, drainage and water control are established, and then the required infrastructure consisting of power, pipelines, and roadways is established. 13.1.1 Clear and Grub Surface areas to be disturbed during the mining process are progressively cleared of vegetation using track dozers, as necessary. 13.1.2 Drilling and Blasting Blasting at Tapira is conducted by Enaex Britante. The main explosive in use is emulsion and the blast design includes 4.5 to 5-inch diameter holes, in a 10-meter bench with a burden of 2.1 to 3.8 m and a spacing from 2.5 m up to 4.4 m. Typical powder factors range from 200 g/t up to around 330 g/t.st. 13.1.3 Overburden Removal and Storage Waste is hauled to one of the 6 ex-pit overburden storage facilities, serving different areas and types of waste from the mine. Waste containing notably higher grades of titanium is hauled to one of the two titanium stockpiles. Overburden material is loaded by a Hitachi EX1200 or Hitachi EX2500 bucket-class hydraulic mining excavator loading CAT 777 90-tonne haul trucks or Komatsu 730E 180-tonne haul trucks. Dozers assist the loading fleet with general clean-up and material removal, as necessary. Overburden material is hauled to one of the ex-pit OSFs and dozers are used to push overburden down the sides of the OSFs on an as-needed basis. Total waste haulage routes using mine access ramps will vary over the life of the operation but generally range from about 3 km to 8 km. 13.1.4 Ore Production Primary ore loading operations use bucket-class hydraulic mining excavators loading CAT 777 end-dump haul trucks of 90-t capacity. The excavators are supplemented by dozers. Ore material is hauled up the active mining face and ex-pit to the beneficiation plant. Total ore haulage routes using mine access ramps will vary over the life of the operation but range from about 2.7 km to 7.8 km. Ore material is unloaded at a stockpile at the beneficiation plant where is it further handled by beneficiation plant front-end loaders. After it is dropped at the beneficiation plant, the ore material is crushed, sized, and stockpiled for further beneficiation. Figure 13.1 demonstrates a typical open-pit operation utilizing excavators in backhoe configuration and haul trucks to remove both ore and overburden. The general sizing and depth of the mine at most stages of the Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

13-2 operation requires multiple working benches on the advancing faces. This will allow consistent mine development with a continued pushback and assist with continuous ore deliveries to the beneficiation plant. Figure 13.1: Tapira Typical Mining Configuration 13.2 Parameters Relative to the Mine Design and Plans This sub-section contains forward-looking information related to mine design for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including geotechnical and hydrogeological. 13.2.1 Geotechnical The geotechnical units at Tapira are defined by the lithology and weathering models. The geotechnical units found at Tapira are predominantly friable, without control of discontinuities or anisotropy in the mechanical behavior of these materials. The stability of the final pit slopes was analyzed in 2D using limit equilibrium methods and considered a rotational mode of failure, which is appropriate for the characteristics of the materials found in Tapira. The resistance parameters used in the stability analysis are summarized in Table 13.1. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 13-3 Table 13.1: Geotechnical Parameters used in the Stability Analysis Note: ƴ nat – Natural Density ƴ sat – Saturated Density CIU – Consolidated Isotropic Undrained c’ – cohesion φ – friction angle The results of the stability analysis indicate that at an inter-ramp and global scale the slopes are stable, with factors of safety exceeding the acceptance criteria. At a local scale, benches in saturated condition are unstable and dewatering will be required to locally lowering the phreatic surface by 5 m to obtain a factor of safety greater than 1.3 at a bench scale. The design parameters for the Tapira pit are shown in Table 13.2. Table 13.2: Proposed Geometric Parameters for Tapira Pit Design The Tapira geotechnical model is divided into 7 different zones, with the possibility of further subdivision into 4 geotechnical sectors. The divisions are based upon the unique combination of lithology and weathering in each area, with recommended design parameters as shown in Table 13.3. ƴ nat ƴ sat (kN/m3) (kN/m3) c' (kPa) φ' (°) c' (kPa) φ' (°) Waste Dump / PDE 19 - 10 32 - - Cover Alloterite 18 20 50 29 42 32 Titanium Isalterite Topo 20 21 40 30 30 33 Bebedourite / Phoscrete Friable Phosphate (bottom isalterite) 22 22 23 29 21 32 Bebedourite / Phoscrete Semi-compact Phosphate (Semi- weathered Rock) 24 22 100 35 50 35 Bebedourite / Phoscrete Compact Phosphate (Fresh Rock) 24 24 200 35 100 35 Syenite / Kaolinized Soils 22 22 37 31 35 29 Fenite 17 - 31 25 - - Triaxial CIU SatLithology Weathering Triaxial CIU Nat Typologies and Lithologies Face Angle Berm Width Berm Height Cover 59° 12 m 10 m Titanium 40 - 45° 15 m 10 m Friable Phosphate 30 - 45° 15 m 10 m Semi-Compact Phosphate 55° 15 m 10 m Compact Phosphate 55° 15 m 10 m Fenite 45° 15 m 10 m Syenite 35° 15 m 10 m Carbonatite 35° 15 m 10 m Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 13-4 Table 13.3: Recommended Design Parameters for Tapira Final Pit 13.2.2 Hydrogeological Hydrological and Hydrogeological drilling, sampling, and characterizations are described in Section 7.3 of this TRS. The groundwater flow pattern within the complex is generally to the south toward the outlet of the Córrego da Mata Basin. Flow inversions sometimes occur in the northern portion (with natural flow in the Northeast direction toward the BR-01 tailings dam) and in the north sector of the pit where the natural flow towards the Córrego da Mata is reversed in the direction of the Córrego Paiolzinho due to the mining operations. In the region of Front 2/Bigorna, the current water level is between 1,220 and 1,135 meters influenced by the mining operations and pumping of wells. In the northeast region of the pit (Fronts 4, 5, and 6) the water level is predominantly between 1,280 and 1,220 meters influenced by the lowering of water level from the mining advance (without pumping). In the region of the dams, the underground water level and consequently its flow is influenced by the formation of lakes along drainage channels. Around the BL-01 dam the water level is between 1,280 and 1,160 meters where the underground flow is northwest towards the Retiro Stream. The groundwater flow in the region around the BR-01 tailings dam converges into the lake. The mine’s dewatering system consists of 16 deep tubular wells, with water levels monitored daily. Additionally, there are 27 spillways with flow rate monitoring, 10 of which lie within the Alkaline Complex. Historical flow information used in the model development and calibration indicates that the average flow pumped by month throughout the monitoring period from May 2010 to July 2020 was around 143 m3/hr. Dewatering flow rates are anticipated to be approximately 200 to 400 m3/hr in the region of Front 2/Bigorna, approximately 50 to 100 m3/hr in the region of Fronts 5 and 6 (until 2024 when rates increase up to 200 m3/hr), and less than 200 m3/hr in the F2/CL region with higher flow rates associated with moment of greater mining advance. The projected dewatering flow rates must be produced by dewatering wells, sump pumping, and surface drainage. For a large portion of the mining area, dewatering should occur predominantly by gravity. Water above elevation 1,220 is drained by gravity while below this level, the water drains to a sump and requires pumping for removal. Surface water runoff from the yards and service locations is collected by open-air drainage systems (channels). Mining Area Description Bench Height (m) Face Angle (°) Berm (m) Inter-ramp Angle (°) ZONE I Aloterite 10 59 12 29 Top Isalterite - General Top Isalterite - Green Sector Top Isalterite - Red Sector Base Isalterite - General Base Isalterite - Blue Sector Host Rock and Fenite Top Isalterite - Blue Sector Top Isalterite - Orange Sector Base Isalterite - Orange Sector Base Isalterite - Green Sector Base Isalterite - Red Sector Sienite Lithology Carbonitite Semi-Weathered Rock (RSI) Fresh Rock (RSA) ZONE VII Dumps 10 27 15 16 ZONE VI 10 55 15 24 ZONE V 10 35 15 19 ZONE IV 10 30 15 17 22 ZONE III 10 40 15 20 ZONE II 10 45 15 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 13-5 Storm contact water collected from the overburden storage facility collector channels as well as other mine contact water is drained to the BL1 impoundment. Water discharges from the BL1 impoundment to the BA3 impoundment for water solids settlement and clarification and then discharged to the BRI impoundment. The BR impoundment receives the beneficiation plant fines tailings and provides make-up water back to the beneficiation plant while collecting and storing the fines. Overflow water discharges to the BD5 impoundment for solids settling and water clarification. Mine dewatering and mine sediment collection pond water is discharged to the BD2 collector impoundment and then also discharged to BD5 for clarification. Clarified water is discharged to the BRI impoundment. All water discharged off the property is through the BRI overflow into the nearby river. 13.3 Mine Design Factors This sub-section contains forward-looking information related to mine design and production plans for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including mining strategy and production rates, expected mine life and mining unit dimensions. Mine planning at CMT follows the typical standards for open-pit mining. The processes involved include: 1. Application of dilution and recovery factors 2. Development of a value for each of the blocks in the model 3. Estimation of COG 4. Pit optimization and select optimal pit shell to be used for the basis of the ultimate pit design 5. NPV scheduler runs to provide guidance on phase designs and mine development 6. Ultimate pit design 7. Development of phase designs 8. Development of mine planning targets and constraints 9. Preparing Deswik based LOM plan Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

13-6 The unconstrained theoretical ultimate pit shell derived from the pit optimization process was modified to incorporate more detailed design specifications to transform the pit shell into a functional open-pit mine. The resulting pit design was referred to as the Operational Pit. The operational pit was also limited by the following constraints: 1. Mining restrictions, including legal and environmental impacts 2. Overall slope angle 3. Operational design characteristics, including ramp locations and grades, OSF locations, mining width and height, and other practical mining considerations, given pit geometry. The design road width of 15 m is approximately 2.5 times the width of the largest truck, the CAT 777. This allows for two-way traffic with an adequate separation distance along main haulage routes. Access ramps are designed with a maximum slope of 8%. Benches are designed to have a 12 m to 15 m width and a 10-m height, with varying face angles depending upon the mine area, the lithology, and weathering as noted in Table 13.3. Given the ultimate pit limits, annual waste and ore tonnages were generated for the CMT mine plan periods with corresponding mining production sequences. The mine design was split into 26 phases. Figure 13.2 shows where the phases are located within the ultimate pit boundaries and Table 13.4 shows the corresponding tonnages produced by each phase over the LOM. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 13-7 Table 13.4: Mining Quantities by Phase through 2057 Ore Titanium Waste MTonnes - Wet MTonnes - Wet MTonnes - Wet 00A 1.96 0.03 0.53 00B 1.97 0.69 0.61 00C 0.55 0.16 0.03 01A 2.30 0.37 0.87 01B 7.16 4.85 11.14 01C 9.05 3.92 23.66 02A 2.09 0.43 10.65 02B 2.75 0.00 4.86 02C 1.22 0.00 1.76 3 16.44 6.60 22.59 4 12.95 5.51 12.11 5 12.85 2.54 35.70 6 32.06 8.66 47.30 7 17.66 8.86 22.40 8 38.86 5.25 74.23 9 21.57 14.25 29.95 10 44.15 7.63 58.86 11 32.34 12.37 16.95 14A 18.16 13.12 38.78 14B 62.96 29.93 47.05 16 77.35 9.28 61.56 17 86.10 9.19 61.84 19 19.90 26.86 6.27 20 13.59 0.42 7.67 21 3.87 1.37 3.64 22 16.46 12.68 22.79 556.33 184.96 623.78 Group Name/Phase Total Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira D Beneficiation PlantBR-146 BR-146 305000 305000 310000 310000 78 00 00 0 78 00 00 0 78 05 00 0 78 05 00 0 LEGEND Tapira Phosphate Property Igneous Complex Boundary Road Mining Concession Mining Application Ultimate Pit Extent Mining Phases 00A 00B 00C 01A 01B 01C 02B 03 04 05 06 07 08 09 10 11 14A 14B 16 17 19 20 21 22 1 in 0 P:\Projects\Mosaic\Tapira\99_PROJ\20446248_MF_SK_1300_Phase2\0001_TRS\40_PROD\20446248-0001-HS-0006.mxd IF T H IS M EA SU R EM EN T D O ES N O T M AT C H W H AT IS S H O W N , T H E SH EE T H AS B EE N M O D IF IE D F R O M : A N SI A 20446248 - - 13. DW TBH - CONSULTANT PROJECT NO. CONTROL REV. FIGURE YYYY-MM-DD DESIGNED PREPARED REVIEWED APPROVED REFERENCE(S) COORDINATE SYSTEM: IMAGERY SOURCES: ESRI, HERE, GARMIN, INTERMAP, INCREMENT P CORP., GEBCO, USGS, FAO, NPS, NRCAN, GEOBASE, IGN, KADASTER NL, ORDNANCE SURVEY, ESRI JAPAN, METI, ESRI CHINA (HONG KONG), (C) OPENSTREETMAP CONTRIBUTORS, AND THE GIS USER COMMUNITY 2021-10-28 CLIENT THE MOSAIC COMPANY PROJECT SEC S-K 1300 TECHNICAL REPORT SUMMARY MOSAIC FERTILIZANTES: COMPLEXO MINERACAO DE TAPIRA TITLE MINING PHASES - 0 1.5 3 Kilometers1 " = 1.5 km MAP AREA 13-9 13.3.1 Mining Strategy and Production Rates The mining strategy employs the use of phases each of which have independent in-pit haul roads that specifically target the ore in that phase and connect to the as-built surface haul roads created by mining the previous phase. The phasing drives the schedule in part by scheduling the ore to progress from lower phases to higher phases. The scheduling logic is rounded out by blending, where uncovered ore blocks may be taken out of phase, if needed, to meet the phosphate grade demanded by the annual production targets. Production sequencing was carried out using the Deswik interactive scheduler which allows the user to visually plan multiple ongoing mining faces simultaneously. The Tapira mine used the functionality of “diglines” which are polylines that instruct the schedule which block to mine first, which block to mine last and how to mine between those blocks. The Deswik scheduling tool the converts the digline into a progression of blocks which are assigned a mining rate and populated within a Gantt chart which is linked to the interactive scheduler. The diglines have been designed to move along the highwall on a single bench until an appropriate amount of the next bench down is exposed. The diglines are generally designed to take one small pushback at a time from the free face to balance stripping production with ore production over time to the extent possible. On an annual basis, the schedule has targeted mining a few specific areas to save on the expenses of moving equipment and services around. The OSFs and Internal Overburden backfill (IOB) have been scheduled to accumulate waste from the nearest pits and the maps show how much of a lift is placed on the OSFs and IOB each year. The schedule does not define precisely where each waste block stripped will be placed, but it accumulates the waste produced in the year and generates the appropriate number of waste blocks stacked according to the OSF/IOB design parameters. This process leaves some flexibility in the short-term plans as to how waste can be placed. The annual LOM plan production summary statistics are shown on Table 13.5. Annual plant feed, mass recovery, and plant feed grade are shown in Figure 13.3, annual concentrate production is shown in Figure 13.4, and annual waste and ore quantities are shown in Figure 13.5. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

SEC S-K 1300 Technical Report Summary Report Date: February 9, 2022 Effective Date: December 31, 2021 Complexo Mineração de Tapira 13-10 Table 13.5: Tapira LOM Plan Production Statistics Description Unit Total '22-33 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 Plant Feed Total Mt (wet) 559.23 182.03 15.83 15.76 15.52 15.72 15.71 15.34 15.01 14.51 14.47 14.46 15.03 14.66 Ore Mined Mt (wet) 556.51 180.36 15.16 14.76 15.52 15.72 15.71 15.34 15.01 14.51 14.47 14.46 15.03 14.66 Plant Feed Stockpile Mt (wet) 2.72 1.67 0.67 1.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Plant Feed Total Mt (dry) 482.65 155.48 13.39 13.35 13.12 13.35 13.35 13.09 13.20 12.49 12.31 12.40 12.85 12.58 Concentrate Mt (dry) 91.81 24.20 1.91 2.00 2.03 2.03 2.04 2.00 2.00 2.00 2.00 2.10 2.10 2.00 Mass Recovery % 19.02 15.57 14.27 14.95 15.47 15.17 15.31 15.27 15.15 16.01 16.25 16.94 16.35 15.89 Al2O3% 4.32 4.50 4.46 4.35 5.14 4.94 5.60 4.86 4.36 4.52 4.07 3.72 4.19 3.64 CaO % 14.76 14.33 13.28 13.07 14.04 14.09 14.29 13.92 15.79 14.37 14.02 15.05 15.33 14.86 Fe2O3% 25.99 28.11 26.32 28.34 28.58 27.87 28.51 28.94 27.18 28.11 29.47 29.06 27.72 27.36 MgO % 5.21 4.20 4.71 3.98 3.59 3.92 4.23 3.88 4.25 4.16 3.62 4.55 4.63 4.84 P2O5% 9.53 9.87 9.21 9.32 10.18 9.88 9.82 9.84 9.45 10.01 10.44 10.54 9.98 9.86 P2O5ap % 9.21 9.45 8.79 8.84 9.50 9.36 9.50 9.50 9.20 9.50 9.80 10.12 9.79 9.60 RCP % 1.62 1.50 1.48 1.44 1.40 1.46 1.49 1.45 1.77 1.50 1.37 1.47 1.56 1.56 SiO2% 23.05 21.18 24.06 22.45 20.28 21.12 19.18 19.56 20.80 21.04 21.72 20.83 21.01 22.10 TiO2% 7.97 9.08 7.94 9.87 9.67 9.57 10.93 10.14 10.11 8.19 7.37 7.36 8.90 8.65 Waste Mined Mt (wet) 804.45 424.18 42.36 40.00 40.00 37.91 37.00 37.00 36.61 37.00 35.56 26.75 27.00 27.00 Titanium Mt (wet) 184.96 80.57 6.29 9.01 5.68 10.80 9.69 8.36 4.13 6.02 2.36 8.88 5.54 3.81 Waste Mt (wet) 619.49 343.62 36.07 30.99 34.32 27.12 27.31 28.64 32.48 30.98 33.20 17.87 21.46 23.19 Stripping Ratio t/t 1.11 1.91 2.38 2.10 2.21 1.72 1.74 1.87 2.16 2.14 2.29 1.24 1.43 1.58 Total Movement Mt (wet) 1,362.53 605.55 58.52 54.76 55.52 53.64 52.71 52.34 51.62 51.51 50.02 41.21 42.03 41.66 Description Unit Total '34-45 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 Plant Feed Total Mt (wet) 559.23 181.95 15.00 15.00 14.99 15.47 15.19 15.20 15.14 15.15 15.46 14.72 15.12 15.51 Ore Mined Mt (wet) 556.51 181.95 15.00 15.00 14.99 15.47 15.19 15.20 15.14 15.15 15.46 14.72 15.12 15.51 Plant Feed Stockpile Mt (wet) 2.72 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Plant Feed Total Mt (dry) 482.65 157.22 12.83 13.02 12.83 13.35 13.29 13.35 13.35 13.29 13.19 12.53 12.92 13.27 Concentrate Mt (dry) 91.81 24.73 2.00 2.10 2.02 2.09 2.10 2.06 2.06 2.10 2.06 1.97 2.10 2.06 Mass Recovery % 19.02 15.73 15.59 16.13 15.76 15.66 15.79 15.47 15.46 15.81 15.58 15.75 16.25 15.55 Al2O3% 4.32 4.04 3.99 3.62 4.63 3.86 3.14 2.75 2.99 4.00 4.49 5.09 5.11 4.91 CaO % 14.76 15.04 14.50 15.44 14.20 14.25 15.98 16.19 16.55 16.30 14.33 13.95 14.48 14.23 Fe2O3% 25.99 26.16 31.03 27.56 28.60 26.84 25.38 25.06 23.94 25.10 25.24 26.45 24.07 24.89 MgO % 5.21 5.27 3.72 5.31 3.99 5.23 6.71 6.02 6.32 5.73 4.04 4.71 5.84 5.44 P2O5% 9.53 9.75 9.89 10.05 9.94 9.52 9.67 9.52 9.76 9.85 9.90 9.75 9.64 9.50 P2O5ap % 9.21 9.46 9.60 9.63 9.44 9.13 9.40 9.40 9.60 9.60 9.60 9.40 9.40 9.30 RCP % 1.62 1.61 1.51 1.61 1.47 1.56 1.76 1.82 1.79 1.77 1.48 1.47 1.54 1.53 SiO2% 23.05 21.80 18.10 20.31 20.21 21.84 22.41 20.53 22.11 22.67 23.04 21.82 24.54 23.90 TiO2% 7.97 8.08 10.29 7.26 8.51 8.85 7.79 9.44 8.38 6.21 8.51 7.99 6.89 6.91 Waste Mined Mt (wet) 804.45 236.00 22.00 22.00 22.00 21.83 22.00 21.58 22.00 21.97 21.63 13.00 13.00 13.00 Titanium Mt (wet) 184.96 64.21 8.42 7.24 4.01 4.48 12.26 5.06 1.83 4.58 6.28 2.91 3.23 3.93 Waste Mt (wet) 619.49 171.79 13.58 14.76 17.99 17.35 9.74 16.52 20.17 17.39 15.35 10.09 9.77 9.07 Stripping Ratio t/t 1.11 0.94 0.91 0.98 1.20 1.12 0.64 1.09 1.33 1.15 0.99 0.69 0.65 0.58 Total Movement Mt (wet) 1,362.53 417.95 37.00 37.00 36.99 37.30 37.19 36.78 37.14 37.12 37.08 27.72 28.12 28.51 Description Unit Total '46-57 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 Plant Feed Total Mt (wet) 559.23 179.76 15.35 15.50 15.77 14.72 15.12 14.80 15.18 14.99 15.00 15.01 13.40 14.92 Ore Mined Mt (wet) 556.51 179.76 15.35 15.50 15.77 14.72 15.12 14.80 15.18 14.99 15.00 15.01 13.40 14.92 Plant Feed Stockpile Mt (wet) 2.72 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Plant Feed Total Mt (dry) 482.65 156.65 12.96 13.34 13.30 12.51 12.78 12.85 13.22 13.35 13.04 13.32 11.77 14.20 Concentrate Mt (dry) 91.81 40.88 2.10 2.00 2.10 2.09 2.00 2.05 2.05 2.07 2.00 2.00 1.79 18.63 Mass Recovery % 19.02 26.10 16.21 14.99 15.79 16.68 15.65 15.95 15.50 15.49 15.34 15.03 15.22 13.10 Al2O3% 4.32 4.40 5.20 5.07 5.03 4.48 4.60 4.41 4.13 3.97 4.11 4.28 4.38 3.22 CaO % 14.76 15.09 13.33 14.17 12.79 14.30 13.81 15.23 15.63 15.79 14.30 16.07 15.60 19.62 Fe2O3% 25.99 23.46 26.59 22.77 26.66 24.96 23.37 22.13 22.87 24.50 27.13 23.52 22.73 14.99 MgO % 5.21 6.33 4.92 6.53 5.38 5.48 6.06 6.65 6.32 6.24 4.65 5.73 6.09 11.42 P2O5% 9.53 8.98 9.74 8.80 9.40 9.63 9.10 9.16 8.87 9.08 9.13 8.83 8.84 7.34 P2O5ap % 9.21 8.75 9.30 8.70 9.00 9.17 8.99 9.00 8.70 8.70 8.70 8.70 8.70 7.45 RCP % 1.62 1.77 1.38 1.64 1.38 1.56 1.54 1.75 1.89 1.90 1.66 1.93 1.85 2.67 SiO2% 23.05 26.26 22.55 27.73 24.17 25.56 27.69 27.71 27.60 25.36 22.76 26.06 25.20 32.09 TiO2% 7.97 6.59 7.39 5.56 6.73 6.62 5.70 5.50 5.90 7.32 10.39 7.24 7.58 3.44 Waste Mined Mt (wet) 804.45 101.77 12.77 13.04 12.98 8.00 7.85 8.00 8.00 5.10 7.67 7.73 6.50 4.13 Titanium Mt (wet) 184.96 33.72 3.76 6.08 2.85 3.59 0.22 2.48 3.72 3.95 5.84 0.56 0.68 0.00 Waste Mt (wet) 619.49 68.05 9.01 6.96 10.13 4.41 7.63 5.52 4.28 1.15 1.83 7.17 5.81 4.13 Stripping Ratio t/t 1.113171 0.38 0.59 0.45 0.64 0.30 0.50 0.37 0.28 0.08 0.12 0.48 0.43 0.28 Total Movement Mt (wet) 1,362.53 281.52 28.13 28.54 28.75 22.72 22.96 22.80 23.18 20.09 22.67 22.75 19.90 19.06 SEC S-K 1300 Technical Report Summary Report Date: February 9, 2022 Effective Date: December 31, 2021 Complexo Mineração de Tapira 13-11 Figure 13.3: Annual Ore Plant Feed and Grade with Mass Recovery 15 .8 15 .8 15 .5 15 .7 15 .7 15 .3 15 .0 14 .5 14 .5 14 .5 15 .0 14 .7 15 .0 15 .0 15 .0 15 .5 15 .2 15 .2 14.3 15.0 15.5 15.2 15.3 15.3 15.2 16.0 16.3 16.9 16.4 15.9 15.6 16.1 15.8 15.7 15.8 15.5 9.2 9.3 10.2 9.9 9.8 9.8 9.5 10.0 10.4 10.5 10.0 9.9 9.9 10.1 9.9 9.5 9.7 9.5 0 2 4 6 8 10 12 14 16 18 0 2 4 6 8 10 12 14 16 18 20 22 20 23 20 24 20 25 20 26 20 27 20 28 20 29 20 30 20 31 20 32 20 33 20 34 20 35 20 36 20 37 20 38 20 39 G ra de /R ec ov er y (% ) Pl an t F ee d (M t), w et b as is Plant Feed Total (tonne, wet basis) Mass Recovery (%) P2O5 Grade (%) 15 .1 15 .2 15 .5 14 .7 15 .1 15 .5 15 .4 15 .5 15 .8 14 .7 15 .1 14 .8 15 .2 15 .0 15 .0 15 .0 13 .4 14 .9 15.5 15.8 15.6 15.8 16.3 15.6 16.2 15.0 15.8 16.7 15.7 16.0 15.5 15.5 15.3 15.0 15.2 13.1 9.8 9.9 9.9 9.8 9.6 9.5 9.7 8.8 9.4 9.6 9.1 9.2 8.9 9.1 9.1 8.8 8.8 7.4 0 2 4 6 8 10 12 14 16 18 0 2 4 6 8 10 12 14 16 18 20 40 20 41 20 42 20 43 20 44 20 45 20 46 20 47 20 48 20 49 20 50 20 51 20 52 20 53 20 54 20 55 20 56 20 57 G ra de /R ec ov er y (% ) Pl an t F ee d (M t), w et b as is Plant Feed Total (tonne, wet basis) Mass Recovery (%) P2O5 Grade (%) 13-12 Figure 13.4: Annual Concentrate Production 1. 76 1. 89 1. 93 1. 92 1. 94 1. 90 1. 90 1. 90 1. 91 2. 01 2. 00 1. 90 1. 90 2. 00 1. 92 1. 99 2. 00 1. 96 0. 15 0. 11 0. 10 0. 11 0. 11 0. 10 0. 10 0. 10 0. 09 0. 09 0. 10 0. 10 0. 10 0. 10 0. 10 0. 10 0. 10 0. 10 0.0 0.5 1.0 1.5 2.0 2.5 20 22 20 23 20 24 20 25 20 26 20 27 20 28 20 29 20 30 20 31 20 32 20 33 20 34 20 35 20 36 20 37 20 38 20 39 C on ce nt ra te P ro du ct io n (M t, dr y ba si s) Conventional Concentrate Ultrafine Concentrate 1. 96 2. 00 1. 95 1. 87 2. 00 1. 96 2. 00 1. 89 2. 00 1. 99 1. 90 1. 95 1. 95 1. 96 1. 90 1. 90 1. 70 1. 70 0. 10 0. 10 0. 10 0. 10 0. 10 0. 10 0. 10 0. 11 0. 10 0. 09 0. 10 0. 10 0. 10 0. 10 0. 10 0. 11 0. 09 0. 16 0.0 0.5 1.0 1.5 2.0 2.5 20 40 20 41 20 42 20 43 20 44 20 45 20 46 20 47 20 48 20 49 20 50 20 51 20 52 20 53 20 54 20 55 20 56 20 57 C on ce nt ra te P ro du ct io n (M t, dr y ba si s) Conventional Concentrate Ultrafine Concentrate Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 13-13 Figure 13.5: LOM Plan Annual Production (ROM) 15 .2 14 .8 15 .5 15 .7 15 .7 15 .3 15 .0 14 .5 14 .5 14 .5 15 .0 14 .7 15 .0 15 .0 15 .0 15 .5 15 .2 15 .2 42 .4 40 .0 40 .0 37 .9 37 .0 37 .0 36 .6 37 .0 35 .6 26 .7 27 .0 27 .0 22 .0 22 .0 22 .0 21 .8 22 .0 21 .6 0.00 5.00 10.00 15.00 20.00 25.00 30.00 35.00 40.00 45.00 20 22 20 23 20 24 20 25 20 26 20 27 20 28 20 29 20 30 20 31 20 32 20 33 20 34 20 35 20 36 20 37 20 38 20 39 Q ua nt ity M in ed (M to nn es - w et ) Ore Mined Waste Mined 15 .1 15 .2 15 .5 14 .7 15 .1 15 .5 15 .4 15 .5 15 .8 14 .7 15 .1 14 .8 15 .2 15 .0 15 .0 15 .0 13 .4 13 .2 22 .0 22 .0 21 .6 13 .0 13 .0 13 .0 12 .8 13 .0 13 .0 8. 0 7. 8 8. 0 8. 0 5. 1 7. 7 7. 7 6. 5 1. 8 0.00 5.00 10.00 15.00 20.00 25.00 20 40 20 41 20 42 20 43 20 44 20 45 20 46 20 47 20 48 20 49 20 50 20 51 20 52 20 53 20 54 20 55 20 56 20 57 Q ua nt ity M in ed (M to nn es - w et ) Ore Mined Waste Mined Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

13-14 13.3.2 Expected Mine Life Current Tapira Mine life is approximately 36 years, ending in 2057, with an average ROM ore production rate of 13.0 Mtpy (dry) resulting in annual concentrate production of about 2.0 Mtpy. 13.3.3 Mining Unit Dimensions The operational pit will have benches that are 12-15 m wide by 10 m high to match the digging profiles of the selected excavators. Split benches are also incorporated into the mine design at a height of 5 m, and decoupling berms are incorporated into the mine design for geotechnical stability, as needed. The face angles and overall slope angles vary by geotechnical sector and are laid out in Table 13.3. Haul roads will have a minimum width of 15 m and a maximum ramp grade of 8%. 13.4 Stripping and Backfilling Requirements Phosphate ore at the Tapira Mine is hauled to the primary crusher while titanium ore is hauled to a stockpile for storage and possible future beneficiation. Waste is hauled to one of six ex-pit OSFs. As the mine progresses, the main haul roads are planned to be moved over time to stay near the edge of the ultimate pit. The design specifications of each OSF are listed in Table 13.6. Table 13.6: OSF Design Specifications Average annual one-way haulage distances for the LOM Plan are estimated in Deswik using the Landfill and Haulage Simulator (LHS) module for the defined waste and ore haulage routes and considering the operations schedules of the OSFs. A summary of average one-way haulage distances for the waste and titanium for the LOM Plan is provided in Table 13.7. Capacity Bench Height Berm Width Mm³ m m E03 1 7.31 10 15 1V : 1.5H E04 1 8.94 10 11 1V : 1.5H 1 38.33 10 8 1V : 2H 2 127.00 10 8 1V : 2H 1 9.34 10 11 1V : 1.5H 2 20.81 10 11 1V : 1.5H 3 24.86 10 9 1V : 2H E07 E09 1 64.44 10 10 1V : 2H 1 5.50 10 20 1V : 2H 2 4.55 10 9 1V : 2H 3 7.39 10 9 1V : 2H 4 7.71 10 8 1V : 2H 1 17.25 10 11 1V : 1.5H 2 10.53 10 8 1V : 2H 1 10.46 10 11 1V : 1.5H 2 5.41 10 11 1V : 1.5H 3 22.24 10 11 1V : 1.5H 4 70.24 10 11 1V : 1.5H 1 4.88 10 8 - 14 - 20 1V : 2H 2 23.26 10 8 - 14 - 20 1V : 2H 3 24.69 10 8 - 14 - 20 1V : 2H T06 1 86.22 10 10 1V : 2H E8 5ª ampliação E07 E08 T4 Slope Face AnglePhaseWaste Dump E06 E09 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 13-15 Table 13.7: LOM Plan Average Waste Haul Distances - km 13.5 Mining Fleet, Machinery, and Personnel Requirements This sub-section contains forward-looking information related to equipment selection for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including labor and equipment availability and productivity. The mine uses a combination of equipment for material extraction and transportation. The production equipment is leased. Currently the largest haul truck on site has a capacity of approximately 180 tonnes. Fleet sizing is estimated based on historical performance. Historical loading times and delays by equipment fleets are tracked and used to estimate loading productivity. The maximum hourly truck productivity is calculated by dividing the truck capacity by the cycle time. The capacity is then multiplied by the utilization factor and the availability factor and is then derated by a factor of 3% to 10% to account for non-productive engine hours to get an effective hourly Deposit 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 PDE E04 9.2 - - - - - 4.8 5.3 4.7 5.6 5.8 6.6 6.7 PDE E06 - 2.7 3.6 2.5 2.2 3.7 5.4 4.2 3.1 2.9 3.8 4.8 5.6 PDE E07 4.1 6.1 7.6 - - - 7.4 - - - - - - PDE E07/E09 - 6.0 6.2 4.3 5.5 4.9 4.8 4.5 5.1 5.2 4.8 - - PDE E08 7.4 - - - - - - - - - - - - PDE E09 - 5.5 5.7 6.0 5.5 4.9 4.5 - - PDE E11 - - - 4.6 4.7 2.3 2.9 2.8 - Waste Average 5.9 5.5 4.8 3.0 4.1 4.6 4.9 4.4 4.3 3.7 4.6 4.9 5.7 E07 (Above El. 1290) - - - - - - - - - - - - - T04 7.7 9.1 8.9 9.9 6.4 6.9 6.0 4.4 4.1 4.6 4.0 3.9 4.0 T06 4.3 3.7 1.3 2.4 2.1 2.7 Titanium Average 7.7 9.1 8.9 9.9 6.4 6.9 6.0 4.3 3.8 1.4 2.8 2.2 3.0 Deposit 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 PDE E04 7.1 8.0 8.4 8.1 - - - 9.1 8.3 - - 8.5 PDE E06 5.0 4.3 3.9 3.8 4.1 - - 4.1 - - - - PDE E07 - - - - - - - - - - - - PDE E07/E09 - - - - - - - - - - - - PDE E08 - - - - - - - - - - - - PDE E09 PDE E11 2.6 4.4 4.2 5.6 6.1 5.1 5.2 5.8 5.7 5.1 4.9 Waste Average 5.3 3.1 4.3 4.1 5.6 6.1 5.1 5.2 5.9 5.7 5.1 4.9 E07 (Above El. 1290) - - - - - - - - - - - - T04 4.2 4.1 5.5 5.8 6.0 7.3 6.6 5.9 6.6 5.5 6.2 5.6 T06 2.3 2.8 2.1 2.2 2.5 2.8 4.0 3.9 3.2 3.4 3.8 3.9 Titanium Average 2.9 3.4 3.4 2.5 5.0 4.0 4.7 4.3 5.0 3.7 3.8 3.9 Deposit 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 Total PDE E04 - - - - - - - - - - - 8.1 PDE E06 - 4.8 4.4 4.4 4.4 4.4 4.2 4.5 4.6 - 4.4 3.9 PDE E07 - - - - - - - - - - - 4.0 PDE E07/E09 - - - - - - - - - - - 5.0 PDE E08 - - - - - - - - - - - 7.4 PDE E09 5.1 PDE E11 5.5 5.4 5.0 6.6 4.5 5.4 5.7 6.8 7.3 7.7 5.2 5.2 Waste Average 5.5 5.1 4.9 4.8 4.4 4.7 5.4 6.0 6.9 7.7 5.2 4.8 E07 (Above El. 1290) - - - - - - - - - - - 3.6 T04 5.3 - 5.2 5.1 4.7 4.9 5.0 6.4 7.4 7.8 - 7.1 T06 3.8 3.9 5.2 3.1 2.7 2.8 2.8 2.8 2.7 - - 2.9 Titanium Average 4.1 3.9 5.2 4.5 2.8 2.9 3.9 3.4 7.1 7.8 - 4.8 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 13-16 productivity per unit. The total material movement required is divided by the effective hourly productivity to yield the minimum required fleet size. The availability for the leased mining equipment is required to be at least 85%, and utilization ranges from 63% to 73%. Excavator productivity estimates include dividing the associated truck capacity by the truck loading and maneuvering time and incorporate an over-capacity factor and idle time. The current fleet consists of approximately 44 trucks and will increase to a maximum of 68 in 2024. The fleet size decreases in the following years and generally remains around 30-46 for the remainder of the mine plan. The excavator fleet size is generally between 6 and 10 excavators, with 3 excavators assigned to ore and a variable amount of excavators used for waste removal depending on the overburden removal requirements. Annual fleet sizes for excavators and haul trucks are shown in Figure 13.6 and Figure 13.7, respectively. For the support equipment, the fleet size is maintained throughout the LOM with the support equipment specified below:  CAT 416E – Backhoe Loader  CAT 420E – Backhoe Loader  CAT 140K – Motor Grader  CAT 320 - Excavator  CAT 950H – Wheel Loader  CAT 966H – Wheel Loader  CAT D6 – Dozer  Volvo EC700 – Excavator The operational plan of the Tapira Mine includes the use of 4 teams on 12-hour shifts, operating 24 hours per day, 365 days per year with a staff of approximately 270 hourly employees. To calculate the required personnel, the annual count of loading/transportation equipment is multiplied by the number of teams (4), and the equipment availability, and then increased by a factor 10% to account for the 75th percentile of availability and 13.3% for absenteeism. The annual estimate of the required workforce size is shown in Figure 13.8. The operational management structure includes a General Manager that is over the whole complex and is assisted by the Mine Manager, Plant Manager, Maintenance Manager, ADM Supervisor, TO Leader, Site Secretary, and Performance Analyst. The Mine Manager oversees mining operations including the Production and infrastructure supervisors, mining technicians and engineers, and any interns on site. Production supervisors on each shift are responsible for mining technicians and the Level I, Level II, and Level III equipment operators on each shift. The Beneficiation Plant Manager oversees beneficiation plant production supervisors for each shift, as well as a development/control supervisor and a beneficiation plant mining engineer. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 13-17 Figure 13.6: Annual Excavator Fleet Size 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 2 2 8 7 7 7 7 7 7 5 5 5 5 5 4 5 5 4 4 4 0 2 4 6 8 10 12 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 Ore - EX 1200 Waste - EX 1200 Waste - EX 2500 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 4 5 5 4 3 3 3 3 3 3 2 2 2 2 1 2 2 2 0.5 0 1 2 3 4 5 6 7 8 9 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 Ore - EX 1200 Waste - EX 1200 Waste - EX 2500 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

13-18 Figure 13.7: Annual Haul Truck Fleet Size 17 13 21 22 22 20 20 19 20 18 18 17 19 19 21 17 18 18 32 30 47 42 40 42 41 37 35 20 26 28 23 23 18 21 18 26 12 12 0 10 20 30 40 50 60 70 80 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 Ore - CAT 777 Waste - CAT 777 Waste - KM 730E 18 18 22 19 21 24 24 25 25 25 22 23 23 24 21 18 23 23 21 26 28 24 24 16 15 14 14 14 14 9 9 8 8 5 7 11 11 2 0 5 10 15 20 25 30 35 40 45 50 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 Ore - CAT 777 Waste - CAT 777 Waste - KM 730E Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 13-19 Figure 13.8: Tapira Workforce Life-of-Mine Plan 28 27 33 30 30 30 30 30 30 23 22 22 21 21 17 20 21 17 202 195 198 176 166 178 174 155 147 80 110 118 97 95 71 90 72 113 120 120 120 120 120 120 120 120 120 120 120 120 120 120 120 120 120 120 30 30 30 30 30 30 30 30 30 30 30 30 30 30 30 30 30 30 58 40 92 97 98 86 85 83 87 82 78 74 82 84 96 73 82 75 11 12 14 13 13 13 13 13 13 12 13 13 14 14 13 15 14 13 0 100 200 300 400 500 600 20 22 20 23 20 24 20 25 20 26 20 27 20 28 20 29 20 30 20 31 20 32 20 33 20 34 20 35 20 36 20 37 20 38 20 39 Waste Loading Waste Transport Support Administrative Ore Transport Ore Loading 21 21 17 12 12 11 11 11 11 7 7 7 7 5 7 7 7 3 122 101 101 70 63 57 55 57 57 38 37 29 30 21 31 48 45 10 120 120 120 120 120 120 120 120 120 120 120 120 120 120 120 120 120 120 30 30 30 30 30 30 30 30 30 30 30 30 30 30 30 30 30 30 74 95 82 88 103 105 111 109 109 95 100 103 106 91 76 97 100 91 14 14 13 14 14 15 15 15 15 15 15 15 15 13 15 15 15 13 0 50 100 150 200 250 300 350 400 450 20 40 20 41 20 42 20 43 20 44 20 45 20 46 20 47 20 48 20 49 20 50 20 51 20 52 20 53 20 54 20 55 20 56 20 57 Waste Loading Waste Transport Support Administrative Ore Transport Ore Loading Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 14-1 14.0 BENEFICIATION AND RECOVERY METHODS 14.1 Beneficiation Plant 14.1.1 Crushing and Blending Coarse crushing reduces the ROM ore to pass 4 inches and places the crushed ore on one of two blending storage piles. Mine haul trucks unload the ROM ore into the primary gyratory crusher. The primary discharge is conveyed to the secondary toothed roll crusher. The secondary discharge is conveyed to a stacker that places the ore on one of two longitudinal blending piles. The piles are nominally 700 m long and 13 m high. Fine crushing reclaims ore from the blending piles and reduces the particle size to granular ore (19/7 mm) and friable ore (<7 mm) by screening and a 3rd and 4th stage of crushing using cone crushers. The granular ore is conveyed to the granular milling and flotation circuit. The friable ore is slurried with water and pumped to the friable ore milling and flotation circuit. A block flow diagram of the fine crushing circuit is presented in Figure 14.1. Figure 14.1: Fine Crushing Circuit Block Flow Diagram 14.1.2 Granular Ore Milling and Flotation This circuit comprises an open circuit rod mill, a closed-circuit ball mill, low intensity magnetic separation (LIMS), three stages of fines separation, two sets of parallel conditioning tanks, and four stages of flotation using mechanical flotation cells. The rod mill reduces the particle size to about 80% <1200 µm, which is fine enough to liberate phosphate from magnetite (Fe3O4). The LIMS removes magnetite from the rod mill discharge. The LIMS nonmagnetic product is fed to the closed-circuit ball mill and the overflow from the classification cyclone is about 80% passing 270 µm, which is fine enough to liberate the phosphate from the gangue minerals. Before the flotation reagents are added, Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 14-2 the ground feed is fines separated, attrition scrubbed, and fines separated again. The fines separation cyclone overflows are classified by smaller diameter cyclones to recover additional flotation feed from the rejected granular fines. The coarser and finer feed fractions are separately conditioned with flotation reagents and then combined for rougher flotation. The rougher tailing is treated by scavenger flotation to recover additional phosphate. The scavenger tailing is rejected, and the scavenger concentrate is recycled to rougher flotation. The rougher concentrate is upgraded by the 1st cleaner flotation cells and the 1st cleaner tailings are recycled to rougher flotation. The 1st cleaner concentrate is upgraded to final granular concentrate by the 2nd cleaner flotation cells. The tailings from the 2nd cleaner flotation are also recycled to rougher flotation. The four stages of flotation produce two final products – scavenger tailings and granular component of conventional concentrate. Figure 14.2 illustrates the granular milling and flotation circuit. Figure 14.2: Granular Ore Milling and Flotation Block Flow Diagram 14.1.3 Friable Ore Milling and Flotation This circuit comprises closed-circuit ball mills, two-stage low intensity magnetic separation (LIMS), several stages of fines separation, coarse and fine feed conditioning tanks, and four stages of flotation using mechanical flotation cells for coarse feed and a column cell and mechanical cell scavenger for fine feed. The friable ore is pre-classified by a cyclone. The cyclone overflow is fines separated to recover fine phosphate and reject natural fines (<40 µm). The pre-classification cyclone underflow feeds the ball mills, which grind the ore to about 80% passing 470 µm. Magnetite is rejected from the ball mill discharge by a rougher and scavenger stage of LIMS. The magnetic product is rejected, and the nonmagnetic product is pumped to the closed-circuit classification cyclone. The cyclone overflow is about 80% passing 240 µm. The classification cyclone overflow is fines separated, attrition scrubbed, and fines separated again to recover coarse flotation feed. The fines separation cyclone overflows are combined and fines separated a third time to Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

14-3 recover fine phosphate, which is attrition scrubbed and fines separated a fourth time. The overflows from the 3rd and 4th fines separation cyclones are rejected as friable fines. The fine feed is conditioned with flotation reagents and then floated in a column cell. The column cell tailings are refloated (scavenged) in mechanical cells. The scavenger cell tailings are the fine tailing. The concentrates (froth products) from the column cell and scavenger machine are combined and pumped to the coarse feed rougher mechanical flotation cells. The coarse feed is conditioned with flotation reagents and then floated in rougher mechanical flotation cells. The rougher tailings are scavenged in mechanical flotation cells and the scavenger tailings are the coarse circuit tailings. The scavenger concentrate is recycled to rougher flotation. The rougher concentrate is densified by cyclones. The dilute cyclone overflow is treated by cleaner flotation in mechanical cells. The cleaner concentrate is combined with the cyclone underflow and treated by the final cleaner flotation cells. The final cleaner tailings are recycled to the rougher concentrate cyclone and the final cleaner concentrate is the friable circuit concentrate. The coarse and fine flotation circuits (six circuits combined) produce three final products to include fine tailings, coarse tailings, and the friable component of conventional concentrate Friable ore milling and flotation are illustrated in Figure 14.3. Figure 14.3: Friable Ore Milling and Flotation Block Flow Diagram 14.1.4 Granular and Friable (Conventional) Concentrate Preparation This circuit removes paramagnetic minerals from the granular and friable flotation concentrates and then grinds the final concentrate to a particles size suitable for slurry pipeline transport to the Uberaba Chemical Complex. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 14-4 The granular and friable concentrates are combined and treated by wet high intensity magnetic separators (WHIMS) that reject paramagnetic minerals. The nonmagnetic product is ground by two closed-circuit ball mills. The ground slurry (cyclone overflows) is dewatered to about 60% solids by a combination of cyclones and thickeners and pumped into agitated storage tanks. The conventional concentrate preparation circuit is illustrated in Figure 14.4. Figure 14.4: Conventional Concentrate Preparation Circuit 14.1.5 Microfines Separation This circuit recovers ultrafine phosphate from the granular and friable fines. The granular and friable fines are subjected to several stages of fines separation in 2-inch diameter cyclones to recover feed for the ultrafine flotation circuit. This circuit, shown in Figure 14.5, and the subsequent ultrafine flotation circuit allow the metallurgical recovery to be increased by about 5%. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 14-5 Figure 14.5: Microfines Separation Circuit 14.1.6 Ultrafine Flotation This circuit upgrades the ultrafine feed to ultrafine concentrate. The ultrafine feed is conditioned with flotation reagents and then subjected to rougher and cleaner flotation in two column cells. The froth product from the cleaner column cell is the ultrafine concentrate. The cleaner column tailings are recycled to the rougher column cell. The rougher column tailings are scavenged by mechanical flotation cells. The scavenger flotation tailings are the ultrafine tailings, and the scavenger cell concentrate is recycled to the rougher column cell. The three stages of flotation yield two final products to include ultrafine tailings and ultrafine concentrate. The ultrafine concentrate is dewatered by a belt filter and placed on a storage pile. 14.1.7 Product Storage and Transportation The nonmagnetic product from the WHIMS is reground by two parallel ball mills operating in closed circuit with 15- inch diameter cyclones to produce material suitable for transport by a slurry pipeline (about 94% passing 150 µm). The ground coarse concentrate is dewatered to about 60% solids by cyclones and a thickener. The solids in the cyclone overflow are recovered by the thickener and combined with the cyclone underflow and are placed into one of four agitated storage tanks. The concentrate slurry is withdrawn from the agitated storage tanks by centrifugal pumps that can recirculate the slurry or feed the pumping station. The pumping station has parallel piston pumps that develop sufficient pressure to force the slurry through a 124-km pipeline to the Uberaba Chemical Complex. The fine concentrate filter cake is reclaimed from storage piles by a frontend loader and placed in highway haul trucks that transport the fine concentrate to Mosaic’s Uberaba Chemical Complex. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 14-6 14.2 Beneficiation Plant Throughput and Design, Equipment Characteristics, and Specifications This sub-section contains forward-looking information related to the beneficiation plant throughput and design, equipment characteristics, and specifications for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including actual plant feed characteristics that are different from the historical operations or from samples tested to date, equipment and operational performance that yield different results from the historical operations, historical and current test work results, and beneficiation recovery factors. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

14-7 The major process equipment and some material handling equipment are described in the following ten equipment lists. The description includes capacities, dimensions, model number, motor Hp, and equipment tag number.  Coarse crushing:  Plate feeders – 2  Vibrating grizzly screens – 2  Primary crusher – 1  Secondary Crusher – 2  Stacker – 1  Ore receiving silos – 6  Belt conveyors – 10  Fine crushing:  Bucket wheel reclaimer – 2  Belt conveyors – 13  Single deck vibrating screen -2  Double deck vibrating screen – 7  Tertiary cone crusher – 1  Quaternary cone crusher – 1  Quaternary impact crusher – 1  Milling and Magnetic Separation:  Belt conveyors – 5  Rod mills – 2  Ball Mills – 5  Friable pre-classification feed pumps - 4  Friable pre-classification distributors – 4  Friable pre-classification cyclones – 32 (4 x 8)  Friable classification feed pumps – 4  Friable classification distributors – 4  Friable classification cyclones – 20 (4 x 5)  Friable 2 pre-classification feed pumps - 4  Friable 2 pre-classification distributors – 4  Friable 2 pre-classification cyclones – 32 (4 x 5)  Granular classification feed pump – 1  Granular classification cyclones – 5  Granular rougher LIMS - 4  Friable rougher LIMS – 12  Friable cleaner LIMS – 4  Fines separation, Attrition, and Conditioning:  1st Friable fines separation feed pump – 2  1st Friable fines separation feed distributor – 2  1st Friable fines separation cyclones – 12 (2 x 6)  2nd Friable fines separation feed pump – 2 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 14-8  2nd Friable fines separation feed distributor – 4  2nd Friable fines separation cyclones – 24 (4 x 6)  3rd Friable fines separation feed pump – 2  3rd Friable fines separation feed distributor – 2  3rd Friable fines separation cyclones – 8 (2 x 4)  4th Friable fines separation feed pump – 2  4th Friable fines separation feed distributor – 6  4th Friable fines separation cyclones – 72 (6 x 12)  6th Friable fines separation feed pump – 1  6th Friable fines separation feed distributor – 4  6th Friable fines separation cyclones – 48 (4 x 12)  1st Granular fines separation feed pump – 1  1st Granular fines separation feed distributor – 1  1st Granular fines separation cyclones – 5 (1 x 5)  2nd Granular fines separation feed pump – 1  2nd Granular fines separation feed distributor – 1  2nd Granular fines separation cyclones – 9 (1 x 9)  3rd Friable fines separation feed pump – 1  3rd Friable fines separation feed distributor – 1  3rd Friable fines separation cyclones – 2 (1 x 2)  3rd Friable standby fines separation feed pump – 1  3rd Friable standby fines separation feed distributor – 1  3rd Friable standby fines separation cyclones – 6 (1 x 6)  Friable attrition cells – 12 (4 x 3)  Granular attrition cells – 4 (2 x 2)  Friable attrition cells - 4  Granular fine feed conditioners - 2  Granular coarse feed conditioners - 2  Friable fine feed conditioners - 2  Friable coarse feed conditioners – 3  Flotation:  Friable coarse feed 4-way rotary distributors – 2  Friable coarse rougher flotation cells - 32 (4 x 8)  Friable coarse scavenger flotation cells - 32 (4 x 8)  Friable coarse cleaner flotation cells - 15 (3 x 5)  Friable coarse recleaner flotation cells - 12 (3 x 4)  Friable fine rougher column cells – 2  Friable fine scavenger flotation cells – 8 (1 x 8)  Granular coarse rougher flotation cells - 8 (1 x 8)  Granular coarse scavenger flotation cells - 16 (2 x 8)  Granular coarse cleaner flotation cells - 4 (1 x 4)  Granular coarse recleaner flotation cells - 3 (1 x 3)  Granular fine rougher column cell – 1  Friable coarse rougher cyclones Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 14-9  Ultrafine Circuit:  Trash screen – 1  1st stage cyclones – 896  2nd stage cyclones – 336  3rd stage cyclones – 112  Ultrafine feed conditioning tanks – 2  Ultrafine rougher flotation column – 1  Ultrafine cleaner flotation column – 1  Ultrafine scavenger flotation cells – 4  Ultrafine concentrate thickener – 1  Ultrafine drum filter – 1  Belt conveyors – 3  Reagents:  Starch dosing feeders – 3  Starch dilution tanks – 2  Starch causticizing tanks – 2  Ultrafine soap holding tanks - 4  Ultrafine saponification tanks – 4  Ultrafine starch dilution tank – 1  Ultrafine starch causticizing tank – 1  Ultrafine starch holding tank – 1  Caustic soda dilution tank – 2  Synthetic collector preparation tank – 1  Starch pneumatic feeders – 4  Vegetable oil collector storage tank – 2  Hidrocol storage tank – 1  Caustic soda storage tanks – 2  Synthetic collector storage tanks – 2  WHIMS:  Wet high intensity magnetic separators – 6  Regrinding:  Conventional concentrate regrind ball mills – 2  Classification cyclones – 4  Concentrate Thickening:  Conventional concentrate thickener – 2  Concentrate dewatering cyclones – 4  Concentrate storage tanks – 4  Concentrate piston pumps – 4 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 14-10 Minimum, average, and maximum annual data for 2017 through 2021 are presented in Table 14.1. Table 14.1: Plant Availability and Throughput The five-year averages in the above table are pulled down by the below par performance during 2019. The four- year averages indicate annual ROM tonnages of 15.6 Mt (wet) and 13.0 Mt (dry). Similarly, the four-year average for annual operating operation was 8,287 hours. The production plan through 2057 averages 8,262 operating hours annually, which should be possible if there are no marketing constraints or major unexpected operating problems. Similarly, the planned maximum annual ore throughput is 15.8 Mt (wet) and 13.4 Mt (dry), which should be possible also. The forecast mass recoveries range from 13.3% to 17.3% and average 15.9%, which seems optimistic compared to the last five years; however, the average ROM %P2O5 over the next 37 years exceeds the average ROM %P2O5 (8.61%) during the last five years. The variation in ROM %P2O5 explains about 58% of the variation in mass recovery. Item Units Minimum Average Maximum ROM, wet basis Mtpy, wet 11.15 14.68 15.70 ROM, dry basis Mtpy, dry 9.16 12.23 13.27 Operating hours/yr. hr/yr 6,111 7,852 8,351 Conventional concentrate Mtpy 1.19 1.63 1.78 Ultrafine concentrate Mtpy 0.11 0.14 0.16 Total concentrate Mtpy 1.30 1.77 1.94 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

14-11 14.3 Projected Requirements for Energy, Water, Process Materials, and Personnel This sub-section contains forward-looking information related to the projected requirements for energy, water, process materials and personnel for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including actual plant requirements that yield different results from the historical operations. The consumption of flotation reagents, grinding media, electric power, and water per tonne of concentrate are summarized in Table 14.2. Table 14.2: Tapira Consumptive Use 2018 through 2021 Notes: 1. Per tonne of total concentrate 2. Vegetable and synthetic collectors combined 3. Rods and balls 4. Makeup water 14.3.1 Water Water is supplied to the administrative and production sectors of the mine site by the Ribeirão do Inferno and artesian wells, as well as from the taillings dams. The industrial reuse system used to recover water from the dams includes 10 pumps (4 operating and 6 on stand-by) and 36” pipes covering varying distances to the different dam areas. The rated capacity of the pipes is 4,400 m3/hr from the BR1 dam, 10,400 m3/hr from the BL1 dam, and 4,900 m3/hr from the BR dam. The tailings from the Tapira plant are disposed of in the BR dam (coarse tailings) and the BL1 dam (fine talings/sludge). Approximately 10.9 million m3/yr are deposited in the dams and are subjected to natural sedimentation. 14.3.2 Electricity The Tapira Plant is powered by CEMIG and Vale Energia Concessionaires, with a total receipt of 40 MW. Annually, the beneficiation plant uses around 305 GW and the contract between Mosaic and the power suppliers establishes the minimum required off-take along with a 3% charge for line losses. Item Units 1 2018 2019 2020 2021 Collectors 2 kg/t 3.05 3.23 3.21 2.43 Corn Starch kg/t 2.13 2.57 2.54 2.58 Caustic Soda kg/t 1.31 1.64 1.67 1.46 Grinding Media 3 kg/t 1.08 1.04 1.07 1.14 Diesel Oil L/t 0.17 0.37 0.28 0.48 Electricity kWh/t 157.49 172.45 156.68 156.50 Water 4 m3/t 5.76 8.76 6.27 6.72 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 14-12 14.3.3 Reagents Four flotation reagents are used at Tapira: a pH modifier (caustic soda), a depressant (corn starch), and two fatty acid type collectors (vegetable & synthetic). The flotation feed pulps are first conditioned with pH modifier and depressant. Next the flotation feed pulps are conditioned with the collectors. The collectors adsorb on the surfaces of the apatite particles and make the apatite particles hydrophobic. 14.3.3.1 Caustic Soda Caustic soda (NaOH) is received as a 50% strength solution by tanker truck. The 50% solution is pumped into a storage tank and then transferred as needed to use tanks where it is diluted to a 10% solution with water. The 10% solution is used to:  Adjust the pH of the flotation feed slurry in the conditioning tanks  To causticize the corn starch  To saponify the vegetable collector 14.3.3.2 Corn Starch Corn starch is received as a powder by tanker truck and pneumatically transferred into a storage silo. Batches of powder are agitated with water and the 10% solution of caustic soda to obtain a 3% solution of causticized starch. The 3% solution is used to precondition the flotation feed slurry to depress gangue minerals during flotation. 14.3.3.3 Vegetable Collector The fatty (carboxylic) acid is received by tanker truck and pumped into a storage tank. Batches of fatty acid are agitated with water and the 10% solution of caustic soda to prepare a 5% solution of saponified collector. The 5% solution is used to condition the flotation feed slurry and render the surface of the apatite particles hydrophobic. 14.3.3.4 Synthetic Collector The synthetic collector is also received by tanker truck and pumped into a dedicated storage tank. Batches of synthetic collector are agitated with water to prepare a 30% solution. The 30% solution is used to augment the collection of apatite. 14.3.4 Personnel Beneficiation plant operations are overseen by a plant manager, with a Production Officer, Development and Control Supervisor, and Mining Engineer beneath him. Each shift has a production supervisor and Mineral Operators classified as Level 1, Level 2, Level 3 with each shift having 22-23 operators. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 15-1 15.0 INFRASTRUCTURE This section contains forward-looking information related to locations and designs of facilities comprising infrastructure for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including Project development plan and schedule, available routes and facilities sites with the characteristics described, facilities design criteria, access and approvals timing. The CMT property is located 3 km north of the town of Tapira and approximately 35 km south-southeast of the city of Araxá, in the southeast of Brazil in Minas Gerais State. The town of Tapira can be accessed by road from Belo Horizonte via the BR-262 and BR-146 state highways travelling west-northwest for over 420 km. Figure 15.1 includes an overview map of the infrastructure at CTV. The tailings from Tapira’s beneficiation plant are disposed of in the BR (coarse tailings) and BL1 (fine tailings/sludge) dams at a rate of approximately 10.9 million m3 per year. Overburden is stored in one of six separate ex-pit overburden storage facilities (OSFs), and the material high in Titanium is placed in one of two titanium storage facilities for possible future beneficiation. There are 12 administrative buildings in the Tapira complex including laboratories, offices, restaurants, and changing rooms. There is one warehouse at Tapira which consists of a shed and a patio for storage. The Tapira Plant has a central maintenance workshop with an area of 6,626 m2 and auxiliary workshops with 428.04 m2 of area. The Tapira beneficiation plant is powered by CEMIG and Vale Energia Concessionaires, with a total receipt of 40 MW. The main substation receives 138 kV in 3 oil-type transformers which transfer 138 kV to secondary substation. From the secondary substations, power is distributed to the end-use areas at 110 V, 220 V, 380 V, 440 V, or 4,160 V. There is approximately 1 km of distribution line mounted on metallic structures from the concessionaires to the beneficiation plant. There are also overhead lines from the main substation to serve remote areas of the beneficiation plant, such as the primary crusher, mining face, dams, secondary crusher, and pump houses. There are two fuel stations at Tapira, one in the administrative area with a capacity of 240 m3 and one in the mine area with a capacity of 270 m3. The 270 m3 fueling station at the Mine has 6 - 15 m3 tanks, 3 – 20 m3 tanks, and 4 – 30 m3 tanks. There is a spilled oil collection system, as well as a water and oil separator box connected to the drainage network. The fuel storage tanks have containment basins/dikes which can contain any leakage or spills resulting from damage to the tanks. There is also infrastructure in place to allow for transfer of material out of the tanks if necessary. Tapira’s water intake comes from the Ribeirão do Inferno and artesian wells, as well as recovered water from the taillings dams. There are 4 artesian wells at the Tapira plant: the Mine well, the well at the Outpatient Facility, the well at the Caixa Central, and the well at the water treatment station. The industrial reuse system used to recover water from the dams includes 10 pumps (4 operating and 6 on stand-by) and 36” pipes covering varying distances to the different dam areas. The distance from BR1 dam is approximately 9 km with a rated capacity of 4,400 m3/hr. The distance from BL1 dam is approximately 3 km with a rated capacity of 10,400 m3/hr. The distance from BR dam is approximately 4 km with a rated capacity of 4,900 m3/hr. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 15-2 Tapira’s fire protection includes a mobile fire-fighting system, fire extinguishers, signaling boards, and fire hydrants. There is a sufficient amount of fire extinguishers located around the beneficiation plant that are inspected monthly and hydrostatically tested every five years. There are two 80 m3 water reservoirs in the mine and a 54 m3 reservoir in the administrative area to be used for firefighting. The hose shelters contain all the equipment in working condition and undergo frequent inspections. The primary customers of CMT are Mosaic’s Uberaba Chemical Complex, and the Araxá Chemical Plant, with an annual production of approximately 2,000,000 tonnes of material. CMT has a shipping capacity of 6,000 tpd of conventional phosphate concentrate and 1,000 tpd of ultrafine phosphate concentrate. Ultrafine phosphate concentrate is stored in open yards and is manually loaded into trailers and the filling time of each truck is approximately 15 minutes. The CMT beneficiation plant has a total storage capacity of about 47,800 tonnes, which corresponds to 7 days of typical production. There are three explosives magazines on site: one with explosives, one with the accessories (boosters, and fuses), and an emulsion tank. The explosives depots are located on firm, dry, flood-free ground with a clearing of at least 20 m around the buildings and fencing installed to control access. Conventional phosphate concentrate is shipped directly by pipeline to Mosaic’s Uberaba Chemical Complex. There is approximately 123 km of piping from Tapira to Uberaba in a 9.625” pipe with 4 pumps of 125 m3/hr, 2 of which are operational and 2 of which are on standby. The conventional concentrate has pulp characteristics of 61% solids and P2O5 content of 35%, in addition to having a moisture content of 61%. The conventional concentrate is prepared in batches using 4 preparation tanks. Ultrafine phosphate concentrate is transported via highway trucks to the Araxá Chemical Plant or the Uberaba Chemical Complex. The average time of the shipping process is estimated at 1 day, either from Tapira to Uberaba which is about 170 km away, or to Araxá which is 45 km away from CMT. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

[ [ [ [ [ [ [ [ [ M inas Gera is Goiás C a t a lã o Araxá Catalão Ibiá Patrocínio Perdizes Sacramento Uberaba Uberlândia Tapira Minas GeraisGoiás d d d d d d d D Frente 2 Frente 3 Frente 4 Frente 5 BR1 Tailings Pond BL1 Tailings Pond T04 E04 E08 E11 E09 E07 E07/E09 E06 T06 Beneficiation PlantBR-146 B R -146 305000 305000 310000 310000 78 00 00 0 78 00 00 0 78 05 00 0 78 05 00 0 LEGEND Tapira Phosphate Property Conveyor Belt Discharge Pipeline Pipeline P Powerline Road Ultimate Pit Contours (10 m) Dumps Explosives Storage Homogenization Pile Maintenance Building Office Buildings Processing Facilities Substation Warehouse Yard Water Reservoir Tailings Pond Pits Ultimate Pit Extent 1 in 0 P:\Projects\Mosaic\Tapira\99_PROJ\20446248_MF_SK_1300_Phase2\0001_TRS\40_PROD\20446248-0001-HS-0007.mxd IF T H IS M EA SU R EM EN T D O ES N O T M AT C H W H AT IS S H O W N , T H E SH EE T H AS B EE N M O D IF IE D F R O M : A N SI A 20446248 - - 1 .1 DW TBH - CONSULTANT PROJECT NO. CONTROL REV. FIGURE YYYY-MM-DD DESIGNED PREPARED REVIEWED APPROVED REFERENCE(S) COORDINATE SYSTEM: IMAGERY SOURCES: ESRI, HERE, DELORME, INCREMENT P CORP., NPS, NRCAN, ORDNANCE SURVEY, © OPENSTREETMAP CONTRIBUTORS, USGS, NGA, NASA, CGIAR, N ROBINSON, NCEAS, NLS, OS, NMA, GEODATASTYRELSEN, RIJKSWATERSTAAT, GSA, GEOLAND, FEMA, INTERMAP AND THE GIS USER COMMUNITY 2021-12-10 CLIENT THE MOSAIC COMPANY PROJECT SEC S-K 1300 TECHNICAL REPORT SUMMARY MOSAIC FERTILIZANTES: COMPLEXO MINERACAO DE TAPIRA TITLE INFRASTRUCTURE MAP - 0 1.5 3 Kilometers1 " = 1.5 km MAP AREA dd Beneficiation Plant Inset Map Primary Crusher Secondary Crusher Recrushing Main Gate Substation Fuel Station 16-1 16.0 MARKET STUDIES This section contains forward-looking information related to commodity demand and prices for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this section including prevailing economic conditions, commodity demand and prices are as forecasted over the LOM period. 16.1 Markets Phosphorus is one of the three primary crop nutrients required for plant growth and is not substitutable. Phosphate rock1 is the raw material feedstock utilized to produce virtually all phosphate fertilizers worldwide, as well as being the phosphate feedstock for animal feed ingredients and industrial and food products. Production of phosphate end-products is most commonly achieved by reacting the phosphate rock with sulphuric acid to produce intermediate phosphoric acid, which is then used as the precursor for nearly all high-analysis granular phosphate fertilizers (e.g., ammonium phosphates) as well as most animal feed and industrial/food phosphates. A less common process route involves reacting phosphate rock with sulphuric acid to produce single superphosphate, a low-analysis phosphate fertilizer. The global market for phosphate rock is estimated to be approximately 210 million metric tonnes in 2021 and has grown at a compound annual growth rate of around 2% over the past two decades, though has slowed modestly in the past several years (CRU Phosphate Rock Database, 2021). Going forward, global phosphate rock demand growth is expected to continue to grow, with Mosaic and independent analysts typically projecting a growth rate of 1-2% per annum. This growth ensures sufficient market demand for continued production at Mosaic’s Brazil phosphate rock mines2. In fact, such demand growth will necessitate some combination of new mining capacity globally or higher operating rates at existing mines to meet the growing demand. Global phosphate rock trade has been rangebound at around 30 million tonnes for the past two decades. Mosaic’s Brazil phosphate rock mines produce circa 4 million tonnes of phosphate rock concentrate per annum which is further processed into finished products at Mosaic’s downstream phosphate production facilities in the country – i.e. phosphoric acid intermediate product – then phosphate fertilizers and animal feed phosphates – or single superphosphate (SSP). The open pit mining and beneficiation practices at the Brazil mines results in a phosphate rock product with a grade of ~76% BPL (~35% P2O5) and is amendable as feedstock for phosphoric acid or SSP. The circa 2 million tonnes of phosphate rock produced at the Tapira mine annually (grading >35% P2O5) is utilized as feedstock for the Uberaba downstream phosphates plant. 16.2 Commodity Price Forecasts The commodity price forecasts utilized in the analysis are derived from an independent third party, CRU, which is a reputable supplier of market forecasts across a range of commodities including phosphate rock. CRU’s market 1 Phosphate rock is the term utilized to describe phosphate ore that has been mined and/or beneficiated to produce a material that is suitable for further processing into downstream products such as fertilizer. 2 Mosaic currently operates four phosphate rock mines in Brazil – Catalão, Tapira, Araxá/Patrocínio and Cajati. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 16-2 studies cover the entire supply chain, focusing on supply, demand, trade and prices by country and product. However, there is no quoted benchmark for phosphate rock in Brazil, as the rock produced is almost exclusively consumed by captive downstream operations. As such, an internal transfer price forecast was constructed by deducting mining and beneficiation costs as well as chemical plant related costs. To do so, CRU’s benchmark forecast for downstream products – into which Mosaic’s Brazil phosphate rock is processed – were utilized. The phosphate fertilizer price forecast from CRU utilized in this report is MAP CFR Brazil, from CRU’s Phosphate Fertilizer Market Outlook dated August 2021. This price was then adjusted for freight based on Mosaic’s freight standards to derive a FOB plant netback, then a weighted adjustment is applied to reflect the historical pricing differential for the various phosphate end-products other than MAP that are produced with Tapira phosphate rock, in order to arrive at an average annual fertilizer price for the years 2022-2024, a price which was held constant thereafter. Table 16.1 shows the average CRU CFR MAP price forecast price for the years 2022-24 averaged $397 (R$1,862) per metric tonne. Table 16.1: CRU CFR MAP Pricing Item 2022 2023 2024 Average MAP CFR Brazil (US$) 377 403 412 397 MAP CFR Brazil (R$) 1,768 1,890 1,932 1,862 Note: An exchange rate of R$4.69 = US$1.00 was applied Source: CRU’s Phosphate Fertilizer Market Outlook dated August 2021 The pricing of the non-MAP products produced with the Tapira phosphate rock – e.g., SSP, TSP, and DCP – tend to track closely to the price of MAP over time, and the typical pricing differential was then applied to the forecast. The CRU CFR MAP price forecast was used to predict the Tapira product combination and was an average revenue of R$1,551 per metric tonne, which was used for all years of the LOM plan. The Tapira revenue price differs from the price used in the Mineral Resource and Mineral Reserve pit optimization price of R$1,492.92 since it is based on an updated analysis of product pricing from 2021. The Mineral Resource and Mineral Reserve pit optimization price was applicable at the time that the pit optimization analysis was completed (2020). This forecast finished product price was utilized as the basis to then calculate a gross margin available to fund the upstream mining and processing of phosphate rock. The gross margin available for Tapira was calculated as R$751 per metric tonne. Under this approach, the internal transfer phosphate rock price cannot exceed the gross margin available. The discounted cash flow (DCF) in Section 19.0 was calculated using an internal transfer phosphate rock price to show a Net Present Value of zero. The internal transfer price per tonne in the DCF is R$336 which is less than the gross margin available. This analysis demonstrates that the margin available for phosphate rock exceeds the total costs of phosphate rock production. Refer to the economic section of the report for further detail on this methodology. The exchange rate utilized in the analysis was derived internally utilizing a consensus view of forecasts from several third parties and is based on a June 2020 analysis. A forecast of 4.69 real per dollar was utilized for the forecast period. Based on the current fluctuation in the Brazilian Real, this forecast is considered conservative and Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 16-3 appropriate for this TRS report. Although a higher exchange rate existed at the effective date of the TRS, Mosaic does not view the current exchange rate as a long-term sustainable rate, and therefore the more conservative June 2020 exchange rate (4.69:1) was used. 16.3 Contracts Effectively all phosphate rock produced at Mosaic’s Brazil mines is consumed at Mosaic’s downstream facilities. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

17-1 17.0 ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS 17.1 Environmental Studies The main activities carried out at CMT include apatite mining and beneficiation. CMT includes one mine, six waste rock piles, three titanium piles, three sediment retention dikes, one water dam, a crushing plant, a beneficiation plant, three tailings storage facilities (BR, BL-1 and magnetite dike) and ore pipeline, that connects CMT to the Uberaba Chemical Complex. 17.1.1 Environmental and Social Impact Assessment An Environmental and Social Impact Assessment (ESIA, EIA in the Portuguese acronym) was prepared by in 2016 (MULTIGEO, 2016) for CMT. The Area of Direct Influence (AID in the Portuguese acronym) considered in the ESIA for the biotic and physical environments was defined by the head of the drainage basin of the Potreiro, Paiolzinho, Boa Vista, Areia and da Mata streams, as well as the rest of its hydrographic basin, which encompasses the structures of CMT. The AID for the socioeconomic component defined in this ESIA comprised the municipalities of Tapira and Araxá, both in Minas Gerais state. 17.1.2 Biodiversity Regarding the floristic diversity of the region where CMT is located, a floristic survey carried out as part of the ESIA for tailings dam BL-1 (MULTIGEO, 2017b) identified 243 botanical species, belonging to 69 families, of the which Fabaceae was the most representative. Among the species recorded, four stand out for falling into categories of vulnerable or endangered at the national or state level, namely: Araucaria angustifolia (Araucári), Euterpe edulis (Juçara), Ocotea odorífera (Canela- sassafrás) and Cedrela fissilis (Acaiacá). In addition, one species of peki (Caryocar Brasiliense) and two species of ipe (Handroanthus ochraceus and Handroanthus serratifolius) are declared as of common interest, permanent preservation and immune to cutting in the state of Minas Gerais by State Law No. 9,743/1988. At CMT an area of 4,290 ha (60.6% of the total CMT area: 7,080 ha) has some type of vegetation cover. This amount includes approximately 331 ha of eucalyptus reforestation (corresponding to 4.7% of the CMT area) and 1,307 ha of native vegetation (corresponding to 18.4% of the CMT area). Approximately 2,794 ha (39.5%%) correspond to areas occupied by infrastructure dedicated to mining and mineral beneficiation (GOLDER, 2021). A fauna survey carried out as part of the ESIA for tailings dam BL-1 (MULTIGEO, 2017b) presented conclusions that include:  Birdlife: The study indicated the occurrence of 121 species in the region where CMT is located. These species are distributed in 42 families. Three species fall into some category of extinction threat in Brazil and/or Minas Gerais, according to the MMA (2014b) and COPAM (2010), namely: Taoniscus nanus (inhambu-carapé), Crax fasciolata (curassow) and Jabiru mycteria (tuiuiú).  Mammalian fauna: The study identified 42 species of mammals belonging to 16 families. Five species fall into some category of extinction threat in Brazil and/or Minas Gerais, according to the MMA (2014b) and Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 17-2 COPAM (2010): Mymercophaga tridactyla (giant anteater), Chrysocyon brachyurus (Guara wolf), Puma yagouarondia (Moorish cat), Puma concolor (Puma), Pecari tajacu (Cateto / Caititu).  Herpetofauna: The study identified 16 species of amphibians distributed in 5 families and 3 species of reptiles distributed in 3 families. No endemic or endangered species were observed.  Ichthyofauna: The study identified 17 species belonging to 9 families. The order Characiformes was the most abundant in the region, with 46.8% of the individuals captured in the survey. One of the species identified in the survey (Brycon nattereri - Pirapitinga) is considered threatened at the federal and state level. 17.1.3 Archaeological and Speleological Studies In a survey that was part of the Environmental Impact Assessment (MULTIGEO, 2016) an archaeological site named “Valter Dentista” was identified at CMT. It was detailed in the Preliminary Report of Archeology and in the Archaeological Management Program, both presented to Instituto do Patrimônio Histórico e Artístico Nacional, IPHAN (The National Historic and Artistic Heritage Institute) to comply with a requirement of the process of renewing the environmental operation permit. In response, IPHAN issued a consent regarding the management proposal, indicating compensatory actions such as the possibility of transferring archaeological collections to an Archaeological Museum in the municipality and the creation of a Foundation, responsible for the administration of the museum. The compensatory action refers to the publication of a book and that was completed whiting the deadline indicated in the consent issued by IPHAN. The ESIA for rising the tailings dam BL-1 (MULTIGEO, 2017b) included a speleological survey that concluded that there are no caves at CMT. One of the reasons for that is the presence of a weathering layer about 160 m thick with a soil that is predominantly clayey, making the development of caves impossible (MULTIGEO, 2017b). 17.1.4 Socio-Economic Study According to Multigeo (2016) the area of indirect influence of CMT for the socioeconomic context consisted of the municipalities of Tapira and Araxá. In July 2020 CMT had a total of 839 direct employees and approximately 2,000 contractors. Approximately 78.5% of the direct employees lived in Araxá (93,672 inhabitants in 2010) and 14.8% in Tapira (2,744 inhabitants in 2010), in the state of Minas Gerais (GOLDER, 2021). In 2010 the Gini index, that measures concentration of wealth in a scale of 0 (complete equality) to 1 (complete inequality) was 0.48 in Araxá and 0.54 in Tapira, below the average in Minas Gerai state (0.56) and Brazil (0.60). In 2010 the HDI (Human Development Index) was 0.772 in Araxá and 0.712 in Tapira (both considered high), above (Araxá) and blow (Tapira) the average in Minas Gerais state (0.731) and Brazil (0.727), both classified as high. According to Golder (2021) no references were found about the existence of Quilombolas (communities with slave descendants) or indigenous population in the region where CMT is located in the official database consulted: Palmares Foundation (for Quilombolas) and FUNAI (for indigenous population). The closest Quilombola community identified was located approximately 76 km north of CMT. 17.1.5 Baseline Water Quality and Water Quantity Study Multigeo (2011) carried out a confirmatory investigation at CMT in seven areas previously classified as suspicious of contamination, with a total of 35 boreholes drilled for sampling surface and subsurface soil. The results indicated the following parameters with concentrations above soil quality standards: barium (11 boreholes), cobalt Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 17-3 (1 borehole at a workshop) and nickel (1 borehole at a subcontractor area). The study indicated that barium occurred uniformly in all areas studied, as result of the lithology of the region, and the concentrations above soil quality standards were not resulting from the CMT operation. Multigeo (2017a) carried out a confirmatory investigation at CMT in four areas corresponding to fuel stations, with a total of 10 boreholes drilled for sampling soil and analysis of BTEX, PAH e TPH. No concentrations above soil quality standards were identified in this investigation. Ramboll (2018) prepared a conceptual site model indicating 25 areas of interest (AOI) related to soil and groundwater quality based on previous investigation works (as above) and characteristics of the areas / operations. No further confirmatory investigations were conducted at these areas. Mosaic is planning to carry out an additional investigation in in these areas in 2022, which consist of a voluntary action (i.e., not demanded by the environmental regulator). Golder (2021) reviewed groundwater quality monitoring results from 2016 to 2019, corresponding to 12 locations at CMT that are monitored with a frequency ranging from quarterly to annual. In general, the results indicated compliance with groundwater quality standards, with exception of few barium results, that presented concentrations above the soil quality standard. As indicated above, the barium results may be related to the local geology. Mosaic monitors surface water quality in 24 locations with a frequency ranging from monthly to biannually. According to Mosaic (2020), in a compilation of data from 2016 to 2020, some sporadic noncompliance with water quality standards were observed in some monitoring locations, including: pH, dissolved oxygen, coliforms, BOD, turbidity, aluminum, dissolved iron, manganese, phosphorus, nitrate, total phenols. 17.2 Requirements and Plans for Waste and Tailings Disposal, Site Monitoring, and Water Management during Operations and After Mine Closure This sub-section contains forward-looking information related to waste and tailings disposal, site monitoring and water management for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including waste disposal volumes increase from historical values and predicted values, that regulatory framework is unchanged during the Study period, and no unforeseen environmental, social or community events disrupt timely approvals. CMT’s environmental controls are related to monitoring the quality of wastewater, surface and groundwater and air, as well as waste management. 17.2.1 Effluents Wastewater from Site operations is discharged into the tailings dams. Sewage and oily effluents are treated in specific systems before being discharged into the tailings dams. Mosaic monitors wastewater quality at CMT in the following locations:  Oil/water separators / oily water treatment plants: 9 locations. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 17-4  Sanitary sewage (septic tanks): 9 locations.  Outlet of tailing dams and dikes: 11 locations. Monitoring results from June 2014 to November 2021 were available for review (file: Gerenciador_Monitoramentos_Ambientais-CMT (1).xlsm) for 7 locations corresponding to wastewater discharge from tailings dams and 1 location corresponding to the discharge of an oil/water separator. Results from 2020 and 2021 indicated in general compliance with the applicable wastewater discharge standards. 17.2.2 Waste Management Mosaic has a Solid Waste Management Plan at CMT that defines procedures for collection, temporary storage and final destination of wastes. Structures for temporary storage of wastes at CMT include a deposit (warehouse) for hazardous wastes including cover, masonry walls, concrete floor and drainage system directed to a sump. (MOSAIC, 2020). The Reserve Audit carried out in 2014 considered the need to develop a more detailed waste (overburden) management plan, because the waste management plan did not indicate a clear direction for waste capacity after 2030. According to information provided by Mosaic, CMT is developing studies to address this issue. 17.2.3 Air Quality Mosaic monitors black smoke from equipment at CMT. In case of concentrations above the air quality standard, the equipment is sent for maintenance, and it is authorized to restart operation only after complying with standard. Air quality monitoring in the CMT region is not currently part of its environmental monitoring programs and is not a condition established in the operating permits issued to CMT. Steps are being taken to improve air quality monitoring. 17.2.4 Surface and Groundwater Quality Mosaic monitors surface water quality at CMT in 444 locations with a frequency ranging from weekly to annual (1 location weekly, 10 locations monthly, 8 locations quarterly; 20 locations biannual and 5 locations annual). Regarding the content of phosphorus in surface waters around CMT, a background study supports the establishment of a concentration of 0.344 mg/L as the maximum permissible concentration for phosphorus in surface waters. Monitoring results from January 2016 to November 2021 were available for review (file: Gerenciador_Monitoramentos_Ambientais-CMT (1).xlsm). Monitoring results from 2021 and 2022 indicated in general compliance with the applicable surface water quality standards. Mosaic monitors groundwater quality at CMT in 41 locations with a frequency ranging from weekly to annually (1 location weekly, 4 locations monthly, 34 locations biannually and 2 locations annually). These locations include piezometers, groundwater abstraction wells and wells used for lowering the water table in the mine. Monitoring results from 2021 were available for review (file: Gerenciador_Monitoramentos_Ambientais-CMT (1).xlsm; Note: the file did not include results for some locations) and indicated in general compliance with the applicable groundwater quality standards. 17.2.5 Tailings Management and Monitoring CMT has six tailings dams: Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

17-5  Dam BA3: The BA-3 Dam was built in 1980 in order to contain any solids that may be spilled by the BL-1 dam, controlling its reservoir and preventing the emission of suspended solids into the Potreiro stream, located downstream.  Dam BD2: It was built in 1979 by Fosfértil, former owner of the Tapira Mining Complex, using local soil compacted by traffic, with the purpose of containing solids carried by the beneficiation plant's discharges.  Dam BD5: It is a structure designed to contain the solids carried from the beneficiation plant and mine area and the solids that may not eventually be contained in the BR dam area, located upstream of this structure. It was built in 1987, with the risings in 1995, 1999, and 2012.  Dam BR: It was built in 1980 and it is located at the head of the Boa Vista stream and upstream from the BD5 dam. The coordinates of the structure are 308,051.7005E and 7,805,242.3100N (datum SIRGAS 2000). The BR Dam was conceived with the purpose of containing tailings. The reservoir occupies a considerable portion of the basin's drainage area, being sectioned in half by the tailings thrown at its left abutment.  Dam BL-1: According to document No. BL1 43-70-2020 April 1977, the initial project of the BL1 Dam was prepared by the companies Paulo Abib Eng. and WA Waler & Associates, in 1977, with the purpose of storing of the phosphate plant's tailings, owned by the company Mineração Vale do Paranaíba SA According to this document, an initial dike was designed, in compacted soil, and with a crest at El. 1,160.0 m. A rockfill dike was also built, located about 237 m downstream of the initial dike, with a crest at an elevation of 1,145.0 m. It was bult in 1977, with risings concluded in 2008, 2015, 2019 and a reinforcement and rising concluded in 2021.  Dam BRI: It was built in a single stage in 1978, with the purpose of storing and capturing water for use in the Phosphate ore beneficiation process. 17.2.5.1 Corporate Policy and Guidelines All documentation regarding the tailings dams is included in the Dam Safety Plan (PSB) of each structure on the SGPSB - Management System for Dam Safety Plan platform. The existing documentation is consistent with the requirements of Brazilian dam safety legislation: Law 12,334 of September 20, 2010; ANM Ordinance No. 70,389, of May 17, 2017, Resolution 4, of February 2019, and Resolution 32, of May 2020, both established by National Mining Agency (ANM in the Portuguese acronym). 17.2.5.2 Tailings Characterization The ore beneficiation in Tapira’s unit generates slurry, ultrafine and conventional tailings, in addition to magnetite. Conventional tailings and magnetite are stored in the BR dam, while the ultrafine tailings and slurry are pumped into the BL1 dam. The system also includes dams for containing solids and capturing water. The BD2 dam aims to contain solids from the beneficiation plant; however, its reservoir is silted up; therefore, the mine solids pass through a channel directly to the BD-5 dam reservoir, located downstream. The BD5 dam contains the solids from the beneficiation plant, mine area and the solids that may not be contained in the BR dam, located upstream. Finally, BA3 contains solids that can be poured through the BL-1 dam, avoiding the emission of suspended solids into the Potreiro stream, located downstream. Table 17.1 considers the parameters of solids density and dry density of the types of tailings produced. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 17-6 Table 17.1: Tailings Parameters Material Solids density (t/m³) Dry density (t/m³) Magnetite 4.4 2.5 Slurry + ultrafine tailings 2.8 1.1 Conventional Tailings 3.2 1.5 17.2.5.3 Operations and monitoring for compliance The BA3, BD2, BD5, BR, BL-1, and BRI Operating Manual was updated in 2019. The geotechnical monitoring of Tapira’s tailings dams includes field inspections and measurements of the installed instrumentation equipment. Field visual inspections are performed every two weeks by traversing the structures looking for anomalies that may impact the dam integrity and its associated structures, while the readings of the instruments follow a specific frequency for each type of instrument installed. Both activities are executed by the Mosaic technical team, as requested in the current Brazilian legislation. The data obtained during field inspections are recorded on a Regular Inspection Sheet (FIR) every two weeks, which is inserted in the SIGBAR Monitoring Plan. A monthly assessment is done by Geoconsultoria (owner of the SIGBAR Monitoring System) with the issuance of a technical report containing the readings performed and the instruments interpretation. All documentation generated by the information obtained through routine and regular inspections is inserted in the Dam Safety Plan (PSB) of each dam, located on the platform SGPSB - Management System for Dam Safety Plan. The Tapira site includes a dedicated monitoring room from which all Fertilizantes site impoundments are monitored via remote sensing devices and cameras. 17.2.5.4 Engineer of Record and Inspection Report Reviews The latest regular safety inspection reports available for the first semester of 2021 for the structures BA3 (WA12217211-1-GT-RTE-0019), BD2 (WA12217211-1-GT-RTE-0017), BD5 (WA12217211-1-GT-RTE-0018), BR (WA12217211-1-GT-RTE-0014), BL-1 (WA12217211-1-GT-RTE-0015) and BRI (WA12217211-1-GT-RTE- 0016) identified no issues that directly interfere with the stability of the structures. The Dam Regular Safety Inspection Report (RISR) is carried out with biannual frequency and a Periodic Security Review must occur every 3 years for structures classified with high potential damage associated (BR Dam) and 5 years for structures classified with medium potential damage associated (BM Dam). 17.2.5.5 Compliance Monitoring and Report Documentation The monitoring and control system for geotechnical parameters consists of monitoring the behavior of the structure in comparison to the expected behavior using data on pore pressures in the foundation and embankment, the reservoir’s water level, the drained flow, the movement and settlement of the foundation and embankment. For this purpose, in the currently operating structures, monitoring instruments were installed, using the SIGBAR management system, which is divided into modules, each covering an aspect related to the safety of dams. For all the structures there are documents that indicate levels to represent a normal, attention, alert or emergency situation for the installed instrumentation control. These documents were issued in 2016 for the structures BR, BL1, BRI, BD2, BD5, respectively, FF44CR05, 04, 06, 02, 03, and in 2004 for structure BA3 (FF42CR01). Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 17-7 The readings periodicity of the instruments was established in the operating manuals of the structures, all prepared by Mosaic itself between 2017 and 2019. The minimum frequency of readings of survey monuments is monthly, water level indicators, piezometers and flow meters are every two weeks, although it can be weekly in rainy seasons. The reservoir water level is read weekly. The pluviometry was not reported. All documentation regarding the tailings dams are included in the Dam Safety Plan (PSB) of each structure on the SGPSB - Management System for Dam Safety Plan platform. 17.2.5.6 Design Capacity A tailings disposal plan was prepared for BL1 considering the crest in EL. 1225 m, prepared by Walm in 2019 (WBH122-17-MOSC058-RTE-0002), which considered the generation of tailings between the years 2019 and 2054 detailed in Table 17.2. Table 17.2: Tailings Volume from the Production Plan (WBH122-17-MOSC058-RTE-0002, GEOCONSULTORIA, 2019) Period Slurry + Ultrafine Tailings (Mm³) Coarse Tailings (Mm³) Period Slurry + Ultrafine Tailings (Mm³) Coarse Tailings (Mm³) Jul-2019 149.70 111.88 2035 4,639.52 3,467.87 Aug-2019 276.71 206.80 2036 4,678.58 3,497.13 Sep-2019 246.69 184.38 2037 4,722.74 3,529.92 Oct-2019 414.50 309.81 2038 4,765.44 3,561.67 Nov-2019 400.20 299.13 2039 4,773.84 3,568.24 Dec-2019 413.60 309.13 2040 4,740.80 3,543.61 2020 4,576.10 3,420.27 2041 4,830.05 3,610.22 2021 4,584.40 3,426.62 2042 4,800.12 3,587.95 2022 4,570.17 3,416.04 2043 4,813.26 3,597.44 2023 4,547.90 3,399.25 2044 4,922.70 3,679.40 2024 4,599.52 3,437.84 2045 4,722.37 3,529.55 2025 4,798.66 3,586.49 2046 4,797.20 3,585.76 2026 4,718.36 3,526.63 2047 4,799.39 3,587.22 2027 4,702.66 3,514.95 2048 4,850.23 3,625.23 2028 4,759.10 3,557.15 2049 4,867.64 3,638.32 2029 4,762.89 3,559.85 2050 4,821.29 3,603.65 2030 4,819.46 3,602.19 2051 4,754.86 3,554.01 2031 4,837.71 3,616.06 2052 4,753.97 3,553.13 2032 4,921.24 3,678.30 2053 4,790.63 3,580.65 2033 4,819.83 3,602.55 2054 5,159.28 3,856.23 2034 4,673.10 3,492.69 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 17-8 The document indicated that:  Coarse tailings: Launched by points distributed along the crest of the BL-1 Dam up to El. 1,225.00m, with a 1.0% emerged slope and 0.80% submerged, with a total launched volume of approximately 18,150,828 m³ .  Slurry + Ultrafine tailings: Launched by a single point located at the bottom of the reservoir of BL-1 dam up to El. 1225.36 m, with a 0.1% emerged and 0.80% submerged slope. The total volume launched was approximately 24,093,875 m³.  The total volume launched was approximately 42,244,703 m³. The dimension x area x volume curve from the beginning to the end of the layout is highlighted in Table 17.3. Table 17.3: Elevation x Volume x Area Curve of the BL-1 Dam Reservoir for the Initial and Final Occupancy Condition (WBH122-17-MOSC058-RTE-0002, GEOCONSULTORIA, 2019) Elevation (m) Initial area (10³ m²) Initial volume (10³ m²) Final area (10³ m²) Final volume (10³ m²) 1995 0.00 0.00 0.00 0.00 1200 0.20 0.34 0.20 0.34 1205 12.05 26.14 12.05 26.14 1210 48.78 155.59 48.78 155.59 1215 1,359.01 3,236.40 100.86 506.99 1220 6,437.05 25,987.75 724.06 2,071.58 17.2.6 Water Management A hydrotechnical study concluded in 2019 for Mosaic (POTAMOS, 2019) presented as a general diagnosis of water use that CMT does not present a potential risk related to water supply. However, this study presented recommendations for improvements related to water management, such as the need to rectify the water use permits of the dams by changing the minimum flow rate, developing and implementing a water resources management system, conducting studies to assess the impact of mining operations on watercourses adjacent to the mine area, defining correct replacement flows; and improvements related to the monitoring system such as the daily reading of the residual flow in all dams as a necessary measure to meet the demands of the Water Management Agency (IGAM) that has intensified the inspection due to the critical period of hydrological recession in recent years in the State of Minas Gerais. The study also highlights the need to update the water balance of the industrial unit annually due to the frequent changes in the hydrological regime and the review of studies on water supply and availability in the basins in which CMT is located. The recommendations relating to piping facilities and flow meters are in progress to be implemented at CMT through Capex improvements over the next few years. Although water supply is not considered a risk for the CMT operation, the impacts of the existing water management practices on the surrounding areas can be considered a risk. Communities around the mine area have limited access to water resources and that access is directly influenced by CMT’s operations. There are already conflicts generally related to water availability in the area and CMT has a flow replacement system in three streams. Conflicts related to water use tend to increase in a context of changes in the hydrological regime due to climate change and greater control by the agencies responsible for the management of water resources. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

17-9 Near the CMT area there is a rural settlement called “Assentamento Fazenda Nova Bom Jardim” (Fazenda Nova Bom Jardim Settlement), an agrarian reform project of the Instituto Nacional de Colonização e Reforma Agrária - INCRA (National Institute of Colonization and Agrarian Reform). The settlement, adjacent to the CMT mine area, has 10 (ten) settled families that collect water from springs and local streams. Due to changes in water availability caused by lowering the water table within the mine pit, CMT provides the replacement of flows in Canoas, Cachoeira and Bálsamo streams. 17.3 Permitting Requirements This sub-section contains forward-looking information related to permitting requirements for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including regulatory framework is unchanged for Study period and no unforeseen environmental, social or community events disrupt timely approvals. The current Brazilian legislation generally includes the following steps in the environmental permitting process:  Preliminary License (Licença Previa – LP): authorizes the permitting process based on the assessment of the environmental feasibility of an activity. In the case of mining operations usually requires the presentation of an ESIA.  Installation License (Licença de Instalação – LI): authorizes the installation of the structures that will be used for the activity.  Operation License (Licença de Operação - LO: authorizes the operation of the activity. Table 17.4 presents environmental licenses and other permits for CMT. All environmental permits were still valid at the time this report was prepared or had its renewal application filed in the Environmental Agency within the legal deadline; according to the Brazilian legislation, in the latter case the permits are still valid until a final decision of the Environmental Agency is provided. Table 17.4: Environmental Authorizations for Tapira Authorization(a) Number Description Issued on Validity Preliminary and Installation License 098/2017 Raising tailings dam BL-1 to elevation 1225 m. August 11, 2017 August 11, 2023 Preliminary, Installation and Operation License 4683/2020 Deposits T2 and T4 October 30, 2020 October 30, 2030 Preliminary, Installation and Operation License 076/2021 Deposit E6 July 30, 2021 July 30, 2031 Preliminary, Installation and Operation License 083/2021 First expansion of the deposit T4 August 27, 2021 August 27, 2031 Operation License 194/2010 (135/2020) Operation of CMT, including exploitation of phosphate ore, ultrafine unit, tailings dam and ore pipeline. November 12, 2010 November 12, 2016(c) Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 17-10 Authorization(a) Number Description Issued on Validity Operation License 138/2017 Operation of CMT: open pit mine, beneficiation plant November 14, 2017 February 10, 2018 (d) Operation License 072/2015 Fuel stations at the mine and near the central office December 13, 2013 December 13, 2019(e) Operation License 118/2011 Operation of expansion of waste rock pile E1 August 12, 2011 August 12, 2015(f) Operation License 055/2018 Tailings dam BL-1 up to the elevation 1220 m. May 10, 2018 May 10, 2028 Corrective Operation License 097/2017 Raising tailings dam BL-1 from 1215.0 m to 1217.5 m August 11, 2017 August 11, 2027 Simplified Environmental License 182/2018 Expansion of the fuel station at the mine October 3, 2018 October 3, 2028 Water grant 00997/2010 Lowering water table at the mine: 720 m³/h; 24 h/day; 12 months/year December 12, 2013 December 12, 2015 (g) Water grant 1906074/2019 Groundwater abstraction at the mine area: 7 m³/h; 18 h/day, 365 days/year. August 31, 2019 August 31, 2024 Water grant 1904333/2019 Groundwater abstraction near the water treatment plant 6.6 m³/h; 10 h/day; 365 days/year. June 14, 2019 June 14, 2024 Water grant 1905254/2019 Groundwater abstraction near the water tank (tower): 11.82 m³/h; 18 h/day, 365 days/year. July 30, 2019 July 30, 2024 Water grant 01376/2009 Water dam with abstraction – Ribeirão do Inferno: 917 L/s (3301 m³/h); 24 h/day; 12 months/year. Maximum monthly volumes allowed: 245,609 m³ in January, Marco, May, July, August, October and December, 221,840 m³ in February and 237,686 in April, June, September and November. BR. Requires to maintain residual flow of 70% of Q7,10.(b) December 12, 2013 June 6, 2014(h) Water grant 01375/2010 Tailings dam BR. Requires to maintain residual flow of 70% of Q7,10. December 12, 2013 May 19, 2015(i) Water grant 03380/2017 Tailings dam BL-1. Requires to maintain residual flow of 100% of Q7,10. October 10, 2017 December 11, 2023 Water grant 01376/2010 Sediment retention dike DB5. Requires to maintain residual flow of 70% of Q7,10. December 12, 2013 May 19, 2015(j) Water grant 1904383/2019 Channeling tributary to Boa Vista stream. June 19, 2019 June 19, 2024 Water grant 1904693/2019 Water dam in the Protreiro stream with no abstraction July 18, 2019 July 18, 2024 Water grant 1906017/2019 Groundwater abstraction near the October 26, 2019 October 26, 2029 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 17-11 Authorization(a) Number Description Issued on Validity medical clinic: 1.2 m³/h; 18 h/day, 365 days/year. Certification on insignificant water use 275078/2021 Dike at the mine – T4 deposit July 23, 2021 July 23, 2024 Authorization for environmental intervention LO 135/2020 APU- 433750/2020 Removal of vegetation for increasing the safety buffer around TC3 November 28, 2020 November 28, 2021 Authorization for environmental intervention LO 135/2020 APU- 119890/2021 Removal of vegetation for expansion of the mine: fronts 4 and 5 May 14, 2021 May 14, 2023 Authorization for environmental intervention 138/2017 APU- 1972601/2013 Removal of vegetation for drilling works February 20, 2012 February 10, 2018(k) Authorization for environmental intervention 138/2017 APU- 1168053/2017 Removal of vegetation for expansion of the mine: fronts 2, 4 and 4 November 14, 2017 February 10, 2018(l) Notes: (a) Licenses, autorizations and water grants issued by SEMAD (Secretaria de Estado de Meio Ambiente e Desenvolvimento Sustentável – Minas Gerais State Environment Regulator). (b) Q7,10: average flow rate of seven days and ten years of recurrence (c) Renewal request was filed on April 28, 2014, within the deadline required in the license. (d) Renewal request was filed on April 28, 2014, within the deadline required in the license. (e) Renewal request was filed on August 12, 2019, within the deadline required in the license. (f) Renewal request was filed on April 28, 2014, within the deadline required in the license. (g) Renewal request was filed on December 8, 2014, within the deadline required in the license. (h) Renewal request was filed on April 16, 2014, within the deadline required in the license. (i) Renewal request was filed on October 28, 2014, within the deadline required in the license. (j) Renewal request was filed on October 28, 2014, within the deadline required in the license. (k) Renewal request was filed on February 9, 2018, within the deadline required in the license. (l) Renewal request was filed on February 5, 2018, within the deadline required in the license. 17.4 Plans, Negotiations, or Agreements with Local Individuals, or Groups This sub-section contains forward-looking information related to plans, negotiations or agreements with local individuals or groups for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub- section including that regulatory framework is unchanged for Study period; no unforeseen environmental, social or community events disrupt timely approvals. The Mosaic Institute is the social pillar of Mosaic Fertilizantes whose objectives are to promote mutual, sustainable development in the surrounding communities based on regional reality, operational activity, social indices, propensities, and the needs and wants of the inhabitants. The Institute's activities are based on four platforms: Water, Food, Education, and Local Development. The programs developed by the Mosaic Institute at CMT include (GOLDER, 2021):  Food: The actions aim, among others, to promote training in healthy eating, food safety and combating waste. Food donations, implementation of school gardens, lectures and training on topics related to healthy Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 17-12 eating, food safety, combating waste, as well as other mobilization and social engagement actions are carried out. In 2019 the program involved 290 direct beneficiaries in Tapira and 1,160 indirect beneficiaries.  Water: The Water Notice is a project that launches social competition notices for the selection of projects that seek to value and encourage water resource management practices, and preservation actions capable of ensuring the availability of water for present and future generations. In 2020, the second edition of the project was launched, which included twelve initiatives spread across several cities where Mosaic operates. The projects included are developed by civil society organizations and higher education and research institutions; each project will receive up to R$ 45,000 during the implementation of the proposal.  Education:  The School Project is developed through the Public Management program, through the elaboration of a socioeconomic diagnosis and proposition of actions together with local public managers. Among the actions carried out in Tapira, the program involved the elaboration of actions that have an impact on education, with the mapping of potential sites and receiving educational institutions. Through the mobilization and articulation with local leaders and public authorities, a solution laboratory is proposed. In Tapira, the program carried out actions on two fronts, involving 20 municipal employees.  The “Mosaic Educa” Program has as its main objective the strengthening of basic education through the improvement and reorganization of structures, concomitant with the training of educational managers and students, in school management and in encouraging reading. The program already has actions in the municipalities of Paranaguá, Catalão, Uberaba and Candeias. With four schools involved, the Mosaic Educa Program has 4,800 benefited students, in addition to 350 trained professionals, who benefit around 200 schools. Indirectly, 2,200 families are served through the program to strengthen basic education. In Tapira, it will be implemented after the completion of the construction works for the Municipal Children's Education Center in the municipality. 17.5 Descriptions of any Commitments to Ensure Local Procurement and Hiring In addition to the Mosaic Institute initiatives, the Environmental Education and Citizenship Program (PEAC in the Portuguese acronym) includes a series of actions to meet the local residents’ needs and works to promote educational actions with a focus on environmental education for both internal and external audiences. It also plays a role in publicizing environmental legislation and being responsible for creating opportunities for discussions on the local realities of related topics. 17.6 Mine Closure Plans This sub-section contains forward-looking information related to mine closure for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including prevailing economic conditions continue such that unit costs are as estimated in constant (or real) dollar terms, projected labor and equipment productivity levels are appropriate at time of closure and estimated infrastructure and mining facilities are appropriate at the time of closure. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

17-13 CMT’s Closure Plan was updated in 2020/2021 (GOLDER, 2021) and it was split into two volumes, as follows: 1. Volume I: Closure plan based on the current configuration of CMT (end of 2020). 2. Volume II: Supplementary information related to CMT closure based on its final configuration (2060). Based on a qualitative analysis of post-closure land use alternatives, rehabilitation / revegetation with native species was selected as CMT. The closure actions included:  Open pits: erosion control, surface drainage, revegetation.  Waste rock piles: erosion control, surface drainage, and revegetation.  Waste rock piles E1, E2, T1, and T2 were considered as already closed and no addition actions were proposed for the closure of these structures.  Sediment retention dikes:  BA3: Removal of the dike and sediments, grading, surface drainage and revegetation.  BD2: Grading, surface drainage and revegetation.  BD5: Water removal, lowering the crest of the dike, filling up the reservoir with material from the embankment, grading, surface drainage, revegetation.  Industrial and administrative areas: dismantling and demolition, surface grading, surface drainage and revegetation.  Storage yards: Demolition of concrete floor (where exists), grading and revegetation.  Ponds: Grading and revegetation.  Tailings storage facilities:  Tailings dam BL1: Water removal, grading the reservoir surface, replacement of the concrete spillway by a rock filled spillway, surface drainage, revegetation.  Tailings dam BR: Water removal, lowering the crest of the embankment, filling up the reservoir with material from the embankment, grading, replacement of the concrete spillway by a rock filled spillway, surface drainage, revegetation. Lake 3 on the reservoir will be maintained and the water level will be controlled by surface drainage system to be implemented.  Magnetite pile: Grading, surface drainage, cover with soil and overburden, revegetation.  Water dam: Dismantling and removal of equipment and structures, water removal, removal of the dike, geomorphic adjustment of the reservoir to restore the former river channel, revegetation.  Ore pipeline: Removal of all aerial pipeline and its support structures (underground pipeline would not be removed), revegetation of areas with exposed soil after removal of the pipeline. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 17-14 In the Conceptual Closure Plan (2021), the closure cost for current configuration (Volume 1) was estimated at R$ 310.7 M, (current value - base 2020). The closure cost for final configuration (Volume 2) as not available at the time this report was prepared. In 2020, an Asset Retirement Obligation (ARO) was prepared by ERM. In the report the total estimated cost to address ARO at CMT was R$ 292.2 M. 17.7 Qualified Person’s Opinion on the Adequacy of Current Plans to Address Any Issues Related to Environmental Compliance, Permitting, and Local Individuals, or Groups It is the Golder QP’s opinion that the current Mosaic’s actions and plans are appropriate to address the identified issues related to environmental compliance, permitting, relationship with local individuals or groups, and tailings management. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 18-1 18.0 CAPITAL AND OPERATING COSTS This section contains forward-looking information related to capital and operating cost estimates for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this section including prevailing economic conditions continue such that unit costs are as estimated in constant (or real) dollar terms, projected labor and equipment productivity levels and that contingency is sufficient to account for changes in material factors or assumptions. Capital costs includes sustaining and expansion costs and were estimated using available current costs, historical averages, engineering studies and budgetary allocations. Therefore, the capital expenditures have been estimated to a PFS level and its attendant accuracy and contingency levels. Operating costs included compensation for haulage effort as haulage distance varied throughout the mine life. Fixed and variable costs were developed for the following cost centers:  Mining  Beneficiation The operating cost approach allows for the application of well-known historical consumption rates for consumables along with the ability to use current quotes or estimates for the unit costs for consumables, which results in the ability to project operating cost to a PFS level for the cost centers noted above. Primary mine equipment was leased; and therefore, their costs are included in the mine operating cost estimate. The LOM operating cost estimates for the Tapira operation are summarized in Table 18.1 which includes costs for Sales, General and Administrative (SG&A) and expenses related to Costs of Goods Sold (COGS). Table 18.1: Total LOM Capital, Operating, and Other Costs (R$ Millions) Note: Costs are rounded to the nearest million R$. Rounding as required by the reporting guidelines may result in apparent summation differences. Other Operating Costs includes legal expenses, Instituto Mosaic (community relations), health insurance for retirees, legal contingency, and others. Other costs, include SG&A fixed cost, and other COGS (Facilities Idling, R&D, turnaround, inventory, etc.). LOM Total Capital 3,804 Operating 16,477 Mining 8,356 Processing 8,121 Other Operating Costs 426 Other Costs (SG&A and CoGS) 1,261 Total 21,968 Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 18-2 18.1 Risks Associated with Estimation Methods It should be noted that at the time that the capital costs were prepared when Brazil was experiencing high inflation rates and is, therefore, considered a risk to the capital cost estimates. Beneficiation plant improvement capital will be subject to engineering uncertainty. The capital estimates are done to a PFS level, which is sufficient to support Mineral Reserve estimation. Beneficiation sustaining capital would be replacement of major components and is expected to have minimal risk as the equipment being replaced is well known for cost, productivity, and application and is based on Mosaic historical purchase prices. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

19-1 19.0 ECONOMIC ANALYSIS This section contains forward-looking information related to economic analysis for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were set forth in this sub-section including estimated capital and operating costs, project schedule and approvals timing, availability of funding, projected commodities markets and prices. 19.1 Principal Assumptions  Sales price: The price and value of phosphate rock produced by Tapira was developed based on a comparison of available gross margin compared to the cost of phosphate rock production at CMT. See Section 16.0 for additional information on pricing methodology.  Production: The total phosphate ore production schedule for Tapira is based on supplying about 69.3 M tonnes of conventional concentrate, and 5.4 M tonnes of Ultrafine concentrate over the LOM.  FX Rate: Golder converted the DCF from Brazilian Reais to US Dollars, at an exchange rate of R$4.69 = US$1.00.  Inflation: No inflation was applied to costs or revenues.  Diesel Prices: The prices range from R$2.55/L for S-500, and R$2.58/L for S-10.  Discount Rate: A discount rate of 11.69% was used to account for cost of capital and project risk. 19.2 Cashflow Forecast The cashflow for production from the Tapira Mine is shown in Table 19.1 in R$. Table 19.2 represents the cashflow in US$. An exchange rate of R$4.69 = US$1.00 was applied. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira SEC S-K 1300 Technical Report Summary Report Date: February 9, 2022 Effective Date: December 31, 2021 Complexo Mineração de Tapira 19-2 Table 19.1: Cashflow (real 2021 R$ terms) Note: Costs are rounded to the nearest thousand R$. Rounding as required by the reporting guidelines may result in apparent summation differences. 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 Sales Price (R$ / Tonne) 336.00 336.00 336.00 336.00 336.00 336.00 336.00 336.00 336.00 336.00 336.00 336.00 Production (000's Tonnes) 1,910 2,042 2,078 2,073 2,092 2,047 2,047 2,048 2,047 2,150 2,150 2,047 FX Rate (BRL to USD) 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 Inflation (0%) 0 0 0 0 0 0 0 0 0 0 0 0 Diesel Price: S-500 (R$/L) 2.55 2.55 2.55 2.55 2.55 2.55 2.55 2.55 2.55 2.55 2.55 2.55 Diesel Price: S-10 (R$/L) 2.58 2.58 2.58 2.58 2.58 2.58 2.58 2.58 2.58 2.58 2.58 2.58 Discount Rate 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% Concentrate 641,791 686,233 698,156 696,629 702,960 687,913 687,902 687,972 687,852 722,442 722,398 687,963 Other Revenue Sales Revenue (Tapira Mine) 641,791 686,233 698,156 696,629 702,960 687,913 687,902 687,972 687,852 722,442 722,398 687,963 Mining 312,466 299,454 304,558 293,535 289,529 288,782 286,464 281,316 277,270 237,089 245,588 245,280 Processing 214,639 223,198 225,493 225,200 226,419 223,520 223,518 223,528 223,504 230,166 230,160 223,527 Other Operating Costs 11,833 11,833 11,833 11,833 11,833 11,833 11,833 11,833 11,833 11,833 11,833 11,833 Resource Taxes, Royalties and Other Government Levies or Interests 10,542 10,453 10,601 10,375 10,319 10,246 10,200 10,097 10,015 9,345 9,515 9,376 Cash Costs of Production (Excluding Taxes) 538,938 534,485 541,884 530,568 527,781 524,135 521,815 516,677 512,607 479,088 487,581 480,640 Allocated Costs Other Costs 35,018 35,018 35,018 35,018 35,018 35,018 35,018 35,018 35,018 35,018 35,018 35,018 Income Taxes Income Tax 8,228 15,177 16,678 16,067 19,487 15,362 15,480 15,403 15,911 29,860 27,676 21,741 ARO Reclamation and Closure 13,630 10,083 101 76 1 - 2,886 5,365 7,627 34,362 10,581 575 Capital Expenditures Capital Expenditures 190,326 154,846 161,843 160,258 138,269 53,682 164,671 45,224 41,250 44,032 43,262 44,710 Working Capital Net Change in Working Capital (22,706) 3,463 (128) 1,291 758 (539) 285 636 493 6,391 (1,047) (1,406) Cash Flow Annual Net Cash Flow (132,184) (77,293) (67,841) (57,024) (28,673) 50,010 (62,452) 59,552 64,931 84,346 109,812 97,309 Tapira 00 0' s R$ Revenue Costs of Production Assumptions 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 Sales Price (R$ / Tonne) 336.00 336.00 336.00 336.00 336.00 336.00 336.00 336.00 336.00 336.00 336.00 336.00 Production (000's Tonnes) 2,047 2,150 2,070 2,140 2,149 2,114 2,113 2,150 2,104 2,019 2,150 2,112 FX Rate (BRL to USD) 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 Inflation (0%) 0 0 0 0 0 0 0 0 0 0 0 0 Diesel Price: S-500 (R$/L) 2.55 2.55 2.55 2.55 2.55 2.55 2.55 2.55 2.55 2.55 2.55 2.55 Diesel Price: S-10 (R$/L) 2.58 2.58 2.58 2.58 2.58 2.58 2.58 2.58 2.58 2.58 2.58 2.58 Discount Rate 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% Concentrate 687,939 722,380 695,384 718,916 722,024 710,244 709,883 722,354 706,912 678,377 722,390 709,577 Other Revenue Sales Revenue (Tapira Mine) 687,939 722,380 695,384 718,916 722,024 710,244 709,883 722,354 706,912 678,377 722,390 709,577 Mining 230,117 230,552 228,298 228,720 225,597 230,998 235,314 235,235 231,096 201,896 205,241 205,835 Processing 223,523 230,157 224,957 229,492 230,090 227,822 227,752 230,154 227,179 221,680 230,159 227,693 Other Operating Costs 11,833 11,833 11,833 11,833 11,833 11,833 11,833 11,833 11,833 11,833 11,833 11,833 Resource Taxes, Royalties and Other Government Levies or Interests 9,073 9,214 9,065 9,164 9,114 9,176 9,261 9,308 9,166 8,472 8,708 8,671 Cash Costs of Production (Excluding Taxes) 465,474 472,542 465,089 470,046 467,520 470,653 474,899 477,222 470,109 435,410 447,233 445,361 Allocated Costs Other Costs 35,018 35,018 35,018 35,018 35,018 35,018 35,018 35,018 35,018 35,018 35,018 35,018 Income Taxes Income Tax 24,594 28,792 23,683 26,876 26,985 22,740 20,563 21,347 18,347 18,463 23,377 18,312 ARO Reclamation and Closure - - - - - - - - - - - - Capital Expenditures Capital Expenditures 147,565 122,802 56,890 101,778 104,876 102,326 103,176 103,493 104,844 104,986 175,778 101,813 Working Capital Net Change in Working Capital 1,863 1,391 (855) 934 514 (1,158) (546) 533 (138) 2,395 1,434 (610) Cash Flow Annual Net Cash Flow 4,353 52,622 106,494 75,101 77,998 71,490 67,512 75,434 69,567 73,635 30,842 101,014 Tapira 00 0' s R$ Revenue Costs of Production Assumptions 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 Total/ Average Sales Price (R$ / Tonne) 336.00 336.00 336.00 336.00 336.00 336.00 336.00 336.00 336.00 336.00 336.00 336.00 336.00 Production (000's Tonnes) 2,150 2,047 2,150 2,137 2,047 2,099 2,099 2,117 2,048 2,050 1,834 1,863 74,689 FX Rate (BRL to USD) 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 Inflation (0%) 0 0 0 0 0 0 0 0 0 0 0 0 0 Diesel Price: S-500 (R$/L) 2.55 2.55 2.55 2.55 2.55 2.55 2.55 2.55 2.55 2.55 2.55 2.55 2.55 Diesel Price: S-10 (R$/L) 2.58 2.58 2.58 2.58 2.58 2.58 2.58 2.58 2.58 2.58 2.58 2.58 2.58 Discount Rate 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% Concentrate 722,387 687,683 722,353 718,021 687,944 705,167 705,130 711,275 688,127 688,773 616,270 625,985 25,095,705 Other Revenue Sales Revenue (Tapira Mine) 722,387 687,683 722,353 718,021 687,944 705,167 705,130 711,275 688,127 688,773 616,270 625,985 25,095,705 Mining 205,744 206,852 208,039 184,238 186,583 185,004 187,112 173,913 179,239 187,308 178,558 223,571 8,356,391 Processing 230,158 223,477 230,153 229,315 223,524 226,841 226,836 228,020 223,561 223,687 209,715 221,812 8,120,631 Other Operating Costs 11,833 11,833 11,833 11,833 11,833 11,833 11,833 11,833 11,833 11,833 11,833 11,833 425,991 Resource Taxes, Royalties and Other Government Levies or Interests 8,718 8,607 8,764 8,271 8,202 8,237 8,279 8,039 8,056 8,220 7,765 8,908 329,540 Cash Costs of Production (Excluding Taxes) 447,735 442,163 450,025 425,386 421,940 423,679 425,782 413,766 414,633 422,828 400,107 457,216 16,903,013 Allocated Costs Other Costs 35,018 35,018 35,018 35,018 35,018 35,018 35,018 35,018 35,018 35,018 35,018 35,018 1,260,638 Income Taxes Income Tax 18,647 10,781 14,093 15,995 7,780 7,750 3,724 3,374 - - - - 573,292 ARO Reclamation and Closure - - - - - - - - - 140 9,844 254,564 600,723 Capital Expenditures Capital Expenditures 101,964 100,506 106,593 106,224 106,256 101,950 99,607 100,767 102,922 101,222 103,770 99,915 (3,804,393) Working Capital Net Change in Working Capital 549 (1,592) 1,308 2,745 (1,550) 916 (261) 1,881 (1,625) (965) (1,963) 7,310 - Cash Flow Annual Net Cash Flow 109,756 92,201 106,552 124,381 110,297 127,617 132,982 148,431 129,125 122,311 61,729 (236,946) 1,874,994 Tapira 00 0' s R$ Revenue Costs of Production Assumptions SEC S-K 1300 Technical Report Summary Report Date: February 9, 2022 Effective Date: December 31, 2021 Complexo Mineração de Tapira 19-3 Table 19.2: Cashflow (real 2021 USD terms) Note: Costs are rounded to the nearest thousand US$. Rounding as required by the reporting guidelines may result in apparent summation differences. 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 Sales Price (USD / Tonne) 71.64 71.64 71.64 71.64 71.64 71.64 71.64 71.64 71.64 71.64 71.64 71.64 Production (000's Tonnes) 1,910 2,042 2,078 2,073 2,092 2,047 2,047 2,048 2,047 2,150 2,150 2,047 FX Rate (BRL to USD) 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 Inflation (0%) 0 0 0 0 0 0 0 0 0 0 0 0 Diesel Price: S-500 (USD/gal) 2.06 2.06 2.06 2.06 2.06 2.06 2.06 2.06 2.06 2.06 2.06 2.06 Diesel Price: S-10 (USD/gal) 2.08 2.08 2.08 2.08 2.08 2.08 2.08 2.08 2.08 2.08 2.08 2.08 Discount Rate 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% Concentrate 136,842 146,318 148,860 148,535 149,885 146,676 146,674 146,689 146,664 154,039 154,029 146,687 Other Revenue Sales Revenue (Tapira Mine) 136,842 146,318 148,860 148,535 149,885 146,676 146,674 146,689 146,664 154,039 154,029 146,687 Mining 66,624 63,849 64,938 62,587 61,733 61,574 61,080 59,982 59,119 50,552 52,364 52,298 Processing 45,765 47,590 48,079 48,017 48,277 47,659 47,659 47,661 47,655 49,076 49,075 47,660 Other Operating Costs 2,523 2,523 2,523 2,523 2,523 2,523 2,523 2,523 2,523 2,523 2,523 2,523 Resource Taxes, Royalties and Other Government Levies or Interests 2,248 2,229 2,260 2,212 2,200 2,185 2,175 2,153 2,135 1,993 2,029 1,999 Cash Costs of Production (Excluding Taxes) 114,912 113,963 115,540 113,128 112,533 111,756 111,261 110,166 109,298 102,151 103,962 102,482 Allocated Costs Other Costs 7,466 7,466 7,466 7,466 7,466 7,466 7,466 7,466 7,466 7,466 7,466 7,466 Income Taxes Income Tax 1,754 3,236 3,556 3,426 4,155 3,275 3,301 3,284 3,393 6,367 5,901 4,636 ARO Reclamation and Closure 2,906 2,150 21 16 0 - 615 1,144 1,626 7,327 2,256 123 Capital Expenditures Capital Expenditures 40,581 33,016 34,508 34,170 29,482 11,446 35,111 9,643 8,795 9,388 9,224 9,533 Working Capital Net Change in Working Capital (4,841) 738 (27) 275 162 (115) 61 136 105 1,363 (223) (300) Cash Flow Annual Net Cash Flow (28,184) (16,480) (14,465) (12,159) (6,114) 10,663 (13,316) 12,698 13,844 17,984 23,414 20,748 Tapira 00 0' s US D Revenue Costs of Production Assumptions 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 Sales Price (USD / Tonne) 71.64 71.64 71.64 71.64 71.64 71.64 71.64 71.64 71.64 71.64 71.64 71.64 Production (000's Tonnes) 2,047 2,150 2,070 2,140 2,149 2,114 2,113 2,150 2,104 2,019 2,150 2,112 FX Rate (BRL to USD) 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 Inflation (0%) 0 0 0 0 0 0 0 0 0 0 0 0 Diesel Price: S-500 (USD/gal) 2.06 2.06 2.06 2.06 2.06 2.06 2.06 2.06 2.06 2.06 2.06 2.06 Diesel Price: S-10 (USD/gal) 2.08 2.08 2.08 2.08 2.08 2.08 2.08 2.08 2.08 2.08 2.08 2.08 Discount Rate 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% Concentrate 146,682 154,026 148,269 153,287 153,950 151,438 151,361 154,020 150,727 144,643 154,028 151,296 Other Revenue Sales Revenue (Tapira Mine) 146,682 154,026 148,269 153,287 153,950 151,438 151,361 154,020 150,727 144,643 154,028 151,296 Mining 49,066 49,158 48,678 48,768 48,102 49,253 50,173 50,157 49,274 43,048 43,761 43,888 Processing 47,660 49,074 47,965 48,932 49,060 48,576 48,561 49,073 48,439 47,267 49,074 48,549 Other Operating Costs 2,523 2,523 2,523 2,523 2,523 2,523 2,523 2,523 2,523 2,523 2,523 2,523 Resource Taxes, Royalties and Other Government Levies or Interests 1,935 1,965 1,933 1,954 1,943 1,957 1,975 1,985 1,954 1,806 1,857 1,849 Cash Costs of Production (Excluding Taxes) 99,248 100,755 99,166 100,223 99,684 100,352 101,258 101,753 100,236 92,838 95,359 94,960 Allocated Costs Other Costs 7,466 7,466 7,466 7,466 7,466 7,466 7,466 7,466 7,466 7,466 7,466 7,466 Income Taxes Income Tax 5,244 6,139 5,050 5,730 5,754 4,849 4,384 4,552 3,912 3,937 4,984 3,904 ARO Reclamation and Closure - - - - - - - - - - - - Capital Expenditures Capital Expenditures 31,464 26,184 12,130 21,701 22,362 21,818 21,999 22,067 22,355 22,385 37,479 21,708 Working Capital Net Change in Working Capital 397 296 (182) 199 110 (247) (116) 114 (30) 511 306 (130) Cash Flow Annual Net Cash Flow 928 11,220 22,707 16,013 16,631 15,243 14,395 16,084 14,833 15,700 6,576 21,538 Tapira 00 0' s US D Revenue Costs of Production Assumptions 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 Total/ Average Sales Price (USD / Tonne) 71.64 71.64 71.64 71.64 71.64 71.64 71.64 71.64 71.64 71.64 71.64 71.64 71.64 Production (000's Tonnes) 2,150 2,047 2,150 2,137 2,047 2,099 2,099 2,117 2,048 2,050 1,834 1,863 74,689 FX Rate (BRL to USD) 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 4.69 Inflation (0%) 0 0 0 0 0 0 0 0 0 0 0 0 0 Diesel Price: S-500 (USD/gal) 2.06 2.06 2.06 2.06 2.06 2.06 2.06 2.06 2.06 2.06 2.06 2.06 2.06 Diesel Price: S-10 (USD/gal) 2.08 2.08 2.08 2.08 2.08 2.08 2.08 2.08 2.08 2.08 2.08 2.08 2.08 Discount Rate 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% 11.69% Concentrate 154,027 146,628 154,020 153,096 146,683 150,355 150,348 151,658 146,722 146,860 131,401 133,472 5,350,897 Other Revenue Sales Revenue (Tapira Mine) 154,027 146,628 154,020 153,096 146,683 150,355 150,348 151,658 146,722 146,860 131,401 133,472 5,350,897 Mining 43,869 44,105 44,358 39,283 39,783 39,447 39,896 37,082 38,217 39,938 38,072 47,670 1,781,747 Processing 49,074 47,650 49,073 48,894 47,660 48,367 48,366 48,618 47,668 47,694 44,715 47,295 1,731,478 Other Operating Costs 2,523 2,523 2,523 2,523 2,523 2,523 2,523 2,523 2,523 2,523 2,523 2,523 90,830 Resource Taxes, Royalties and Other Government Levies or Interests 1,859 1,835 1,869 1,764 1,749 1,756 1,765 1,714 1,718 1,753 1,656 1,899 70,264 Cash Costs of Production (Excluding Taxes) 95,466 94,278 95,954 90,701 89,966 90,337 90,785 88,223 88,408 90,155 85,311 97,487 3,604,054 Allocated Costs Other Costs 7,466 7,466 7,466 7,466 7,466 7,466 7,466 7,466 7,466 7,466 7,466 7,466 268,793 Income Taxes Income Tax 3,976 2,299 3,005 3,411 1,659 1,653 794 719 - - - - 122,237 ARO Reclamation and Closure - - - - - - - - - 30 2,099 54,278 128,086 Capital Expenditures Capital Expenditures 21,741 21,430 22,728 22,649 22,656 21,738 21,238 21,486 21,945 21,582 22,126 21,304 (811,171) Working Capital Net Change in Working Capital 117 (339) 279 585 (330) 195 (56) 401 (347) (206) (419) 1,559 - Cash Flow Annual Net Cash Flow 23,402 19,659 22,719 26,521 23,518 27,210 28,354 31,648 27,532 26,079 13,162 (50,521) 399,785 Tapira 00 0' s US D Revenue Costs of Production Assumptions 19-4 As shown in Table 19.1 and Table 19.2, the following parameters were calculated or generated.  Sales Revenue: The total sales revenue of $5.35 B (R$25.1 B) only includes the concentrate sales. Other revenues do not apply for the Tapira mine. The LOM Internal Transfer Price of $71.64 (R$336.00) is calculated by setting the NPV to zero at the targeted discount rate of 11.69%.  Mining and Beneficiation Cost: The total mining and beneficiation cost were $1.8 B (R$8.3 B) and $1.7 B (R$8.1 B) respectively. See Section 18.0 for more details.  Other Operating Costs: The total other operating costs of $90.8 M (R$426 M) is a LOM sum of a fixed annual cost of $2.52 M (R$11.8 M), which includes legal expenses, Instituto Mosaic (community relations), health insurance for retirees, legal contingency, and others.  Royalties and other government Levies or Interests: For the Tapira property, there are no royalties for mining operations on site. CFEM (2%) is calculated based on the costs of rock production.  Cash Costs of Production: The total cash cost of production, excluding taxes, is $3.6 B (R$16.9 B).  Other costs: The other costs include a total cost of $125 M (R$587 M) for SG&A, which is an annual fixed cost of $3.48 M (R$16.3 M), and a total cost of $143.7 M (R$674 M) for Other COGs (Facilities Idling, R&D, turnaround, inventory, etc.), which is an annual fixed cost of $4.0 M (R$18.7 M).  Taxes: The tax rate varies, as shown in Table 19.3. Table 19.3: Tax Rate  Reclamation and Closure: The ARO costs continued until 2058. For simplicity, the cash flow is presented through the final year of mining with the ARO costs beyond the final year of mining accumulated, discounted (at the 11.69% discount rate) and included in the ARO cost in year 2057. The total discounted LOM cost of ARO outlays is $128.1 M (R$600.7 M).  Capital Expenditures: The total capital expenditures include sustaining and opportunity capital and is $811.2 M (R$3.8 B). See Section 18.0 for more details.  Net Change in Working Capital: The working capital is calculated by using total annual days, accounts receivable, accounts payable, and inventory. It is assumed that the remaining working capital is recovered in the final year which makes the sum of all calculated working capital equal to zero.  Cash Flow: The cashflow is calculated by subtracting all operating, taxes, capital costs, and ARO outlays from the total revenue.  Net Present Value: The NPV was set to zero, by setting the Internal Transfer Price to a constant value of $71.64 (R$336.00). Year 2022 2023 2024 2025 2026 2027-2057 Tax Rate 22% 19% 21% 19% 22% 21% Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

19-5 19.3 Sensitivity Analysis The sensitivity analysis was carried out by independently varying the price, operating cost, and capital cost. The results of the sensitivity analysis are shown in Table 19.4 and Table 19.5. Table 19.4: Sensitivity Analysis (Millions of Reais) Note: Costs are rounded to the nearest million R$. Rounding as required by the reporting guidelines may result in apparent summation differences. Table 19.5: Sensitivity Analysis (Millions of US Dollars) Note: Costs are rounded to the nearest million R$. Rounding as required by the reporting guidelines may result in apparent summation differences. Because the Mosaic phosphate mines are captive suppliers of phosphate concentrate to Mosaic Chemical Plant(s), market demand risk is negligible. Market price risk is dependent on the ability of Mosaic to pay the mining, beneficiation, and transport costs of the run-of-mine phosphate ore over the study period. Mosaic’s ability to cover the mining and beneficiation costs is dependent upon sales of fertilizer products produced from the Chemical Plant(s) and the Gross Margin Available (Total Revenue - Chemical Plant Operating Costs). Phosphate ore is economical if the price of concentrate is lower than the Gross Margin Available. Item -20% -10% 0% 10% 20% Price (1,007) (464) - 457 914 Operating Cost 662 331 - (335) (703) Capital 197 99 - (99) (197) Item -20% -10% 0% 10% 20% Price (215) (99) - 97 195 Operating Cost 141 71 - (71) (150) Capital 42 21 - (21) (42) Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 20-1 20.0 ADJACENT PROPERTIES There is no information used in this TRS that has been sourced from adjacent properties. The phosphate mineralization for this deposit is limited to the igneous complex, which is fully enclosed within the CMT mining permits. Due to this, material changes to the Mineral Resource and Mineral Reserve estimates are not likely if adjacent property information is included in future estimates. Adjacent property mining occurs within the region, however within different igneous complexes. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira SEC S-K 1300 Technical Report Summary Report Date: February 9, 2022 Effective Date: December 31, 2021 Complexo Mineração de Tapira 21-1 21.0 OTHER RELEVANT DATA AND INFORMATION It is the opinion of the QPs that all material information has been stated in the above sections of this TRS. SEC S-K 1300 Technical Report Summary Report Date: February 9, 2022 Effective Date: December 31, 2021 Complexo Mineração de Tapira 22-1 22.0 INTERPRETATION AND CONCLUSIONS This section contains forward-looking information related to Mineral Resources and the LOM plan for the Project. The material factors that could cause actual results to differ materially from the conclusions, estimates, designs, forecasts or projections in the forward-looking information include any significant differences from one or more of the material factors or assumptions that were forth in this sub-section including geological and grade interpretations and controls and assumptions and forecasts associated with establishing the prospects for economic extraction, grade continuity analysis and assumptions, Mineral Resource model tonnes and grade and mine design parameters, actual plant feed characteristics that are different from the historical operations or from samples tested to date, equipment and operational performance that yield different results from the historical operations and historical and current test work results, mining strategy and production rates, expected mine life and mining unit dimensions, prevailing economic conditions, commodity demand and prices are as forecast over the LOM period, waste disposal volumes increase from historical values and predicted values, that regulatory framework is unchanged during the Study period, and no unforeseen environmental, social or community events disrupt timely approvals, regulatory framework is unchanged for Study period and no unforeseen environmental, social or community events disrupt timely approvals, and estimated capital and operating costs, project schedule and approvals timing, availability of funding, projected commodities markets and prices. Based on current project status, the QP’s are not recommending additional work at this time. However, the following recommendations have been identified to further enhance internal processes and planning. 22.1 Mineral Resources The following is a summary of the key interpretations and conclusions relating to geology and Mineral Resource estimation:  The CMT geology team has a clear understanding of the interaction of lithology and weather as it related to controlling the phosphate mineralization of interest.  The geological and deposit related knowledge has been appropriately used to develop and guide the exploration, modeling and estimation processes used by the CMT geology team.  Exploration data collection methods and results were well documented for both historical and recent exploration campaigns. The exploration data collection methods followed industry standard practices that were in place at the time of the various exploration campaigns.  CMT has conducted appropriate internal and external third-party data verification and data validation work on both historical and recent exploration data to ensure the geological database is reliable, representative, and free of material errors or omissions.  Data that did not meet the standards for reliability were removed entirely from the modeling database or were used in a limited capacity (i.e., lithology modeling, but not grade interpolation).  The resultant validated geological database is considered reliable, representative and it is the QPs view that it is fit for purpose in developing a geological model and for the preparation of Mineral Resource estimates as well as for use in other modifying factors studies, including mine design and scheduling and Mineral Reserve estimation.

22-2  The geological interpretation and modeling methodology is appropriate for the style of mineralization and data available for CMT. The modeling methodology followed current industry standard practices.  Modeling of the lithology and weathering domains and interpolation of the grade parameters was guided by sound geological interpretation and detailed geological, statistical, and geostatistical analysis and interpretation of the validated geological data.  The mature nature of the operation and a solid understanding of the confidence of continuity of the geological domains of interest has supported the establishment of Reasonable Prospects for Economic Extraction for the CMT phosphate Mineral Resources reported in this TRS.  The classification of Mineral Resources into confidence classes Measured, Indicated, and Inferred considered spatial variability of geological domains (both lithology and weathering) and grade parameters as well as geological confidence and uncertainty in the various methods and results used to develop the estimate, spanning exploration through estimation.  The impact of geological uncertainty and risk has been evaluated across various key stages of the data collection, modeling and estimation process. A high-level summary of the assessment of geological uncertainty is as follows:  Measured Mineral Resources are considered to have a low degree of geological uncertainty across all elements evaluated.  Indicated Mineral Resources are also considered to have a low degree of geological uncertainty across most items, except for local scale variability in geological and grade modeling, where broader spatial distribution and confidence of continuity (relative to Measured category) may result in low-moderate uncertainty in these elements. This is not seen as a risk to the global estimate of Mineral Resources for CMT, but could have local short range impact on future mining operations if not addressed via infill/production drilling and so forth.  Inferred Mineral Resources are considered to have a mix of low to moderate degree of geological uncertainty across all elements evaluated. As with the low-moderate risks identified in the Indicated Mineral Resource category above, the risks in the Inferred Mineral Resource category are primarily relating to spatial distribution of data and confidence of continuity, and again are seen as potential impacts on local rather than global estimates. Geological uncertainty in the Inferred Mineral Resource category can likely be reduced via future infill and production drilling.  As CMT is an operation with almost 43 years of operational experience and data, the QP does not see any issues that require further work relating to relevant technical and economic factors that are likely to influence the prospect of economic extraction.  Geological and Mineral Resource recommendations for CMT relate to improving confidence/understanding of the local variability for short range planning purposes that could be completed by site teams to provide improvements to short-term recovery and grade control. These are not seen as having an impact on the prospect of economic extraction. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 22-3 The QP for the Mineral Resource estimates does not believe that there are significant risks or uncertainties associated with the Mineral Resource estimate, as discussed in Section 11.5 and Section 11.7. 22.2 Mineral Reserves The following is a summary of the key interpretations and conclusions relating to the mine plan components and Mineral Reserve estimation:  The Tapira mine is a well-established operation. The deposit, mining, beneficiation, and environmental aspects of the Project are very well understood. The operational and technical knowledge has been appropriately used in the development of the LOM Plan and Mineral Reserve estimation.  Years of historical operational data and observations have been well documented.  The Mineral Reserve estimate summarized in Section 12.4 is based on a PFS level LOM plan, employing proven industry and practical methods of mining applicable to the type of ore deposit, demonstrated to be economic through a companion OPEX/CAPEX costing estimate.  The Mineral Reserve estimate has been prepared to comply with all disclosure standards for Mineral Reserves under S-K 1300 reporting requirements, including:  Consideration of the economically mineable part of Measured and Indicated Mineral Resource estimates  Proper application of modifying factors to the Mineral Resources, including: − Estimation/modeling of allowances for mining loss and inclusion of mining diluting materials − Pit optimization − COG estimation − Process mass and metallurgical recovery estimates based on industry standardized testing  Consideration of: − Mining and beneficiation practices and requirements − Metallurgical factors − Infrastructure requirements − Economic and marketing factors − Legal, government, environmental, and social obligations  Classification of the estimated Mineral Reserves as Proven and Probable  Mining of phosphate ore at CMT relies on typical open-pit type of unit operations to remove, transport and store overburden and other non-ore bearing material, and extraction and transportation of ore to the beneficiation plant. The CMT operation has equipment for open-pit mining of the appropriate fleet size and capacity, and labor staffing to support the LOM production plan. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 22-4  Process recovery relies upon standardized metallurgical and analytical testing. The metallurgical and analytical testing and historical data is adequate for the estimation of mass and metallurgical recovery estimation factors and estimation of Mineral Reserves.  Process mass recovery estimations are based on linear regression equations based on laboratory flotation testing and have historically provided a good estimation of predictive values of phosphate recovery.  The Tapira beneficiation process is similar to other processes treating Brazilian igneous phosphate ores. The capacity of the beneficiation plant is sufficient to support the LOM production plan.  Sufficient infrastructure is in-place to support the Tapira mining and beneficiation operations with planned expansion as necessary to support the LOM Plan, including:  Project rail and road access  OSFs  Process TSFs  Water and pipelines  Power supply and local electric distribution lines  Mine and beneficiation maintenance and support facilities  Critical environmental studies have been completed, including a 2016 ESIA. Critical community issues which have been identified include potential impacts on impoundment dam failures.  All requirements for environmental monitoring for effluents, air quality and surface/groundwater quality are in place. A waste management plan is in place. Currently, 27 environmental permits in place.  Mine closure plans and ARO estimates are completed, representing current land disturbance conditions and anticipated land disturbance conditions at the end of the LOM. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 22-5 The primary risks, that could materially affect the Mineral Reserve estimate, would include:  A long-term, global material decrease in fertilizer product prices for sales that are not protected under long- term sales agreements  Inflation rates with corresponding changes in capital and operating costs  Production rates  Exchange rates  Tax rates  Changing environmental regulations  Change in political climate The relocation of state highway MG-146 includes re-locating the Fazenda Nova Bom Jardim Settlement, which is located to the west of the Mosaic currently controlled surface area. Risks include social risk during negotiations and an economic risk since Mosaic has not yet acquired the surface rights. This area is included in the currently controlled mining permits; and is therefore, not seen as a significant encumbrance to CMT. The capacity requirements are not currently in place for all tailings disposal for total LOM capacity requirements. However, CMT has an ongoing permitting and development plan to support the mining operations that will continue through the LOM requirements. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira

23-1 23.0 RECOMMENDATIONS 23.1 Mineral Resources The recommendations listed below are focused on improving local variability for short-range planning purposes that could be completed by site teams to provide improvements to short-term recovery and grade control. They are not seen as having an impact on the prospect of economic extraction.  Further investigation on the impacts of alternative grade interpolation methods (i.e., surface normal, dynamic anisotrophy, and so forth.  Consider further interpretive controls on the leapfrog lithological domain modeling to improve geological reasonableness of the domain modeling.  Future modeling efforts should include a simplified, uniform compositing basis. This will likely have changes to local estimates, but will likely not have material changes to the global estimate.  Rock Codes 2203 (part of Domain 4) and 303 (part of Domain 7) have been excluded from the compositing and grade estimation. Future modelling efforts should include an evaluation of the data for these Rock Codes. 23.2 Mineral Reserves The recommendations listed below are focused on supporting the LOM Plan requirements and to ensure maximum recovery of stated reserves. These recommendations will have an economic impact on economic extraction:  Continue design and permitting efforts to ensure the re-route of the MG-146.  Continue and complete negotiations (technical, financial and social aspects) to successfully relocate Fazenda Nova Bom Jardim Settlement.  Continue with design and permitting efforts required to expand tailings facility capacity as necessary to support the long-term extraction of reserves. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 24-1 24.0 REFERENCES CRU International Ltd., Phosphate Rock Database, August 2021. CRU International Ltd., Phosphate Fertilizer Market Outlook, August 2021. ERM, 2020. 2020 Asset Retirement Obligation (ARO) – Tapira (CMT) (file: 0550355 MOSAIC TAPIRA ARO 17NOV20 RLF 02.pdf). GOLDER, 2021. Plano Conceitual de Fechamento do Complexo de Mineração de Tapira. MOSAIC, 2020. Resultados Automonitoramento – 2020 – Atendimento a Condicionante nº 5 da Licença de Operação nº 028/2012 Substituído pelo Nº 138/2017. (file: Relatório Automonitoramento 2019.pdf) MULTIGEO, 2017a. Investigação Ambiental da Qualidade do Solo nos Quatro Postos de Abastecimento de Combustíveis. MULTIGEO, 2017b. Estudo de Impacto Ambiental. Alteamento da Barragem BL-1. MULTIGEO, 2016. Estudo de Impacto Ambiental - Complexo de Mineração de Tapira. MULTIGEO, 2011. Investigação Confirmatória de Passivo Ambiental em Áreas Industriais. PÓTAMOS, 2019. Diagnóstico do uso da água nas unidades industriais Araxá – Tapira, Tapira – Cajati. (file: CAJ - CAJATI - POTMOS0001-1-TC-APT-0004.pdf) RAMBOLL, 2018. Conceptual Site Model - Areas Of Interest. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira 25-1 25.0 RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT The Qualified Persons for Mineral Resources and Mineral Reserves have relied upon the registrant to supply information that was used in the following Sections:  Description of mineral and property rights  Section 11.3 – Resource pit shell costs and pricing for Mineral Resources  Section 12.2.4 and 12.2.5 – COG costs and pricing for Mineral Reserves  Section 12.2.6 – Pit Optimization costs and pricing for Mineral Reserves  Section 16.0 – Market Studies  Section 19.0 – Economic Analysis For the information relating to mineral and property rights in this TRS, Golder relied on Mosaic’s permitting and environmental team. Golder has not researched property or mineral rights for CMT as we consider it to be reasonable to rely on Mosaic’s permitting and environmental team who is responsible for maintaining this information. Golder has also relied on Mosaic’s finance team for details regarding applicable taxes, royalties, exchange rates, product pricing, and market studies as noted in the COG and pit optimization for Mineral Resources and Mineral Reserves, Market Studies, and the Economic Analysis. It is Golder’s opinion that it is reasonable to rely on Mosaic for this information as Mosaic has been operating CMT since 2018. Report Date: February 9, 2022 Effective Date: December 31, 2021 SEC S-K 1300 Technical Report Summary Complexo Mineração de Tapira golder.com